FOCUSING ON WHAT MATTERS

                                TD BANK FINANCIAL GROUP 146TH ANNUAL REPORT 2001




                             [PHOTO]




                                              TD BANK FINANCIAL GROUP



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 2    THE YEAR AT A GLANCE


 4    TO OUR SHAREHOLDERS


 7    ABOUT TD BANK FINANCIAL GROUP


17    HOW WE PERFORMED IN 2001


41    FINANCIAL RESULTS


82    MORE ABOUT US

TD BANK FINANCIAL GROUP offers a full range of financial products and services to over 13 million customers in Canada and around the world. We're organized into four businesses, each of which contributes to our overall success.

[TD CANADA TRUST LOGO]

PERSONAL AND COMMERCIAL BANKING

RETAIL

50% OF TOTAL OPERATING CASH BASIS NET INCOME(1)

A leader in personal and commercial banking in Canada, with about 10 million personal, small business and commercial customers.

Provides a full range of financial products and services to personal customers anywhere, anytime - through our more than 1,200 branches that offer the best banking hours in the country, the telephone, the web or our more than 2,700 automated banking machines.

Provides lending, deposit, savings and investment products to Canadian businesses, plus a full range of day-to-day banking, cash management, trade and treasury services.

Provides a full range of products, services and access channels to U.S. personal and business customers, and will provide electronic banking services to customers in the United Kingdom in 2002, subject to regulatory approval.

[TD SECURITIES LOGO]

WHOLESALE BANKING

WHOLESALE

42% OF TOTAL OPERATING CASH BASIS NET INCOME(1)

The most profitable wholesale bank in Canada.

Provides financial products and services to meet the needs of corporate, government and institutional clients around the world.

Has leading expertise in five key areas of finance:

- investment banking

- debt capital markets

- institutional equities

- private equity

- foreign exchange.

[TD WATERHOUSE LOGO]

SELF-DIRECTED BROKERAGE

RETAIL

3% OF TOTAL OPERATING CASH BASIS NET INCOME(1)

A world leader in self-directed investing, servicing more than 3.3 million active customer accounts worldwide.

Provides investors and financial advisors with a broad range of brokerage, mutual fund, banking and other consumer financial products on an integrated basis.

Services customers in the United States, Canada, the United Kingdom and Australia, and through joint ventures in Japan, India, Hong Kong and Luxembourg.

TD Waterhouse is wholly-owned by TD Bank as of November 26, 2001.

[TD WEALTH MANAGEMENT LOGO]

ASSET MANAGEMENT, FULL SERVICE BROKERAGE AND FINANCIAL PLANNING

RETAIL AND WHOLESALE

5% OF TOTAL OPERATING CASH BASIS NET INCOME(1)

One of Canada's largest asset managers, advisors and distributors of investment products, with more than $119 billion in assets under management.

Provides mutual funds, pooled funds, segregated account management and brokerage services to individual customers and investment management services to pension funds, corporations, institutions, endowments, foundations and high net worth individuals.

TD Mutual Funds is the fifth largest mutual fund manager in Canada, managing approximately $30.3 billion for more than 1.4 million investors in 73 mutual funds and 30 managed portfolios.

TD Quantitative Capital, which manages indexed, enhanced and structured assets for institutional, high net worth and retail customers, is the largest index and quantitative manager in Canada.


(1) Operating cash basis net income measures are explained in supplementary tables 1 and 2 on pages 32 and 33.



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INVESTORS. CUSTOMERS. EMPLOYEES.

TD BANK FINANCIAL GROUP IS ITS PEOPLE. We are more than 13 million investors, customers and employees in Canada and around the world.

What matters to each of you also matters to us. That's why we're focused on building the best Canadian-based financial institution in North America for our customers and employees, and why we'll continue to find ways to deliver solid returns to our shareholders.

This annual report is for our shareholders. It tells you what we've achieved this year and about our plans for the future. We invite you to read through it and find out more.


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2 THE YEAR AT A GLANCE

FINANCIAL HIGHLIGHTS

OPERATING CASH BASIS NET INCOME

$2.158 BILLION

[GRAPH OF OPERATING CASH BASIS NET INCOME APPEARS HERE]

Operating cash basis net income is our "bottom line" and a key measure of our performance. This year, operating cash basis net income increased by 7%. Operating cash basis net income measures are explained in supplementary tables 1 and 2 on pages 32 and 33.

- Operating cash basis net income


OPERATING CASH BASIS EARNINGS AND DIVIDENDS PER SHARE

[GRAPH OF OPERATING CASH BASIS EARNINGS AND DIVIDENDS PER SHARE APPEARS HERE]

$3.31

Operating cash basis earnings per share tells us how much money shareholders would receive for each share if we distributed all of our operating cash basis earnings to shareholders. This year, operating cash basis earnings per share increased by 5% to $3.31. This allowed us to increase the dividends we paid out to shareholders by 18%.

$1.09

[GRAPH OF OPERATING CASH BASIS EARNINGS AND DIVIDENDS PER SHARE APPEARS HERE]

- Operating cash basis earnings per share
- Dividends per share


KEY PERFORMANCE MEASURES AND GOALS

                                   OPERATING CASH BASIS RETURN ON EQUITY

          GOAL  2001:17% TO 20%    Operating cash basis return on equity,
                                   or ROE, broadly measures how effectively
               RESULT  2001:18%    we use the money our shareholders invest
                                   in us. Our ROE goal takes into consideration
AVERAGE OF FOUR OTHER              our outlook for economic business conditions
MAJOR CANADIAN  BANKS  17%         in each of the markets in which our
                                   businesses operate.
           GOAL 2002:  17% TO 20%


                                   OPERATING CASH BASIS EFFICIENCY RATIO FOR
                                   TD CANADA TRUST

              GOAL  2001:61%       The efficiency ratio measures how much
                                   in non-interest expenses we spend to
         RESULT 2001:  59.6%       generate one dollar of revenue, which tells
                                   us how efficiently we're operating. The lower
AVERAGE OF FOUR OTHER              the percentage, the greater our efficiency.
 MAJOR CANADIAN BANKS  62%         Our efficiency ratio goal has been
                                   established for TD Canada Trust, as the
           GOAL 2002:  58.5%       efficiency ratio is a more relevant measure
                                   for retail banking operations. Our goal for 2002 is 58.5% on an operating cash basis and excluding funding costs related to the Canada Trust acquisition.


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3 THE YEAR AT A GLANCE

MARKET CAPITALIZATION

$22.6 BILLION

[GRAPH OF MARKET CAPITALIZATION APPEARS HERE]

Market capitalization is a measure of the size of a company. It's calculated by multiplying the share price (as at October 31, 2001) by the number of shares outstanding. Our market capitalization decreased by 13% over last year, while our peers were flat.

- TD Bank

- Average of four other major Canadian banks



TOTAL SHAREHOLDER RETURN

$3.8 MILLION

[GRAPH OF TOTAL SHAREHOLDER RETURN APPEARS HERE]

A $10,000 investment in TD shares on October 31, 1960, with dividends reinvested quarterly, was worth $3,813,000 at the end of October, 2001. That's 138% better than the average of our peers.

- TD Bank

- Average of four other major Canadian banks

Source: BMO Nesbitt Burns, Total Return Performance: The World Series Among the "Big 5", November 10, 2000, updated with supplementary information from quarterly Bank reports.



PROVISION FOR CREDIT LOSSES(1)


      LONG-TERM GOAL:  .35%        The provision for credit losses ratio
                                   measures how much money we set aside from
         RESULT 2001:  .48%        our earnings to cover loan losses, in
                                   relation to total loans. The higher the
AVERAGE OF FOUR OTHER              ratio, the more we're setting aside.
 MAJOR CANADIAN BANKS  .73%


(1) As a percentage of net average loans including customers' liability under acceptances and excluding securities purchased under resale agreements and excluding increases in general allowances.

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4 TO OUR SHAREHOLDERS

FOCUSING ON WHAT MATTERS

TD Bank Financial Group delivered solid results for 2001, and we have many accomplishments. That's a remarkable achievement in a year of tough markets and a slowing economy.

     This year we faced two big challenges: the integration of our Canada Trust acquisition and the impact of the economy and the markets on our businesses, particularly our traditionally strong self-directed brokerage and telecommunications lending franchises. Our businesses managed these challenges - and accomplished a great deal more - with considerable resilience and expertise.

     This success wouldn't have been possible without our strong team of employees - we've never asked more of them and we're proud of their tremendous capability, flexibility and professionalism.

     TD CANADA TRUST, our personal and commercial bank, completed two critical things this year: the integration of Canada Trust and the implementation of a single brand across the country. Our merger with Canada Trust was the largest financial services merger ever completed in Canada. It brought together hundreds of branches, thousands of employees and millions of customers, and took us from being the fifth largest retail bank in Canada to being the leader in most of our retail businesses.

     When we announced our intention to acquire Canada Trust in August 1999, we set specific goals for cost management, customer satisfaction and growth in revenue and market share. We're on track to reach all of these goals, and are pleased to say that during this critical phase we actually increased our market share in personal non-term deposits by 106 basis points, ranking us #1 among the major financial institutions in Canada. We appreciate the confidence our customers have placed in us, and we thank them for their patience and understanding during the times our integration went less smoothly than we had hoped.

     TD SECURITIES, our integrated wholesale bank, delivered record earnings and return on equity with its diverse business portfolio. Among its many successes for 2001 were the integration of Newcrest Capital's institutional equities business, and the completion of a landmark series of cross-border offerings for TELUS Corporation with total proceeds of $9.2 billion - the largest corporate financing ever completed by a Canadian issuer.

     TD WATERHOUSE, our self-directed brokerage, opened more than 535,000 new accounts despite dramatic declines in stock market activity and trading volumes across the industry. This growth in accounts strengthened our customer base and is a reflection of the continuing and long-term shift toward individual stock ownership and self-directed online investing.

     TD WEALTH MANAGEMENT, our asset management, advice and distribution group, increased assets under management from $112 billion to $119 billion. These gains came from new institutional mandates and mutual fund sales, demonstrating the strength of its diverse businesses.

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5 TO OUR SHAREHOLDERS

A CLEAR FOCUS

In this year's annual report we describe our focus on investors, customers and employees. We believe - and our experience has shown us - that the best way to run our business profitably is to make sure the interests of all three are aligned. We're serious about making sure we're serving our customers well, and about treating our employees the way we want them to treat our customers - both of which contribute to increasing value for our investors.

     We do this in our retail businesses by following a disciplined, analytical approach to measuring customer and employee satisfaction, identifying problems early and solving them as quickly as possible - an approach that's working so well in our retail banking business that we're expanding it to other areas of our organization.


A SUCCESSFUL STRATEGY

Keeping focused requires considerable commitment, thought and planning across all of our businesses and all levels of our organization. Fundamental to this have been our four strategic imperatives:

- to achieve scale

- to maintain momentum

- to be where banking is going

- to engage in activities that are at least North American in scope.

SCALE

Achieving scale is essential for us because, in our view, without scale it becomes increasingly difficult to compete both internationally and at home.

     At TD, we build, buy and borrow in order to achieve scale. For example, we've built scale as a wholesale banker through TD Securities. We've bought scale through our acquisitions of Waterhouse Investor Services, Canada Trust and Newcrest Capital. We also continue to borrow scale by outsourcing and teaming up with other firms.

     Our objective is to achieve scale as quickly as possible, but not at the expense of our required internal rate of return. We make acquisitions only if they allow us to be a key player in a market. For example, the acquisition and launch of TD Newcrest early in the year strengthened TD Securities' position in institutional equities and investment banking.

                 [PHOTO: Charlie Baillie: left Ed Clark: right]


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6 TO OUR SHAREHOLDERS

MOMENTUM

We gain momentum by working together to find ways to take advantage of the strengths by each of our businesses.

     For example, now that the integration of TD Canada Trust is virtually complete, we're able to draw on our large retail banking client base to maintain our leading position in retail banking and to build our wealth management business. In addition, buying back the remaining shares of TD Waterhouse Group's common stock allows us to more closely integrate our wealth management businesses, simplify our operations and provide us with more flexibility to meet customer needs.


BE WHERE BANKING IS GOING

Banking is e-commerce. Our e-commerce strategies touch the entire organization, and we've made great progress this year in our goal to deliver a fully integrated range of products and services to all of our customers whenever they want, and through whatever channel they choose.

     Our strength in electronic banking complements our retail branch system in Canada, allows us to provide banking services to TD Waterhouse in the United States and enables us to expand into the United Kingdom and other key markets. This strategy has placed us among the leaders in the industry in electronic financial services, with 3.5 million online customers in Canada and around the world.


NORTH AMERICAN IN SCOPE

Growth opportunities in Canada are limited and for us to continue to be competitive we need to be involved in businesses that are at least North American in scope. We've already made great strides in self-directed brokerage, electronic banking and investment banking, and we're building on this to help expand our presence outside Canada.

     In September we announced a plan to offer banking services to Wal-Mart customers in the United States through our wholly-owned subsidiary, TD Bank USA, FSB, a federally chartered savings bank, subject to regulatory approval. We're planning to offer chequing and savings accounts in as many as 100 Wal-Mart stores to start, which will help us build a strong U.S. retail customer base.


RESULTS THAT COUNT

Our four strategic imperatives will be more important than ever to guide our decisions in 2002, which is likely to be another challenging year for the economy and the markets.

     But in the end it all comes down to people: how effective we are in ensuring our employees can help their customers keep and grow their business with us; how disciplined we are in analyzing and making decisions about the services we provide and the products we offer to ensure that we're building value for our investors; and how well we adapt when the environment in which we operate changes.

     The people at TD Bank Financial Group have a history of successfully adapting to change. We're working together to build the best Canadian-based financial institution in North America for our customers and employees, and to make money for our investors.

     This is what matters - and what will set us apart in the years to come.


/s/ A. Charles Baillie          /s/ W. Edmund Clark
----------------------------    --------------------------
A. CHARLES BAILLIE              W. EDMUND CLARK
Chairman and                    President and
Chief Executive Officer         Chief Operating Officer


Toronto
January 24, 2002

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ABOUT TD BANK FINANCIAL GROUP

THEY SAY THAT ORGANIZATIONS ARE MORE THAN THE SUM OF THEIR PARTS, AND THAT'S CERTAINLY TRUE FOR TD.

We are a personal and commercial bank, a wholesale bank, a self-directed brokerage and an asset manager advisor and distributor. But we're also much more. We are a team of over 51,000 people with a shared goal: to be the best Canadian-based financial institution in North America.

This section of our annual report describes our businesses and their strategies for success.

It also shows you how we are sharing that success with the communities in which we work.

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8 ABOUT TD BANK FINANCIAL GROUP

TD CANADA TRUST

TD CANADA TRUST IS CANADA'S LEADING PERSONAL AND COMMERCIAL BANK AS WELL AS THE INDUSTRY LEADER IN CUSTOMER SERVICE AND ELECTRONIC BANKING.

                       SEE SEGMENTED FINANCIAL RESULTS   PAGE 22

On August 3, 1999 when we announced our acquisition of Canada Trust, we made a promise to build a better bank for our investors, customers and employees.

     We're pleased to say that when we completed the retail branch conversion of TD Bank and Canada Trust in August 2001, we put the major integration hurdles behind us - and behind our customers.

     We now have one suite of products, one brand and one system across Canada in branches and through ABMs on the web and over the telephone. Our customers have better branch hours, access to more branches and ABMs, as well as a broader product line than ever before.

     Our merger with Canada Trust was the largest financial services merger in Canada and we completed it while increasing operating cash basis net income, revenue and market share. This remarkable achievement comes as a direct result of the hard work and dedication of our employees across the country, also the loyalty and patience of our customers.


MAKING CUSTOMERS COMFORTABLE

As successful as it was, the integration was only the beginning of our promise to build a better bank. The next step is to create a more comfortable experience for our customers.

     We've been using our unique Customer Satisfaction Index (CSI) to understand what our customers need, identify issues early and respond to them quickly.

     Every year we survey more than 278,000 TD Canada Trust customers within 24 hours of their banking experience. We systematically capture the data, measure it, give feedback to our people, and track and compensate employees on the results.

     The result this year is a CSI that was only slightly below target (82.1%, short of our goal of 82.3%). We again ranked #1 in the Canadian Facts 2001 Market Facts CSI Study using the Excellent and Very Good categories. The results of our customer focus have also been confirmed by an increase in our non-term deposit market share, which has grown 106 basis points since the August 1999 merger announcement, ranking us first among the major financial institutions in Canada.

     We'll continue to use CSI as a key measure to help us keep our customers comfortable during branch mergers in 2002. We've already merged 92 branches, sold 13 to satisfy Competition Bureau requirements, and are planning to merge another 148 branches by the end of fiscal 2002.

     We'll continue to work hard over the next year to ensure our customers are affected as little as possible by the branch mergers. Most merging branches are within two kilometres of each other. We'll notify customers well in advance, answer their questions, and if there are problems, fix them quickly and cheerfully.

INTEGRATION BY NUMBERS

IN AUGUST 2001 WE COMPLETED OUR CONVERSION OF TD BANK AND CANADA TRUST, CREATING A SINGLE, CONSISTENT BRAND ACROSS THE COUNTRY. THIS TOOK INCREDIBLE HARD WORK AND DEDICATION BY EVERYONE AT TD BANK FINANCIAL GROUP. HERE ARE SOME NUMBERS TO GIVE YOU AN IDEA OF THE MAGNITUDE OF THE UNDERTAKING:

-  435 CANADA TRUST BRANCHES CONVERTED TO TD CANADA TRUST SYSTEMS

-  896 TD BRANCHES REBRANDED TO TD CANADA TRUST

-  2,524 ABMS CONVERTED OR REBRANDED

-  2,300,000 PEOPLE NOW BANK ONLINE WITH TD

-  3,662,000 PERSONALIZED COMMUNICATIONS PACKAGES SENT TO CUSTOMERS

-  5,600,000 ACCESS CARDS MAILED TO CUSTOMERS

-  SOME 9,500,000 PERSONAL BANKING RELATIONSHIPS WITH TD

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9 ABOUT TD BANK FINANCIAL GROUP

GIVING EMPLOYEES WHAT THEY NEED

We know we can't ask employees to make customers comfortable unless they have the knowledge, skills and tools they need. Our first step has been to conduct surveys and focus groups with employees across the country to find out what we can do to help them do their jobs better. We're also expanding our measurement and tracking of employee satisfaction.

     We've built a team of the best people in the industry and we're working together to find every way possible to make TD Canada Trust the best Canadian-based personal and commercial bank in North America.

KEY RESULTS

OUR MERGER WITH CANADA TRUST WAS THE LARGEST FINANCIAL SERVICES MERGER IN
CANADA.

THROUGH THIS PROCESS WE HAVE SUCCESSFULLY INCREASED OUR MARKET SHARE IN PERSONAL NON-TERM DEPOSITS BY 106 BASIS POINTS, RANKING US #1 AMONG THE MAJOR FINANCIAL INSTITUTIONS IN CANADA.

WE'RE ALSO ON TRACK TO REACH THE OTHER GOALS WE SET IN AUGUST 1999:

- COST MANAGEMENT

- CUSTOMER SATISFACTION

- REVENUE

- MARKET SHARE

[OPERATING CASH BASIS NET INCOME GRAPH $1,090 MILLION APPEARS HERE]

THE BUSINESSES OF TD CANADA TRUST

- TD CANADA TRUST - PROVIDES A FULL RANGE OF FINANCIAL PRODUCTS AND SERVICES TO PERSONAL CUSTOMERS ANYWHERE, ANYTIME - THROUGH OUR MORE THAN 1,200 BRANCHES THAT OFFER THE BEST BANKING HOURS IN THE COUNTRY, THE TELEPHONE, THE WEB OR OUR MORE THAN 2,700 AUTOMATED BANKING MACHINES.

- TD COMMERCIAL BANKING - PROVIDES LENDING, DEPOSIT, SAVINGS AND INVESTMENT PRODUCTS TO CANADIAN BUSINESSES, PLUS A FULL RANGE OF DAY-TO-DAY BANKING, CASH MANAGEMENT, TRADE AND TREASURY SERVICES.

- TD INSURANCE - PROVIDES AUTO, HOME, LIFE, CRITICAL ILLNESS AND TRAVEL INSURANCE DIRECTLY TO INDIVIDUALS AND SMALL BUSINESSES.

- TD MELOCHE MONNEX - PROVIDES AUTO, HOME, TRAVEL AND SMALL BUSINESS INSURANCE TO PROFESSIONAL, ALUMNI AND STUDENT ASSOCIATIONS.

- TD WATERHOUSE BANK, N.A. - A LEADING U.S. ELECTRONIC BANK OFFERING A FULL SUITE OF PRODUCTS AND SERVICES TO CUSTOMERS IN THE U.S.

- TD WATERHOUSE BANK, N.V. - SUBJECT TO REGULATORY APPROVAL, WILL PROVIDE A FULL SUITE OF ELECTRONIC BANKING SERVICES TO CUSTOMERS IN THE UNITED KINGDOM.

- TD BANK USA, FSB - SUBJECT TO REGULATORY APPROVAL, WILL OFFER A SELECTION OF FDIC-INSURED CHEQUING AND SAVINGS ACCOUNTS, AS WELL AS CERTIFICATES OF DEPOSIT THROUGH IN-STORE FINANCIAL CENTRES IN U.S. WAL-MART STORES. A FEDERALLY CHARTERED SAVINGS BANK, TD BANK USA WOULD OFFER THESE SERVICES THROUGH AN AGREEMENT WITH WAL-MART STORES, INC.

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10 ABOUT TD BANK FINANCIAL GROUP

TD SECURITIES

TD SECURITIES IS THE WHOLESALE BANKING ARM OF TD BANK FINANCIAL GROUP. WE PROVIDE FINANCIAL PRODUCTS AND SERVICES TO MEET THE NEEDS OF CORPORATE, GOVERNMENT AND INSTITUTIONAL CLIENTS.

                        SEE SEGMENTED FINANCIAL RESULTS   PAGE 22


TD Securities is the most profitable wholesale bank in Canada. We know that our success is linked to our strong client relationships. That's why our focus has always been on providing innovative, integrated financial and strategic solutions to a wide range of clients in North America and around the globe.

     The completion of our acquisition of Newcrest Capital, one of Canada's leading independent investment dealers, enhanced our ability to deliver outstanding service to our clients, strengthening our position in institutional equities and investment banking.

     Our clients rely on our ideas, expertise and integrity, especially during times of market volatility like we've experienced this year. This is reflected in the key role TD Securities played in many significant transactions in 2001.

     We continued our global leadership in media, telecommunications and technology, advising Moffat Communications Ltd. in the $1.3 billion acquisition of Moffat by Shaw Communications, Corus Entertainment Inc. in its $625 million acquisition of Nelvana Inc., and CGI Group Inc. in its $100 million acquisition of Star Data Systems Inc.

     We built on our strength and expertise in the utilities industry, acting as financial advisor to EPCOR Utilities Inc. in its $110 million acquisition of UtiliCorp Networks Canada, Alberta's retail electricity business, and to The City of Mississauga in Hydro Mississauga's strategic alliance with Borealis Energy Corporation, a division of OMERS. Both the EPCOR and the Hydro Mississauga deals were the first of their kind ever done in Canada.

     We achieved many other successes for our clients in 2001, including:

- completing a series of landmark financing transactions for TELUS Corporation with total proceeds of $9.2 billion, which collectively represent the largest corporate financing ever completed by a Canadian issuer

- advising British Energy in its $3.2 billion lease transaction for certain Ontario Power Generation's nuclear plants

- leading a $650 million structured equity issue for Triax Capital Holdings Ltd., structured for the retail investing market

- leading the issue of $554 million exchangeable debentures in addition to a secondary sale of Abitibi-Consolidated shares by Quebecor Inc.

- co-leading a $600 million 5.7% bond issue by a real estate subsidiary of the Ontario Teachers Pension Plan Board

STRENGTH IN DIVERSITY

Despite challenging economic conditions, TD Securities continued to deliver strong earnings and return on equity on an operating cash basis. Our solid trading performance in these market conditions are generated mostly from lower risk activities related to client transactions or market arbitrage opportunities, and are well-diversified across interest rate, foreign exchange, credit and equity risks.

     Our improved performance in institutional equity trading and our increase in market share of equity underwriting reflects the success of our strategic acquisition of Newcrest Capital. TD Capital, our private equity arm, also provided a valuable contribution.

     The strength in our core businesses was also supported by good expense control and prudent management of credit risk in our corporate banking business. At the end of this year, we restructured to reduce expenses and better position ourselves for long-term growth.

     These results demonstrate the strength of our strategy to diversify our businesses across product, geographic and industry sector groups. They also reflect our ability to identify opportunities that offer sustainable franchise value, positioning us well to manage the current weaker market conditions.

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11 ABOUT TD FINANCIAL GROUP

CREATING MOMENTUM WITHIN TD BANK FINANCIAL GROUP

Our businesses are highly integrated within TD Bank Financial Group, another key advantage and one that will continue to offer attractive opportunities to TD Securities and to our clients.

     We work closely with TD Evergreen, TD Bank Financial Group's full-service brokerage, and TD Waterhouse, its self-directed brokerage, to offer integrated products and services. We also work with TD Canada Trust, developing products for retail banking clients and building relationships with commercial banking clients.

STRONG RESULTS

- MOST PROFITABLE YEAR EVER, AND TOPPED ALL OTHER CANADIAN INVESTMENT BANKS IN PROFITABILITY

-  DIVERSE PORTFOLIO OF BUSINESSES DRIVING CONSISTENT EARNINGS AND REVENUE
   GROWTH

- SIGNIFICANT GAINS IN MARKET SHARE IN INSTITUTIONAL EQUITIES, EQUITY AND DEBT UNDERWRITINGS, FOREIGN EXCHANGE

[OPERATING CASH BASIS NET INCOME GRAPH $914 MILLION APPEARS HERE]

TD SECURITIES - FIVE KEY AREAS OF EXPERTISE


- INVESTMENT BANKING - PROVIDES FINANCIAL ADVICE, CAPITAL-RAISING SERVICES AND CREDIT TO CLIENTS IN CANADA, THE U.S., EUROPE, ASIA AND AUSTRALIA.

- DEBT CAPITAL MARKETS - PROVIDES TRADING, SALES AND ORIGINATION OF MONEY MARKET, INVESTMENT AND NON-INVESTMENT GRADE FIXED INCOME PRODUCTS AND INTEREST RATE AND CREDIT DERIVATIVES FOR CLIENTS IN CANADA, THE U.S., EUROPE, ASIA AND AUSTRALIA.

- INSTITUTIONAL EQUITIES - PROVIDES EQUITY SALES, TRADING, RESEARCH, UNDERWRITING AND DISTRIBUTION FROM OFFICES IN CANADA, THE U.S. AND EUROPE.

- PRIVATE EQUITY - PROVIDES EQUITY AND MEZZANINE CAPITAL TO GROWING MIDDLE-MARKET BUSINESSES TO FUND MANAGEMENT BUYOUTS, GROWTH/EXPANSION FINANCING, ACQUISITION FINANCING, INDUSTRY CONSOLIDATIONS AND
   RECAPITALIZATIONS.

- FOREIGN EXCHANGE - PROVIDES FOREIGN EXCHANGE TRADING AND SALES THROUGH OFFICES IN CANADA, THE U.S., EUROPE, ASIA AND AUSTRALIA.


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12 ABOUT TD BANK FINANCIAL GROUP

TD WATERHOUSE

TD WATERHOUSE PROVIDES INVESTORS AND FINANCIAL ADVISORS WITH A BROAD RANGE OF BROKERAGE, MUTUAL FUND, BANKING AND OTHER CONSUMER FINANCIAL PRODUCTS ON AN INTEGRATED BASIS.

                       SEE SEGMENTED FINANCIAL RESULTS   PAGE 23

Despite an extremely tough environment, this year we added more than 535,000 new accounts - and we made a profit on an operating cash basis. Seeing so many new customers embrace online investing during a challenging year is highly encouraging and reflects the continuing and long-term shift toward individual stock ownership and self-directed online investing.

     Market declines, lower investor asset values, political uncertainties and general economic conditions, however, all contributed to significantly lower trading and margin loan revenues.

     During the year we moved aggressively to cut costs in three ways - through attrition, restructuring and by enhancing our technology to increase operating efficiencies.

     Our vision for growth hasn't changed - we're already a world leader in self-directed investing and we want to be THE global online financial services firm. This year we continued with our four key growth strategies to help get us there:

-  expanding core and new growth segments

-  enhancing each customer relationship

-  leveraging technology

-  extending global reach.


GIVING CUSTOMERS TOOLS AND SUPPORT

Our customers tell us that good trading tools and support when they want it are most important to them. That's why we let customers choose how they want to access our services - visit our website, use our automated telephone system, call one of our representatives or visit a branch. Offering customers leading-edge technology and the ability to consult with a knowledgeable investment specialist is critical to our business.

     We're continuing to make improvements to enhance the experience of our customers, increasing the speed and ease of trade execution and offering integrated products and services.

     A key milestone this year was the acquisition of R.J. Thompson Holdings, Inc., a direct access brokerage firm that specializes in serving active investors. We will integrate key elements of R.J. Thompson's technology platform into our existing offering to create a more robust customer experience for active traders that will include direct access to market centres and electronic communications networks (ECNs), as well as automatic updates of account information.

     We're also excited about offering U.S. customers and our network of independent financial advisors real-time access to Goldman Sachs PrimeAccess(SM) Research, an integrated, world-class research and commentary offering from The Goldman Sachs Group, Inc.

EXPANDING AROUND THE WORLD

We're continuing to expand globally, mostly through key joint ventures in foreign markets. This year we announced our intent to form a joint venture with Singapore's DBS Group Holdings Ltd., the largest banking group in Southeast Asia, to provide self-directed investors in that region with access to a multi-channel, multi-market, multi-currency, multi-product platform of global investment services.

     We enhanced online delivery around the world, launching Hong Kong's first interactive TV trading service, introducing the first wireless service in Australia to provide investors with market information, and delivering wireless news and market information in the U.S. and Japan.

     In Canada we launched an online fixed income centre that provides customers with access to more than 1,000 fixed income and money market products - more than any other Canadian self-directed broker provides.


DIVERSIFYING OUR REVENUE SOURCES

We're continuing to look for sources of revenue in addition to the income we earn from our trading, margin lending and fees for assets under management. Two key strategies are to expand our registered investment advisor business and to leverage our relationships within TD Bank Financial Group.

     We've done considerable research on what our customers need. This research has told us that while many of our customers like to manage their investments themselves, some prefer to work with an advisor. Our customers in the U.S. can get the advice they need from online tools, branch support or from independent financial advisors through our AdvisorDirect program. This year we made 3,000 referrals to AdvisorDirect. We provide extensive services and technology to more than 2,600 independent fee-based financial advisors in the U.S., and to over 25 brokerage firms and 160 investment counselling firms in Canada.

13 ABOUT TD BANK FINANCIAL GROUP

     We're continuing to leverage our relationships within TD Bank Financial Group to expand the banking and mutual fund products we offer to our customers. We now provide banking services to our customers in the U.S. and Canada, and are planning to provide them in the U.K.

     We're working with TD Wealth Management to build mutual fund complexes in our markets around the world. We successfully launched a U.K. fund supermarket and entered the U.K. retail market with six of our own funds, managed by TD Asset Management Inc. The supermarket provides customers with access to nearly 400 funds via telephone and the internet. We also launched Europe's first comprehensive offshore fund supermarket through Internaxx, our joint venture with Banque Generale du Luxembourg.

     We're continuing to work with TD Securities to develop fixed income and other investment products for our customer base, and we entered into market-making in the U.K. as yet another way to diversify our revenue.

KEY RANKINGS

- ONLINE BROKER OF THE YEAR FOR THE SECOND SUCCESSIVE YEAR IN THE 2001 YOURBROKER.COM.AU ONLINE BROKER OF THE YEAR AWARDS

- STOCKBROKER OF THE YEAR AND BEST DEALING ONLY STOCKBROKER IN THE INVESTOR'S CHRONICLE U.K. INVESTMENT AWARDS

- TOP HONOURS FOR THE THIRD YEAR IN A ROW FROM CANADIAN BUSINESS MAGAZINE, IN THEIR ANNUAL SELF-DIRECTED BROKER SURVEY

- RECOGNIZED BY THE GLOBE AND MAIL AS THE BEST ONLINE BROKER IN CANADA IN THEIR ANNUAL SURVEY

[NEW ACCOUNTS GRAPH .54 MILLION APPEARS HERE]

MORE ABOUT TD WATERHOUSE

- TD WATERHOUSE GROUP, INC. - CURRENTLY SERVICES 3.3 MILLION ACTIVE CUSTOMER ACCOUNTS IN THE UNITED STATES, CANADA, THE UNITED KINGDOM AND AUSTRALIA. THE FIRM ALSO HAS JOINT VENTURES IN JAPAN, INDIA, HONG KONG AND LUXEMBOURG TO SERVE INVESTORS IN THOSE COUNTRIES. TD WATERHOUSE GROUP, INC. PROVIDES INVESTORS AND FINANCIAL ADVISORS WITH A BROAD RANGE OF BROKERAGE, MUTUAL FUND, BANKING AND OTHER CONSUMER FINANCIAL PRODUCTS ON AN INTEGRATED BASIS. TD WATERHOUSE IS WHOLLY-OWNED BY TD BANK AS OF NOVEMBER 26, 2001.

- TD WATERHOUSE INSTITUTIONAL SERVICES - PROVIDES COMPREHENSIVE FINANCIAL SERVICES TO OVER 2,600 FEE-BASED INDEPENDENT FINANCIAL ADVISORS IN THE U.S., WHOSE CLIENTS ACCOUNT FOR APPROXIMATELY 15% OF TD WATERHOUSE'S U.S. CUSTOMER ASSETS. FOR 10 YEARS, TD WATERHOUSE INSTITUTIONAL SERVICES HAS PROVIDED ADVISORS AND THEIR CLIENTS WITH WORLD-CLASS SERVICE, CUTTING-EDGE TECHNOLOGY AND A COMPREHENSIVE OFFERING OF PRODUCTS AND SERVICES, ALL AT A VERY LOW COST.

14 ABOUT TD BANK FINANCIAL GROUP

TD WEALTH MANAGEMENT

TD WEALTH MANAGEMENT IS ONE OF CANADA'S LARGEST ASSET MANAGERS, ADVISORS AND DISTRIBUTORS OF INVESTMENT PRODUCTS, MANAGING MORE THAN $119 BILLION FOR RETAIL AND INSTITUTIONAL CLIENTS AROUND THE WORLD.

                       SEE SEGMENTED FINANCIAL RESULTS   PAGE 23

We offer investment products, advice and investment management services to pension funds, corporations, institutions, endowments, foundations, high net worth individuals and retail clients.

     We're happy to report that, despite disappointing equity markets, our overall assets under management grew last year by 6.4%. This growth reflects our balanced strategy to build high-quality products that meet the needs of retail and institutional investors and to leverage the strength of our in-house distribution channels.

GIVING RETAIL CUSTOMERS WHAT THEY WANT

We're committed to understanding what people are concerned about when they're investing for the future and to helping them meet their goals with a diversified choice of mutual funds and individually tailored investment services.

     We continued to build our business this year through two important distribution channels: TD Canada Trust and TD Waterhouse. We worked with TD Canada Trust to help simplify processes for selling wealth management products and to develop a referral program. We continued to expand internationally by creating strong partnerships with TD Waterhouse around the world to build a mutual fund distribution network and to launch proprietary mutual funds.

     We broadened our distribution of TD Mutual Funds to broker-dealers and financial planners, and we reached the $1 billion mark in assets under management in our advisor series of TD Mutual Funds. Over the past year, two thirds or 58% of our mutual funds performed above average. We also increased the number of financial planners we have in retail bank branches to 175.

     TD Evergreen, our full-service brokerage, continues to recruit top investment advisors. This year, TD Evergreen introduced innovative technology that gives investment advisors an integrated tool to help them manage their client relationships.

     TD Private Investment Counsel became one of Canada's largest private client investment counseling firms when TD Private Investment Management and CT Private Investment Counsel were combined on October 31, 2000.


GROWING OUR INVESTMENT MANAGEMENT BUSINESS

We are Canada's largest index and quantitative manager, with over $47 billion in assets under management at TD Quantitative Capital. Our assets under management continued to grow this year, and we launched several enhanced products in the institutional and retail markets.

     TD Private Investment Counsel, TD Private Asset Management and TD Harbour Capital together manage more than $9 billion in assets, making us Canada's largest high net worth manager.

[ASSETS UNDER MANAGEMENT GRAPH $119.5 BILLION APPEARS HERE]

KEY RANKINGS

-  #1 IN MUTUAL FUND SALES IN CANADA DURING FISCAL 2001

-  #5 MUTUAL FUND COMPANY IN CANADA

-  NAMED FUND COMPANY OF THE YEAR BY TOP FUNDS 2002 GUIDE

-  #1 INDEX AND QUANTITATIVE MANAGER IN CANADA
   #2 ASSET MANAGER IN CANADA
   #1 HIGH NET WORTH MANAGER IN CANADA

- ONE OF THE LARGEST COMPLEXES OF FOUR AND FIVE STAR MORNINGSTAR RATED FUNDS IN CANADA, WITH 22 FUNDS AS OF OCTOBER 31, 2001


THE BUSINESSES OF TD WEALTH MANAGEMENT

RETAIL DISTRIBUTION

-  DOMESTIC MUTUAL FUNDS

-  INTERNATIONAL MUTUAL FUNDS

-  TD EVERGREEN

-  TD PRIVATE INVESTMENT COUNSEL

-  ESTATES AND TRUSTS

-  PRIVATE BANKING

-  FINANCIAL PLANNING

INVESTMENT MANAGEMENT

-  PORTFOLIO MANAGEMENT AND RESEARCH

-  TD QUANTITATIVE CAPITAL

-  LANCASTER INVESTMENT COUNSEL

-  TD PRIVATE ASSET MANAGEMENT

-  LANCASTER TRADING GROUP

-  TD HARBOUR CAPITAL

-  WATERHOUSE ASSET MANAGEMENT

15 ABOUT TD BANK FINANCIAL GROUP

OUR COMMUNITIES

At TD Bank Financial Group our Community Giving Program invests in the future of our communities through programs focused on children and the environment.

     As an Imagine Caring Company, we are committed to giving a minimum of 1% of our annual domestic pre-tax profits on an operating cash basis to Canadian charities.

     In 2001, TD contributed $19.25 million to charitable organizations and programs in communities across Canada, making us one of the largest corporate contributors in the country.

     As part of our mandate, we support causes that are important to our customers and our employees. Our emphasis is on programs that have the greatest possible impact on local communities and on the lives of children.

     While we support a host of local, regional and national children's programs across Canada through direct donations, sponsorships, gifts-in-kind and employee volunteers, we focus our giving on four main programs: TD Friends of the Environment Foundation, TD Canadian Children's Book Week, Children's Miracle Network and TD Canada Trust Scholarships for Outstanding Community Leadership.

TD FRIENDS OF THE ENVIRONMENT FOUNDATION

TD PROMOTES A HEALTHY ENVIRONMENT FOR CANADIANS THROUGH OUR TD FRIENDS OF THE ENVIRONMENT FOUNDATION.

THIS UNIQUE NON-PROFIT PROGRAM INVOLVES CUSTOMERS, EMPLOYEES AND TD IN SUPPORT OF ENVIRONMENTAL INITIATIVES. SINCE ITS INCEPTION IN 1990, TD FRIENDS OF THE ENVIRONMENT FOUNDATION HAS PROVIDED MORE THAN $27 MILLION TO FUND MORE THAN 11,000 ENVIRONMENTAL PROJECTS.

TD CANADIAN CHILDREN'S BOOK WEEK

TD ENCOURAGES CHILDREN TO READ BY SPONSORING TD CANADIAN CHILDREN'S BOOK WEEK.

CREATED WITH THE CANADIAN CHILDREN'S BOOK CENTRE, THE PROGRAM HOSTS PRESENTATIONS AND WORKSHOPS BY CANADIAN CHILDREN'S AUTHORS AND ILLUSTRATORS AT LOCAL LIBRARIES AND SCHOOLS ACROSS CANADA. THIS YEAR, TD GAVE A STORYBOOK CALLED YOUNG AUTHORS' DAY AT POKEWEED PUBLIC SCHOOL BY JOHN BIANCHI TO OVER 425,000 GRADE ONE STUDENTS IN CANADA.

CHILDREN'S MIRACLE NETWORK

TD PROMOTES THE HEALTH OF CHILDREN BY SPONSORING THE CHILDREN'S MIRACLE NETWORK, A NETWORK OF HOSPITALS SERVING OVER TWO MILLION CHILDREN ACROSS CANADA EACH YEAR.

THIS YEAR, CUSTOMERS AND EMPLOYEES RAISED OVER $1.2 MILLION FOR CHILDREN'S MIRACLE NETWORK HOSPITALS AND FOUNDATIONS.

TD CANADA TRUST SCHOLARSHIPS FOR OUTSTANDING
COMMUNITY LEADERSHIP

TD HELPS CANADA'S YOUTH ACHIEVE THEIR GOALS BY HONOURING 20 EXCEPTIONAL HIGH SCHOOL STUDENTS EVERY YEAR WITH A SCHOLARSHIP BASED ON THEIR OUTSTANDING COMMUNITY LEADERSHIP.

EACH SCHOLARSHIP IS VALUED AT UP TO $50,000 AND INCLUDES FULL TUITION FOR UP TO FOUR YEARS OF STUDY, $3,500 PER YEAR TOWARD LIVING EXPENSES AND GUARANTEED SUMMER EMPLOYMENT AT TD CANADA TRUST.

TD Canada Trust

[PHOTO]

17 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

This section of our annual report tells you how TD Bank Financial Group and each of our businesses performed in 2001.

Management's discussion and analysis of operating performance (MD&A) gives you management's perspective on the economy, our performance this year, and how we manage risk and capital.

We measure and evaluate our performance by looking at our operating cash basis net income, total revenues and expenses. The sections about performance tell you about our key measures and how our performance as a whole and in each of our businesses has changed over time.

How we manage risk and capital is critical to our overall performance. MANAGING RISK describes the infrastructure we have in place to deal with the different risks our businesses face. MANAGING CAPITAL explains how we provide the capital needed to maintain the confidence of investors and depositors, and provide our common shareholders with a satisfactory return.

The information in the MD&A can help you put our consolidated financial statements in context. The consolidated financial statements appear in Financial results, starting on PAGE 41.

MANAGEMENT'S DISCUSSION AND
ANALYSIS OF OPERATING PERFORMANCE

page 18        HOW WE PERFORMED
page 21        Our outlook for the economy
page 22        HOW OUR BUSINESSES PERFORMED
page 22        TD Canada Trust
page 22        TD Securities
page 23        TD Waterhouse
page 23        TD Wealth Management
page 24        MANAGING RISK
page 24        Credit risk
page 26        Market risk
page 27        Asset liability management
page 28        Liquidity risk
page 29        Operational risk
page 30        MANAGING CAPITAL
page 32        SUPPLEMENTARY INFORMATION

FINANCIAL RESULTS

page 41        CONSOLIDATED FINANCIAL STATEMENTS
page 41        Financial reporting responsibility
page 41        Auditors' report to the shareholders
page 42        Consolidated balance sheet
page 43        Consolidated statement of income
page 44        Consolidated statement of changes in shareholders' equity
page 45        Consolidated statement of cash flows
page 46        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
page 75        PRINCIPAL SUBSIDIARIES
page 77        REPORTED QUARTERLY RESULTS
page 78        TEN-YEAR STATISTICAL REVIEW

This annual report may contain forward-looking statements, including statements regarding the business and anticipated financial performance of TD. These statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause such differences include legislative or regulatory developments, competition, technological change, global capital market activity, interest rates, changes in government and economic policy, inflation and general economic conditions in geographic areas where TD operates. These and other factors should be considered carefully and undue reliance should not be placed on TD's forward-looking statements. TD does not undertake to update any forward-looking statement.

18 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

HOW WE PERFORMED

NET INCOME

IN ITS SIMPLEST TERMS, NET INCOME IS THE "BOTTOM LINE" - ALL OF OUR REVENUES, LESS ALL OF OUR EXPENSES, LOAN LOSSES AND INCOME TAXES.

Reported net income applicable to common shareholders was $1,300 million in 2001, compared with $969 million in 2000 and $2,938 million in 1999. Reported earnings per share were $2.07 in 2001 compared to $1.56 in 2000 and $4.90 in 1999.

     For purposes of reviewing and analyzing our performance, we focus on operating cash basis results. This means we exclude items that we don't consider to be part of our normal operations. Operating cash basis results are presented on this basis in order to provide a meaningful year-over-year comparison of our performance.

     Operating cash basis results don't include restructuring costs related to acquisitions and significant business restructuring initiatives (TD Securities in the fourth quarter 2001, TD Waterhouse in the third quarter 2001, Newcrest in the first quarter 2001 and Canada Trust in the second quarter 2000), the effects of future tax rate reductions on future tax balances in the first and third quarter 2001, the net effect of real estate gains and general allowance increases in the first and second quarter 2001 and the gain on sale of TD Waterhouse Group, Inc. and Knight/Trimark in 1999. These results also don't include the after-tax impact of goodwill and other purchase-related intangible amortization.

               SEE SUPPLEMENTARY INFORMATION   PAGE 32, TABLES 1 & 2


     Operating cash basis net income was $2,158 million in 2001, an increase of 7% from 2000. Operating cash basis net income was $2,018 million in 2000, an increase of 37% from 1999. Despite challenging economic conditions, TD Bank Financial Group had a solid performance in 2001, resulting from contributions from TD Canada Trust and TD Securities.

     Operating cash basis earnings per share were $3.31 in 2001 compared to $3.16 in 2000 and $2.39 in 1999. Operating cash basis return on total common equity was 18% for 2001, compared to 18% in 2000 and 17% in 1999.

[OPERATING CASH BASIS NET INCOME BY MAJOR BUSINESS SEGMENTS GRAPH APPEARS HERE]

[OPERATING CASH BASIS RETURN ON ECONOMIC CAPITAL GRAPH APPEARS HERE]

     Our total economic profit was $685 million in 2001, up from $639 million in 2000. Beginning in fiscal 2000 we have utilized economic profit as a tool to measure shareholder value. Economic profit is our operating cash basis net income applicable to common shareholders after providing a charge for economic capital. For 2001 and 2000, the rates applied for each of our businesses were 11% for TD Canada Trust, 13% for TD Securities, 15% for TD Waterhouse and 11% for TD Wealth Management. The economic capital for each business includes a portion of the regulatory capital required for goodwill and net intangible assets, so that all of our common equity is allocated to our business segments.


NET INTEREST INCOME (TEB)

WE CALCULATE NET INTEREST INCOME BY ADDING THE INTEREST AND DIVIDENDS WE EARN FROM LOANS AND SECURITIES, AND SUBTRACTING THE INTEREST WE PAY ON DEPOSITS AND OTHER LIABILITIES.

     IT'S CALCULATED ON A TAX EQUIVALENT BASIS (TEB), WHICH MEANS THAT THE VALUE OF NON-TAXABLE OR TAX-EXEMPT INCOME SUCH AS DIVIDENDS IS ADJUSTED TO ITS EQUIVALENT BEFORE TAX VALUE. THIS ALLOWS US TO MEASURE INCOME FROM ALL SECURITIES AND LOANS CONSISTENTLY AND MAKES FOR A MORE MEANINGFUL COMPARISON OF NET INTEREST INCOME WITH OTHER INSTITUTIONS.

             SEE SUPPLEMENTARY INFORMATION   PAGE 33, TABLES 3, 4 & 5


Net interest income (TEB) increased by $832 million or 22% in 2001 to $4,636 million.

[NET INTEREST INCOME GRAPH APPEARS HERE]

AVERAGE EARNING ASSETS

The increase in net interest income was partly due to an 8% growth in average earning assets. The increase in average earning assets primarily reflects strong growth in trading activities at TD Securities. Average trading securities grew by $10 billion or 16% to $70 billion. Although these assets have a

19 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

much lower margin than loan products, they contribute to net interest income and have minimal credit risk, making them less capital intensive.

     Interest expense related to interest-bearing liabilities remained relatively flat. Interest expense on deposits decreased by $510 million or 6% but was offset by an increase of $503 million or 51% in interest expense related to obligations for securities sold short and for securities sold under repurchase agreements.

NET INTEREST RATE MARGIN

Net interest rate margin measures net interest income (TEB) as a percentage of average earning assets. In 2001 our overall margin increased 20 basis points to 1.83%. The increase can be attributed to two factors:

- personal loan volumes. TD Canada Trust's personal loan volumes, excluding securitizations, increased by $3 billion and its net interest margin improved by 4 basis points to 3.38%. In addition, TD Canada Trust's results for fiscal 2001 include the full year impact of Canada Trust, compared with nine months in fiscal 2000.


- growth in trading activities. An increased level of interest income from trading activity at TD Securities resulted in an increase in total net interest income. Changes in the composition of trading securities can have an impact on net interest income related to trading securities.

            SEE SUPPLEMENTARY INFORMATION   PAGE 33, TABLES 4, 5, 6, 7

OTHER INCOME

OTHER INCOME REPRESENTS ALL OF OUR INCOME OTHER THAN NET INTEREST INCOME. SOURCES OF OTHER INCOME INCLUDE REVENUES FROM TRADING ACTIVITIES, BROKERAGE FEES, MUTUAL FUND MANAGEMENT FEES, SERVICE FEES, INCOME FROM SECURITIZED LOANS AND OTHER REVENUE.

               SEE SUPPLEMENTARY INFORMATION   PAGE 34, TABLES 6 & 7


Reported other income was $6,447 million in 2001, an increase of $47 million or ..7% from 2000. After excluding investment real estate gains, other income was $6,097 million for the year, a decrease of $303 million or 5% from 2000. During the year, we completed the sale of certain investment real estate assets for a pre-tax gain, net of deferrals, of $350 million.

     The decline in other income reflects a significant decrease in self-directed brokerage revenues from TD Waterhouse of $519 million or 34%. This decrease reflects a 38% drop in average trades per day to 116,000 from 188,000 a year ago.

[OTHER INCOME GRAPH APPEARS HERE]

     TD Securities performed well, considering the challenging capital markets environment. While trading income reported in other income increased by only $93 million or 8% in 2001, trading-related income in TD Securities (the total of trading income reported in other income and the net interest income on trading positions reported in net interest income) increased by $599 million or 64% in 2001 to $1,537 million.

     Underwriting fees increased by $59 million or 52% to $173 million. This increase reflected additional income from bond and equity underwriting activities.

     Offsetting the increases in trading income and underwriting fees were declines in net investment securities gains and corporate credit fees. Net investment securities gains decreased by $166 million or 43% in 2001. The market value surplus over book value of our equity investment securities portfolio was $330 million compared to $736 million last year. Revenues from corporate credit fees declined by $137 million or 32% in 2001, reflecting the slowing economy and a more difficult loan syndications market.

     Retail banking was a strong contributor to other income. Insurance revenues reached $326 million, up $128 million or 65% from last year. Income from loan securitizations increased by $36 million or 15%. Card services, retail credit fees and service fees were up $159 million or 19%, reflecting growth in business and a full year's results for Canada Trust compared to nine months for 2000.

     Growth in assets under management at TD Wealth Management contributed to an 11% increase in mutual fund management fees, which reached $502 million, compared to $452 million last year.

EXPENSES

EXPENSES INCLUDE NON-INTEREST EXPENSES, SUCH AS SALARIES, OCCUPANCY AND EQUIPMENT COSTS, AND OTHER OPERATING EXPENSES.

                   SEE SUPPLEMENTARY INFORMATION   PAGE 35, TABLE 8


Reported expenses increased by $527 million or 6% to $8,654 million in 2001. Total operating cash expenses (excluding ongoing non-cash goodwill and purchase-related intangible amortization and restructuring costs) increased by $618 million or 10% to $6,925 million in 2001.

     In fiscal 2001, the impact of non-cash goodwill and purchase-related intangible amortization on our reported expenses was $1,490 million, compared to $1,345 million a year ago. The increase in 2001 reflects a full year of goodwill and intangible amortization from the Canada Trust acquisition, compared with nine months in 2000. On an after-tax basis, however, the increase in goodwill and intangible amortization was offset by future income tax benefits related to federal and

20 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

provincial tax rate reductions. As a result, the after-tax impact of goodwill and intangible amortization for 2001 was $629 million, compared to $722 million a year ago.

     Beginning in fiscal 2002, we will no longer amortize goodwill because we are adopting the new accounting standard on goodwill and other intangible assets.

       SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   PAGE 74, NOTE 21


     During the fourth quarter of fiscal 2001, TD Securities announced a restructuring of its operations, which resulted in pre-tax restructuring costs of $130 million, primarily related to employee severance. In fiscal 2001, we also incurred pre-tax restructuring costs of $54 million related to TD Waterhouse and $55 million related to the acquisition of Newcrest. Last year we incurred pre-tax restructuring costs of $475 million related to the acquisition of Canada Trust.

[NON-INTEREST EXPENSES GRAPH APPEARS HERE]

     Salaries and employee benefits increased by $309 million, accounting for a 5% increase in total operating cash expenses. Approximately 2% of the 5% increase related to higher performance-driven compensation tied to TD Securities' strong results, and TD Canada Trust contributed 1.4% of the 5% increase in expenses, reflecting an increase in the number of employees needed to support the retail branch conversions and higher business activity at TD Canada Trust. An increase in salaries and employee benefits at TD Wealth Management was offset by a decrease in salaries and employee benefits at TD Waterhouse. The decrease at TD Waterhouse largely reflected a reduction in full-time equivalent staff to 5,992 from 8,319 a year ago, evidencing the results of the TD Waterhouse restructuring initiatives.

     Occupancy and equipment costs increased by $189 million or 3% of the overall 10% increase in total operating cash expenses compared to a year ago. TD Waterhouse occupancy and equipment costs increased by $47 million, reflecting its continued investment in technology in North America and abroad. The remaining increase in occupancy and equipment costs was mainly due to a full year's results for Canada Trust, compared with nine months in 2000, and growth in business activity at TD Canada Trust.

     An increase in professional and advisory fees as well as higher capital and business taxes accounted for a further 1% of the overall increase in expenses. These professional and advisory fees were mostly from ongoing technology projects in TD Bank Financial Group.

EFFICIENCY RATIO

THE EFFICIENCY RATIO MEASURES THE EFFICIENCY OF OUR OPERATIONS. IT'S CALCULATED BY TAKING EXPENSES (EXCLUDING NON-CASH GOODWILL AND PURCHASE-RELATED INTANGIBLE AMORTIZATION AND RESTRUCTURING COSTS) AS A PERCENTAGE OF TOTAL REVENUE (EXCLUDING SPECIAL ITEMS). THE LOWER THE PERCENTAGE, THE GREATER THE EFFICIENCY.

                   SEE SUPPLEMENTARY INFORMATION   PAGE 35, TABLE 8


In 2001, our year-over-year expense growth of 10% exceeded the total revenue growth of 5%. As a result, our overall efficiency ratio on an operating cash basis weakened to 64.5% from 61.8%.

     Because each of our businesses have different target efficiency ratios, a shift in our business mix affects our consolidated efficiency ratio. That's why we believe the efficiency ratio is a more relevant measure for TD Canada Trust, which achieved an efficiency ratio of 60% compared to 61% a year ago, after excluding non-cash items and funding costs for the acquisition of Canada Trust. Our goal is to have an efficiency ratio of 58% for TD Canada Trust in 2003 (after integration).

[OPERATING CASH BASIS EFFICIENCY RATIO GRAPH APPEARS HERE]

A WORD ABOUT TAXES

Service industries - particularly financial services firms - have been the most heavily taxed in Canada, and capital taxes have been a significant element of this taxation. Supplementary table 9 on page 36 lists the various taxes we've paid over the past five years.

     This year, the federal, Ontario and Alberta governments enacted substantial corporate income tax rate reductions to take effect over a number of years. Other provinces introduced smaller reductions. As a result, the future tax liability related to intangible assets was reduced by $290 million and the net amount of other future tax assets and liabilities was reduced by $75 million, for a net reduction of $215 million credited to the provision for income taxes.

     Alberta also eliminated the taxation of capital for financial institutions. Ontario introduced a small reduction while Quebec announced plans to reduce capital tax in the future. If the corporate tax reductions are maintained, Canadian income tax rates on service industries will be in line with tax rates on other Canadian industries.

     Our effective tax rate (TEB) on an operating cash basis was 31% in 2001 compared to 39% a year ago. The decrease in the effective tax rate reflected changes in our business mix, the sale

21 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

of real estate and the introduction of lower statutory tax rates in Canada. If the downward trend on capital taxes continues, financial services firms will be taxed on a basis that's similar to the rest of the world and that would make Canada a more attractive place to do business.

     Our total tax rate will always differ from Canadian rates because we pay taxes in many jurisdictions. Our accounting effective tax rate was substantially affected by items related to purchase-related intangibles. A full reconciliation is set out on page 59.

BALANCE SHEET

                        SEE CONSOLIDATED BALANCE SHEET   PAGE 42


Total assets were $288 billion at the end of the year, up $23 billion or 9% from a year ago. Higher securities volumes from securities purchased under resale agreements and from investment and trading contributed $18 billion or 7% of the increase in total assets.

   Personal loans, including securitizations, declined by $4 billion. This decrease reflects a $7 billion drop in TD Waterhouse margin loans. The decrease was somewhat offset by the strong performance in the personal loan portfolio at TD Canada Trust, which increased by $3 billion in 2001. Residential mortgages, including securitizations, increased by $4 billion or 6% from a year ago.

     Personal non-term deposits grew by $7 billion or 18% in 2001 to $46 billion, with TD Waterhouse accounting for $2.8 billion of this increase. Personal term deposits decreased by $4 billion or 7%, while wholesale deposits and securities sold short and under repurchase agreements increased by $16 billion or 18% to fund the increased trading securities volumes.


OUR OUTLOOK FOR THE ECONOMY

SOME KEY TERMS

- FISCAL POLICY - MANAGING ECONOMIC ACTIVITY THROUGH CHANGES IN GOVERNMENT TAX AND SPENDING.

- GDP - GROSS DOMESTIC PRODUCT, OR THE TOTAL VALUE OF ALL GOODS AND SERVICES PRODUCED IN A COUNTRY DURING A GIVEN YEAR.

- MONETARY POLICY - MANAGING ECONOMIC ACTIVITY BY CONTROLLING THE SUPPLY OF MONEY AND CREDIT. ONE WAY IS BY CENTRAL BANKS INFLUENCING SHORT-TERM INTEREST RATES.

The performance of the Canadian and U.S. economies in 2002 will be largely shaped by monetary and fiscal policies aimed at stimulating consumer and business spending - policies that were implemented before and after the terrorist attacks on September 11, 2001.


THE ECONOMY WAS SLOWING IN 2001

It became apparent early in 2001 that the Canadian and U.S. economies were rapidly slowing. Manufacturing and business investment were the most affected. Consumers for the most part maintained their spending and single-handedly kept both economies growing.

     The U.S. Federal Reserve and the Bank of Canada moved quickly to counteract the slowdown with a series of interest rate cuts, beginning in January and continuing throughout the year.

     As the weakness in the business sectors continued, many companies began to shed labour to bring costs in line with reduced production and sales. Concern began to mount that consumers would not continue to carry the two economies on their own, despite personal tax cuts made in Canada early in the year and in the United States in the summer.

AND THEN SEPTEMBER 11 HAPPENED

The initial effect of the attacks in New York and Washington on September 11 was to stop much economic activity and to sharply slow the rest. This reaction was large enough to push the two economies from very little growth to contraction in the July to September period.

Both countries responded by cutting interest rates and increasing spending:

- The Federal Reserve and the Bank of Canada each cut interest rates just before the financial markets reopened and made additional cuts during the rest of the year.

- The Canadian government stepped up spending on security, defence, the Canada-U.S. border, and a few other areas, amounting to about .3 percent of Gross Domestic Product (GDP).

- The U.S. government put together a much larger package that included spending related to the destroyed areas in New York and Washington, security and the military.

     Most economic activities resumed in the weeks following the attacks, but it was not enough to overcome the loss of business and consumer confidence.
As a result, both economies are estimated to have contracted in the October to December period.

     Although the statistical change from July to December was quite small - from very slow growth to a relatively modest contraction - it meant that both economies technically moved into recession.

WHAT IT MEANS FOR 2002

The basic fabric of the Canadian and U.S. economies was not damaged by the September 11 attacks. But the attacks struck a blow to consumer and business confidence at a time when the two economies were still fragile.

     The positive effects of expansionary monetary and fiscal policies and renewed confidence should get these economies back on track. Confidence, however, will be strongly influenced by geo-political events. If confidence improves, modest growth should resume in the January to March period. If, as expected, momentum builds throughout the year, both economies should be expanding at annualized rates of 3 percent or more by July 2002.

     Inflation is not expected to rise above the explicit 1 to 3 percent annual increase targeted by the Bank of Canada and the 2.5 percent implicitly targeted by the Federal Reserve. Both central banks are expected to begin to move monetary policy to a more neutral stance, beginning after June of 2002. This will involve a series of interest rate increases throughout the remainder of 2002 and into 2003.

22 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

HOW OUR BUSINESSES PERFORMED

TD CANADA TRUST

TD Canada Trust had strong growth in operating cash basis earnings while successfully completing the integration of virtually all elements of TD and Canada Trust. Revenue grew by 10% on a pro forma basis (after adjusting for the acquisition of Canada Trust at the beginning of fiscal 2000) because of strong growth in loans, chequing and savings accounts, as well as a 13 basis point improvement in the net interest margin to 3.38%.

     Expenses increased this year mainly due to the cost of converting the retail branches to a common brand and systems platform. This included preparation costs, as well as the cost of increased staffing, training, customer communication and re-branding. However, we remain on track to meet the expense targets in the integration plan.

-------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                             2001        2000       1999
-------------------------------------------------------------------------------------------------------------
Net interest income (TEB)                                                       $3,951      $3,265     $2,198
Other income                                                                     1,688       1,438        835
-------------------------------------------------------------------------------------------------------------
Total revenue                                                                    5,639       4,703      3,033
Provision for credit losses                                                        380         332        154
Non-interest expenses excluding non-cash goodwill/intangible amortization        3,467       2,944      2,005
-------------------------------------------------------------------------------------------------------------
Net income before taxes                                                          1,792       1,427        874
Income taxes (TEB)                                                                 702         602        375
-------------------------------------------------------------------------------------------------------------
NET INCOME - OPERATING CASH BASIS                                               $1,090      $  825     $  499
                                                                                ======      ======     ======
SELECTED VOLUMES AND RATIOS
Average loans and customers' liability under acceptances (billions of           $   91      $   81     $   61
  dollars)
Average deposits (billions of dollars)                                              97          86         54
Economic profit                                                                    369         213
Full-time equivalent staff at October 31                                        27,019      24,879     13,978
Operating cash basis return on economic capital(1)                                  29%         24%        21%
Operating cash basis efficiency ratio(1)                                            60%         61%        66%
                                                                                -----------------------------

(1) Excludes Canada Trust acquisition funding costs.



TD SECURITIES

TD Securities had its most profitable year ever. We continued our record of consistent growth in revenues and earnings, and made important gains in market share in products such as institutional equities, equity and debt underwritings, and foreign exchange.

     We achieved these results despite increased provision for credit losses and a general slowdown in capital markets and credit activity.

-------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                             2001        2000       1999
-------------------------------------------------------------------------------------------------------------
Net interest income (TEB)                                                       $  886      $  428     $  806
Other income                                                                     2,251       2,295      1,595
-------------------------------------------------------------------------------------------------------------
Total revenue                                                                    3,137       2,723      2,401
Provision for credit losses                                                        327         210         76
Non-interest expenses excluding non-cash goodwill/intangible amortization        1,368       1,189      1,028
-------------------------------------------------------------------------------------------------------------
Net income before taxes                                                          1,442       1,324      1,297
Income taxes (TEB)                                                                 528         546        550
-------------------------------------------------------------------------------------------------------------
NET INCOME - OPERATING CASH BASIS                                               $  914      $  778     $  747
                                                                                ======      ======     ======
SELECTED VOLUMES AND RATIOS
Average loans and customers' liability under acceptances (billions of           $   29      $   28     $   30
  dollars)
Economic profit                                                                    369         311
Full-time equivalent staff at October 31                                         2,728       2,500      2,302
Operating cash basis return on economic capital(1)                                  23%         22%        18%
Operating cash basis efficiency ratio(1)                                            44%         44%        44%
                                                                                -----------------------------

(1) Excludes special securities items in 1999.

23 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TD WATERHOUSE

Fiscal 2001 was an extremely difficult year for TD Waterhouse. The significant decline in market price levels and stock market activity, which began in the second half of fiscal year 2000, continued throughout 2001. This contributed to a continuing decline in revenue and the reduction in year-over-year net income, despite our significant progress in reducing costs through PROJECT 200 (a plan to reduce costs and increase revenues), and our restructuring and revenue enhancement initiatives. During the year, however, we opened 535,000 new accounts and executed an average of 116,300 trades a day. Despite the downturn, we remain committed to strategic investments in our brand and technology to improve our customers' experience and our operational efficiency over the long term.

-------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                             2001        2000       1999
-------------------------------------------------------------------------------------------------------------
Net interest income (TEB)                                                       $  400      $  538     $  308
Other income                                                                     1,216       1,746      1,180
-------------------------------------------------------------------------------------------------------------
Total revenue                                                                    1,616       2,284      1,488
Non-interest expenses excluding non-cash goodwill/intangible amortization        1,508       1,679      1,094
-------------------------------------------------------------------------------------------------------------
Net income before taxes                                                            108         605        394
Income taxes (TEB)                                                                  54         250        165
Non-controlling interest                                                             6          36          5
-------------------------------------------------------------------------------------------------------------
NET INCOME - OPERATING CASH BASIS                                               $   48      $  319     $  224
                                                                                ======      ======     ======
SELECTED VOLUMES AND RATIOS
Total customer assets (billions of dollars)                                     $  199      $  242     $  182
Economic profit (loss)                                                           (119)         179
Full-time equivalent staff at October 31                                         5,992       8,319      6,123
Operating cash basis return on economic capital(1)                                   7%         54%        17%
Operating cash basis efficiency ratio(1)                                            93%         74%        74%
                                                                                -----------------------------

(1) Excludes special items of TD Waterhouse in 1999 and 2001.

TD WEALTH MANAGEMENT

TD Wealth Management continued to build total assets under management this year to a record $119 billion. Our customer base of retail, high net worth and institutional clients continued to grow despite a very challenging environment characterized by poorly performing equity markets and the slowing economy.

     The decline in overall profitability can be attributed to declining full-service brokerage activity, a shift in overall assets to money market from equity assets, and strategic investments in our global funds and financial planning initiatives.

-------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                             2001        2000       1999
-------------------------------------------------------------------------------------------------------------
Net interest income (TEB)                                                       $   80      $   66     $   48
Other income                                                                       618         633        379
-------------------------------------------------------------------------------------------------------------
Total revenue                                                                      698         699        427
Provision for credit losses                                                          -           1          -
Non-interest expenses excluding non-cash goodwill/intangible amortization          523         488        331
-------------------------------------------------------------------------------------------------------------
Net income before taxes                                                            175         210         96
Income taxes (TEB)                                                                  75          95         43
-------------------------------------------------------------------------------------------------------------
NET INCOME - OPERATING CASH BASIS                                               $  100      $  115     $   53
                                                                                ======      ======     ======
SELECTED VOLUMES AND RATIOS
Assets under management (billions of dollars)                                   $  119      $  112     $   69
Economic profit                                                                     78          92
Full-time equivalent staff at October 31                                         2,952       2,906      2,041
Operating cash basis return on economic capital                                     61%         65%        36%
Operating cash basis efficiency ratio                                               75%         70%        78%
                                                                                -----------------------------

24 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE


MANAGING RISK

At TD Bank Financial Group, our goal is to earn satisfactory returns from our various business activities within an acceptable level of risk. To do this, we need to understand the risks involved in our businesses and to ensure that the risks we assume are within prudent limits.

     Through our retail and wholesale businesses, we are exposed to four kinds of risk:

   - credit risk            - market risk

   - liquidity risk         - operational risk.

     Managing risk means assessing the potential impact of each risk, and establishing policies and procedures to minimize them.

     Our objective is to be the best risk manager among Canadian banks, and we have established a strong risk management infrastructure to achieve this. Our guiding principle is to involve qualified risk management professionals, who are independent of the business units, in setting our policy framework and in defining risk limits. The risk management review and oversight process can be illustrated as follows:


AUDIT AND RISK MANAGEMENT COMMITTEE OF THE BOARD OF DIRECTORS

-  OVERSEES FINANCIAL REPORTING PROCESS

-  APPROVES MAJOR RISK POLICIES

-  REVIEWS TREND IN RISK PROFILE

-  REVIEWS INTERNAL CONTROLS AND RECEIVES INTERNAL AUDIT REPORTS


                         EXECUTIVE MANAGEMENT COMMITTEES

RISK POLICY COMMITTEE                      BUSINESS PERFORMANCE REVIEW COMMITTEE    ASSET LIABILITY COMMITTEE
- CHAIRED BY EVP, GROUP RISK MANAGEMENT    - CHAIRED BY CHAIRMAN AND CEO            - CHAIRED BY CHAIRMAN AND CEO

- REVIEWS MAJOR POLICIES AND STRATEGIES    - REVIEWS OVERALL STRATEGIES AND         - OVERSEES INTEREST RATE, FOREIGN EXCHANGE
  FOR MANAGING CREDIT, MARKET AND            OPERATING PERFORMANCE                    AND LIQUIDITY POLICIES AND RISK IN
  OPERATIONAL RISKS                                                                   NON-TRADING OPERATIONS


     TD has a comprehensive ongoing risk management framework that incorporates the experience and specialized knowledge of our business units, Group Risk Management, Audit, Legal, Compliance, Finance, Human Resources and other corporate functions. Key strategic elements of our framework are governance and senior management oversight. This includes:

- an annual review of major risk policies by the Audit and Risk Management Committee of the Board of Directors

- an annual review of operational risk, management policies and strategies and a regular review of key initiatives by an executive Risk Policy Committee comprised of a team of senior executives

- comprehensive internal audits by Internal Audit to assess the quality of the internal control environment and compliance with established risk management policies and procedures. The following pages describe the main risks we face and our strategies for managing them.

CREDIT RISK

CREDIT RISK IS THE POTENTIAL FOR FINANCIAL LOSS IF A BORROWER OR COUNTERPARTY IN A TRANSACTION FAILS TO MEET ITS OBLIGATIONS.

We are exposed to credit risk through our traditional lending activities and transactions involving settlements between us and our counterparties, including other financial institutions. These include direct loans, commitments to extend credit, settlement exposures, derivative transactions and securities inventories.

     Our goal is to limit the average of actual annual losses on credit exposures through an economic cycle to .35% of net average loans and customers' liability under acceptances.

WHO MANAGES CREDIT RISK

Group Risk Management sets the policies and procedures for managing credit risk on a global basis. Its responsibilities include:

- setting guidelines that limit portfolio concentrations of credit exposure by country, industry and affiliated group

- approving discretionary limits of officers throughout TD for extending lines of credit

-  central control of all major credit decisions

-  setting standards for measuring credit exposure

-  approving the scoring techniques used in extending personal credit

- approving all policies relating to all products and services that have credit risk

- setting the criteria for rating risk on business accounts, based on a 21-category rating system

- an annual review of all business and government loans conducted under the direction of TD's senior risk management, including a review of the account's risk rating and of each classified business credit exposure at least quarterly.

     The Audit and Risk Management Committee of the Board of Directors reviews and approves all major credit policies and procedures every year.


HOW WE MANAGE CREDIT RISK

BY COUNTRY

Country risk is the risk that economic or political change in a country could affect cross-border payments for goods and services, loans, trade-related finance and dividends, as well as the repatriation of TD's capital from the foreign country. We currently have exposure in 70 countries, with the largest portion in North America. We establish country exposure guidelines based on an internal risk rating system. Country limits cover all aspects of credit exposure across our various businesses.

25 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

BUSINESS AND GOVERNMENT LOANS

We also establish industry and group limits for credit exposure to businesses and governments. We use a systematic approach to set and communicate risk guidelines for each industry in our loan portfolio. These guidelines are based on a risk assessment of the industry. We have identified 26 major industry groups and divided them into 110 segments. We assign a risk rating to each industry segment on a scale of one to six.

     Our analysis focuses on key risks inherent in a given industry, such as its cycles, exposure to technological change, political influence, regulatory change or barriers to entry. If we believe that several industry segments are affected by common risk factors, we assign a single exposure guideline to them. Group Risk Management conducts ongoing reviews of industry risk ratings and segmentation.

     We assign each business or government borrower a risk rating using our 21-category rating system. We set limits on credit exposure to related business or government accounts based on these ratings. In addition, we use a Risk Adjusted Return on Capital model to assess the return on credit relationships in relation to the structure and maturity of the loans and internal ratings of the borrowers. We review the rating and return on capital for each borrower every year.

     For accounts where exposures include derivatives that are traded over the counter, we use master netting agreements or collateral wherever possible to reduce our exposure.


FINANCIAL INSTITUTIONS

Our financial institutions portfolio is divided into eight major groups. Individual companies in each group have similar attributes and common risk factors. We have developed specific exposure guidelines for 21 segments within these groups. Group Risk Management conducts ongoing reviews of the segment and exposure guidelines for each group.

     We assign each group a risk rating using our six-category rating system. These ratings are based on the strength of each firm's parent institution. We assign each group a credit rating based on each firm's net worth, the quality of its assets, the consistency and level of its profits, as well as the ratings of the major credit rating agencies. We may use additional criteria for certain types of financial institutions.


PERSONAL CREDIT

We use credit-scoring models to grant credit and manage accounts. These tools allow us to make consistent and objective decisions and manage accounts based on statistically proven methods. This helps to ensure that our consumer portfolios perform at acceptable levels of return and within prescribed risk tolerances.

     We have centralized the granting of personal credit and use automated scoring processes wherever possible to make sure that credit underwriting is objective and controlled.


CLASSIFIED RISK

Classified risk refers to loans and other credit exposures that pose a higher credit risk than normal, based on our standards.

     A loan is classified as impaired when, in management's opinion, we can no longer be reasonably assured that we will be able to collect the full amount of the principal and interest when it is due.

     We establish specific provisions for impaired loans when a loss is likely or when the estimated value of the loan is less than its recorded value, based on discounting expected future cash flows.

     Provisions for our personal credit portfolios are based on delinquency and type of security.

                 SEE SUPPLEMENTARY INFORMATION   PAGE 38, TABLE 12

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   PAGE 46, NOTE 1, (g) & (h)

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   PAGE 50, NOTE 3


GENERAL ALLOWANCES

We have established general allowances for credit losses based on the credit risk of items that have not yet been specifically identified. We increased our general allowance for loan losses to $1,141 million at October 31, 2001 from $836 million at the end of fiscal 2000. We also had a reserve for certain derivative financial instruments of $34 million such that general allowances totalled $1,175 million at October 31, 2001. This represented .92% of risk-weighted assets of which $1,112 million qualifies as Tier 2 capital, equal to .875% of risk weighted assets under guidelines issued by the Office of the Superintendent of Financial Institutions Canada.


PROVISION FOR CREDIT LOSSES

The provision for credit losses is the amount added to the allowance for credit losses to bring it to a level that management considers adequate to absorb all probable credit-related losses in the loan portfolio.

     The deterioration in the North American economic environment in 2001 resulted in an increase in our provision for credit losses, excluding the $300 million special addition to the general allowance, from $480 million in 2000 to $620 million in 2001. This level of specific provision represents .48% of net average loans and customer's liability under acceptances compared to .39% in the prior year. During the year, TD increased the general allowance for credit losses by $300 million. The increase was based on an assessment of business and economic conditions, historical and expected loss experience, loan portfolio composition and other relevant indicators.

                 SEE SUPPLEMENTARY INFORMATION   PAGE 39, TABLE 14

NET IMPAIRED LOANS

The level of net impaired loans is a key measure of credit risk. It is the gross amount of impaired loans less total allowances for credit losses.

     For the fifth year in a row, allowances continued to exceed impaired loans, resulting in excess allowances of $(53) million in 2001 compared to the 2000 level of $(159) million.

                 SEE SUPPLEMENTARY INFORMATION   PAGE 38, TABLE 12

26 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

MARKET RISK

MARKET RISK IS THE POTENTIAL FOR LOSS FROM CHANGES IN THE VALUE OF FINANCIAL INSTRUMENTS.

THE VALUE OF A FINANCIAL INSTRUMENT CAN BE AFFECTED BY CHANGES IN:

-  INTEREST RATES

-  FOREIGN EXCHANGE RATES

-  EQUITY AND COMMODITY PRICES

-  CREDIT SPREADS.

We are exposed to market risk when we enter into financial transactions through our four main trading activities:

- Market-making. We make markets for a large number of securities and other traded products. We keep an inventory of these securities to buy and sell with investors. We profit from the spread between bid and ask prices. Profitability is driven by trading volume.

- Sales. We provide a wide variety of financial products to meet the needs of our clients. We earn money on these products from price mark-ups or commissions. Profitability is driven by sales volume.

- Arbitrage. We take positions in certain markets and offset the risk in other markets. Our knowledge of various markets and how they relate to each other allows us to identify and benefit from pricing anomalies.

- Positioning. We aim to make profits by taking positions in certain financial markets in anticipation of changes in those markets. This is the riskiest of our trading activities and we use it selectively.


WHO MANAGES MARKET RISK

Group Risk Management oversees market risk management for our trading businesses. It is not accountable for trading revenues. Its responsibilities include:

-  designing and implementing methods for measuring and reporting market risk

-  approving new or additional trading limits

- monitoring exposure and approving any excesses compared with the approved limits

-  approving all new trading products

-  independent testing of all pricing models and trading systems

- approving all market rates and prices used in valuing TD's trading positions and estimating market risk

- stress testing the portfolio to determine the effect of large, unusual market movements

- implementing and maintaining the models used to calculate regulatory capital required for market risk.

     The Market Risk Policy Group within Group Risk Management is responsible for measuring, reporting and monitoring market risk, as well as communicating and enforcing risk limits throughout our trading businesses. It also maintains the Market Risk Policy Manual, which contains all policies relating to market risk in the trading businesses.

     The Market Risk Policy Committee meets every two weeks for a peer review of the market risk profile of our trading businesses and to approve changes to risk policies. The committee is co-chaired by the Chairman and CEO, TD Securities and the Senior Vice President, Market Risk Policy and includes members of senior management of TD Securities and Internal Audit. The Audit and Risk Management Committee of the Board of Directors reviews market risk quarterly and approves all major market risk policies annually.


HOW WE MANAGE MARKET RISK

Managing market risk is a key part of our business planning process. We begin new trading operations and expand existing ones only if:

- the risk has been thoroughly assessed and is judged to be within our risk capacity and business expertise

-  we have the infrastructure in place to monitor, control and manage the risk.

     We manage market risk primarily by setting trading limits and by "stress testing" our trading activities.


TRADING LIMITS

Value at Risk (VaR) measures the adverse impact that potential changes in market rates and prices could have on the value of a portfolio over a specified period of time.

     We set trading limits that are consistent with the approved business plan for each business and our tolerance for the market risk of that business. When setting these limits, we consider market volatility, market liquidity, trader experience and business strategy.

     Our primary measure for setting trading limits is VaR. We use VaR to monitor and control overall risk levels and to calculate the regulatory capital required.

     We may also apply specialized limits, such as notional limits, credit spread limits, yield curve shift limits, loss exposure limits, stop loss limits and other limits, if it's appropriate to do so. These additional limits reduce the likelihood that trading losses will exceed VaR limits.

     At the end of every day, Group Risk Management reviews daily trading exposure reports and compares the risks with their limits. If a trading limit has been exceeded, the trading desk must immediately bring the position within the limit, unless Group Risk Management approves an exception. It follows an established process for approving exceptions to established limits.

     If, during the day, it appears that a trading limit will be exceeded, the trader must receive approval before carrying the position overnight.


CALCULATING VAR

First we estimate VaR by creating a distribution of potential changes in the market value of the current portfolio. We value the current portfolio using the most recent 259 trading days of market price and rate changes. Then we calculate the VaR so that potential portfolio losses are expected to be less than the VaR amount for 99 out of every 100 trading days.

27 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

     The graph below compares net revenues in our trading businesses to daily VaR usage. Our VaR on October 31, 2001 was $22.5 million, down $4.9 million from October 31, 2000. The average VaR for fiscal year 2001 was $24.5 million. Declines in the VaR during fiscal 2001 are due to the integration of certain risks into our VaR model, in particular, the risks in our convertible arbitrage and credit derivative businesses. This diversification has resulted in the improvements in our reported VaR.

[NET TRADING RELATED REVENUE VS. VALUE AT RISK GRAPH APPEARS HERE]

     The graph below shows the frequency distribution of our net trading revenue for fiscal 2001. Daily net trading revenues in 2001 were positive on 94% of the trading days in the year. Losses never exceeded our statistically predicted VaR for the total of our trading related businesses. Our worst daily loss was less than $5 million. The distribution of trading revenues reflects the broad diversification of trading activities in TD Securities and shows that the probability of major losses exceeding our reported VaR is low.

[DISTRIBUTION OF DAILY NET TRADING REVENUES GRAPH APPEARS HERE]

STRESS TESTING

We use stress testing to quantify the largest quarterly loss we are prepared to take in our trading activities and then limit market risk accordingly.

     Our trading business is subject to an overall global stress test limit and each global business has a stress test limit. Stress tests are produced and reviewed each week with the head of Group Risk Management. They are reviewed with the Market Risk Committee every two weeks and four times a year with the Audit and Risk Management Committee of the Board of Directors. Stress scenarios are designed to model extreme economic events, replicate worst case historical experiences or introduce large but plausible moves in key market risk factors.

     The graph below is a history of our weekly stress test results which shows the instantaneous impact of large market disturbances. We significantly reduced our credit spread risk in 2001 by buying credit protection in the form of synthetic collateralized debt obligations (CDOs) and credit default swaps. As credit spread risk had dominated our stress scenarios in previous years, this improved management of credit risk has had a major positive impact on our risk profile.

[STRESS TEST HISTORY GRAPH APPEARS HERE]

ASSET LIABILITY MANAGEMENT

ASSET LIABILITY MANAGEMENT DEALS WITH MANAGING THE MARKET RISKS OF OUR TRADITIONAL BANKING ACTIVITIES. THESE TRANSACTIONS PRIMARILY INCLUDE INTEREST RATE RISK AND FOREIGN EXCHANGE RISK.

We are exposed to market risk when we enter into non-trading banking transactions with our TD Canada Trust customers. These transactions primarily include deposit taking and lending, which are also referred to as our "asset and liability" positions.

WHO IS RESPONSIBLE FOR ASSET LIABILITY MANAGEMENT

The Treasury and Balance Sheet Management function within Group Finance measures and manages the market risks of our non-trading banking activities. The Asset Liability Committee, which is chaired by TD's Chairman and Chief Executive Officer and includes senior executives, oversees non-trading market risk and directs Treasury and Balance Sheet Management. The Audit and Risk Management Committee of the Board of Directors reviews and approves all market risk policies and procedures annually.

HOW WE MANAGE OUR ASSET AND LIABILITY POSITIONS

We measure all product risks when products are issued, using a fully hedged option-adjusted transfer pricing framework. This framework allows Treasury and Balance Sheet Management to measure and manage risk within a target risk profile. It also ensures that TD Canada Trust's business units engage in risk-taking activities only if they are productive.

28 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

MANAGING INTEREST RATE RISK

INTEREST RATE RISK IS THE IMPACT CHANGES IN INTEREST RATES COULD HAVE ON OUR MARGINS, EARNINGS AND ECONOMIC VALUE. RISING INTEREST RATES COULD, FOR EXAMPLE, INCREASE OUR FUNDING COSTS, WHICH WOULD REDUCE THE NET INTEREST INCOME EARNED ON CERTAIN LOANS.

We are exposed to interest rate risk when asset and liability principal and interest cash flows have different interest payment or maturity dates. These are called "mismatched positions". An interest-sensitive asset or liability is repriced when interest rates change or when there is cash flow from final maturity, normal amortization or when customers exercise prepayment, conversion or redemption options.

     Our exposure depends on the size and direction of interest rate changes, and on the size and maturity of the mismatched positions. It is also affected by new business volumes, renewals of loans and deposits, and how actively customers exercise options like prepaying or redeeming a loan or deposit before its maturity date.

     We manage interest rate risk within limits set by our interest rate risk management policies.

     We perform valuations of all asset and liability positions as well as all off-balance sheet exposures every week, and value certain option positions daily. We then hedge the resulting financial position to a target risk profile. We use derivative financial instruments, wholesale instruments and other capital market alternatives and, less frequently, product pricing strategies to manage interest rate risk.

     Within the financial position, we measure and manage interest rate risk exposure from instruments with closed (non-optioned) fixed-rate cash flows separately from product options. Product options represent a significant financial risk, whether they are free-standing, such as mortgage rate commitments, or embedded in loans or deposits.

     Interest rate risk exposure from closed (non-optioned) instruments exhibits an almost linear or symmetrical payoff profile to parallel changes in interest rates. The graph below shows our interest rate risk exposure on October 31, 2001 on the closed (non-optioned) instruments within the financial position. If this portfolio had experienced an immediate and sustained 100 basis point decrease in rates on October 31, 2001, the economic value of shareholders' equity would have decreased by $9 million after tax ($2 million in 2000 for a 100 basis point increase in rates). This same shock would reduce net income after tax by $6 million over the next 12 months ($7 million in 2000).

[CLOSED (NON-OPTIONED) INSTRUMENTS PORTFOLIO
ECONOMIC VALUE AT RISK BY INTEREST RATE SHOCK(1) GRAPH APPEARS HERE]

     Exposure to interest rate risk from product options exhibits non-linear or asymmetrical payoff profiles. The graph below shows our interest rate risk exposure on October 31, 2001 on all instruments within the financial position - the closed (non-optioned) instruments plus product options. An immediate and sustained 100 basis point decrease in rates would have decreased the economic value of shareholders' equity by $40 million after tax ($25 million in 2000 for a 100 basis point increase in rates).

     We manage the risk of product options by buying options or through a dynamic hedging process designed to replicate the payoff of a purchased option. Dynamic hedging involves rebalancing the hedging instruments we hold for small changes in interest rates. The graph below assumes that the dynamic hedging portfolios held on October 31 are not rebalanced for the interest rate shock.

[TOTAL FINANCIAL POSITION ECONOMIC VALUE AT RISK
BY INTEREST RATE SHOCK GRAPH APPEARS HERE]

MANAGING FOREIGN EXCHANGE RISK

FOREIGN EXCHANGE RISK REFERS TO LOSSES THAT COULD RESULT FROM CHANGES IN FOREIGN CURRENCY EXCHANGE RATES. ASSETS AND LIABILITIES THAT ARE DENOMINATED IN FOREIGN CURRENCIES HAVE FOREIGN EXCHANGE RISK.

We are exposed to foreign exchange risk:

- when our foreign currency assets are greater or less than our liabilities in that currency. This creates a foreign currency open position. We minimize our foreign currency open positions to manage this risk.

- from our investments in foreign operations. We manage this risk to a target risk profile that includes minimizing the risk that changes in foreign currency exchange rates will adversely affect our capital ratios.


LIQUIDITY RISK

LIQUIDITY RISK IS THE RISK THAT WE CANNOT MEET A DEMAND FOR CASH OR FUND OUR OBLIGATIONS AS THEY COME DUE. DEMAND FOR CASH CAN COME FROM WITHDRAWALS OF DEPOSITS, DEBT MATURITIES AND COMMITMENTS TO PROVIDE CREDIT.

We hold sufficient liquid assets in Canadian and U.S. dollars as well as other foreign currencies so that funds can quickly be

(1) The interest rate risk exposure of non-maturity deposits and loans is measured based on assumed maturity profiles.

29 HOW WE PERFORMED IN 2001

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

made available to meet our obligations. Our liquidity policy measures the amount of liquidity required to cover short-term requirements under normal operations and in a crisis scenario.

WHO MANAGES LIQUIDITY RISK

The Treasury and Balance Sheet Management function in Group Finance is responsible for measuring the Bank's liquidity risk position and for managing the Canadian dollar liquidity position. TD Securities is responsible for managing the U.S. dollar and other currency liquidity positions. The Asset Liability Committee oversees liquidity risk management. The Audit and Risk Management Committee of the Board of Directors reviews and approves liquidity management policies annually.


HOW WE MANAGE LIQUIDITY RISK

We make sure that we have sufficient funds available to meet our obligations by managing our cash flows and holding assets that can be readily converted into cash. We also have an active wholesale funding program, including asset securitization, to make sure that we have access to funds from widely diversified sources.

     We manage liquidity on a global basis to make sure risk is prudently managed in all of our operations. In addition to a large base of stable retail and commercial deposits, we have highly diversified wholesale funding sources and distribution networks to support the operations of the wholesale bank. If there was a liquidity crisis, there are sufficient marketable securities to cover maturing obligations over a specified time period. Because customers who make large deposits can affect our liquidity, we also make sure that we don't rely on one customer or a small group of customers.

     On October 31, 2001, our consolidated surplus liquid asset position was $.5 billion in Canadian dollars, compared with a position of $2.2 billion Canadian on October 31, 2000. The surplus liquid asset position is total liquid assets less TD's short-term wholesale funding requirements. During the year, the surplus liquid asset position was drawn down primarily due to fund growth in retail assets.

     If there was a liquidity crisis, we have contingency plans to make sure we meet all of our obligations as they come due.

OPERATIONAL RISK

OPERATIONAL RISK IS THE RISK OF LOSS RESULTING FROM INADEQUATE OR FAILED INTERNAL PROCESSES, RESOURCES AND SYSTEMS OR FROM EXTERNAL EVENTS.

Operational risk is inherent in all business activities and can result in financial loss, loss of reputation or regulatory penalties. Operational risk includes transaction processing risks, technology failures, physical asset risk, the failure of employees to adhere to internal guidelines, and risk from regulatory and compliance failures. It also includes risk from criminal sources such as theft and fraud, and third-party liability risk. We are exposed to operational risk from internal business activities and from activities we outsource.

     Managing operational risk is a key objective of TD Bank Financial Group. It is essential for protecting, enhancing and creating shareholder value, operating efficiency and providing a safe working environment for staff and customers.

WHO MANAGES OPERATIONAL RISK

We have established an independent Operational Risk Management Group in Group Risk Management to set policies and coordinate operational and risk management activities throughout our organization.


HOW WE MANAGE OPERATIONAL RISK

The Operational Risk Management Group is responsible for:

- continually identifying, measuring and reporting on the operational risk exposures of our businesses

- making sure economic capital for managing risk is allocated based on assessments of operational risk

- overseeing the execution of key enterprise-wide risk management practices, including an extensive system of internal controls, trained and competent people, segregating incompatible functions and clearly defined operating practices

- identifying and implementing leading industry practices for operational risk management.


BUSINESS RECOVERY PLANNING

We have business recovery plans and processes in place for all operating businesses and corporate support functions. These plans provide safeguards to minimize the risk, cost and duration of a disruption to our business processes and services. An Executive Team oversees TD's business recovery planning and makes sure there is continuous management of the organization. Its responsibilities include:

- maintaining and communicating business recovery policies and procedures, including industry benchmarking

-  identifying and assessing critical business processes and dependencies

-  regular testing of business recovery plans for all key operations

- maintaining offsite back up facilities to make sure we can continue to deliver our products and services.


INSURANCE

Specialists in risk management and insurance manage an active portfolio of insurance coverage to protect TD from internal and external events in the course of doing business. These specialists are responsible for reviewing all insurable risks and for developing and implementing insurance and risk transfer solutions. The analysis includes an ongoing review of the claims paying ability of our insurance providers.

30 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

MANAGING CAPITAL

CAPITAL STRUCTURE AND RATIOS AT YEAR END

--------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                                     2001            2000              1999
--------------------------------------------------------------------------------------------------------------------------------
TIER 1 CAPITAL
Retained earnings                                                                      $ 9,653         $ 9,039           $ 8,694
Common shares                                                                            2,259           2,060             2,006
Qualifying preferred shares                                                              1,492           1,251               833
Non-controlling interest in subsidiaries                                                 1,272           1,471               335
Less: goodwill and intangibles in excess of 5% limit                                   (4,041)         (4,458)             (892)
--------------------------------------------------------------------------------------------------------------------------------
Total Tier 1 capital                                                                    10,635           9,363            10,976
--------------------------------------------------------------------------------------------------------------------------------
TIER 2 CAPITAL
Subordinated notes and debentures                                                        4,892           4,883             3,217
Non-controlling interest in subsidiaries                                                     -             185                 -
General allowance for credit losses included in capital                                  1,112             862               753
Less: amortization of subordinated notes and debentures                                  (545)           (488)             (346)
--------------------------------------------------------------------------------------------------------------------------------
Total Tier 2 capital                                                                     5,459           5,442             3,624
--------------------------------------------------------------------------------------------------------------------------------
Other deductions                                                                           985             762               150
--------------------------------------------------------------------------------------------------------------------------------
TOTAL REGULATORY CAPITAL                                                               $15,109         $14,043           $14,450
                                                                                       =======         =======           =======
CAPITAL RATIOS
TO RISK-WEIGHTED ASSETS
Tier 1 capital                                                                             8.4%            7.2%             10.1%
Total regulatory capital                                                                  11.9            10.8              13.3
--------------------------------------------------------------------------------------------------------------------------------
Assets to capital multiple(1),(2)                                                         18.3            18.4              15.0
--------------------------------------------------------------------------------------------------------------------------------

(1) Total assets plus off-balance sheet credit instruments such as letters of credit and guarantees less investments in associated corporations and goodwill and net intangibles divided by total regulatory capital.

(2) In 2000, the Bank's authorized assets to capital multiple was increased from 20 times to 23 times.

OUR GOALS

We want to provide enough capital to maintain the confidence of investors and depositors, while providing our common shareholders with a satisfactory return.

OUR GOALS ARE TO:

- be an appropriately capitalized institution, as defined by regulatory authorities and compared to our peers

-    maintain strong ratings

- achieve the lowest overall cost of capital consistent with preserving the appropriate mix of capital elements

- make sure that we have enough capital and the right type of capital on hand or readily available at a reasonable cost to help us expand and to protect us against unexpected events

-    provide a satisfactory return to our common shareholders.


WHERE CAPITAL COMES FROM

Most of our capital comes from common shareholders.

WHO MANAGES OUR CAPITAL

Group Finance manages capital for TD. They're responsible for acquiring, maintaining and retiring capital. Under the Bank Act, the Board of Directors oversees most decisions about capital.

HOW WE MANAGED OUR CAPITAL

TIER 1 CAPITAL

Retained earnings grew by $614 million during the year. In addition, we issued $199 million of common stock, mainly as part of our purchase of Newcrest.

     Goodwill and net intangibles (above 5% of gross Tier 1 capital), which are deducted from capital for regulatory purposes, decreased by $417 million during the year as a result of amortization.


TIER 2 CAPITAL

Actions we took to manage our capital during the year included:

- redeeming $750 million of debentures and issuing $800 million of replacement subordinated medium term notes

- exchanging $350 million of subordinated debt and $225 million of preferred shares of Canada Trust (previously classified as non-controlling interest in subsidiaries on the consolidated balance sheet) into respective amounts of TD Bank debt and preferred shares, on substantially identical terms

- redeeming $150 million of Canada Trust preferred shares, (previously classified as non-controlling interest in subsidiaries on the Consolidated balance sheet).

     As a result of increasing our general allowance for credit losses by $300 million during the year and the decision by the regulator to permit an increased level of general allowances in total capital, the amount of our general allowance that qualifies for Tier 2 capital increased by $250 million.


CAPITAL RATIOS

Since we acquired Canada Trust in 2000, we've made significant progress in improving our regulatory capital ratios. Our Tier 1 and total capital ratios were 8.4% and 11.9%, respectively, on October 31, 2001 compared with 7.2% and 10.8% on October 31, 2000.

     The Office of the Superintendent of Financial Institutions Canada (OSFI) measures the capital adequacy of Canadian banks according to its instructions for determining risk-adjusted

31 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

capital, risk-weighted assets and off-balance sheet exposures. This approach is based on the Bank for International Settlements' agreed framework for achieving a more consistent way to measure the capital adequacy and standards of banks engaged in international business.

ABOUT CAPITAL RATIOS

Capital ratios are measures of financial strength and flexibility.

     The two primary ratios we use to measure capital adequacy are the Tier 1 capital ratio and the total capital ratio. OSFI defines these ratios and sets levels for Canadian banks:

- The Tier 1 capital ratio is defined as Tier 1 capital divided by risk-weighted assets. OSFI requires banks to meet Tier 1 capital requirements of 7% to be considered well capitalized.

- The total capital ratio is defined as total regulatory capital divided by risk-weighted assets. OSFI requires banks to meet total capital requirements of 10% to be considered well capitalized.


RISK-WEIGHTED ASSETS

Our total balance sheet assets showed strong growth in 2001, increasing $23 billion or 9%. However, total risk-weighted assets decreased, as a result of our ongoing management of risk-weighted assets across all of our businesses.

     We review balance sheet and off-balance sheet exposures when assessing risk.

                                  SEE MANAGING RISK   PAGE 24


INTEREST COVERAGE ON SUBORDINATED NOTES AND DEBENTURES

We're required to disclose certain information to our noteholders about our interest coverage.

     Our interest requirements on all subordinated notes and debentures after adjusting for new issues and retiring subordinated debt amounted to $327 million for the year ended October 31, 2001.

     Our reported net income before interest and income tax and after deducting non-controlling interest in TD Waterhouse Group, Inc. for the year ended October 31, 2001 was $1,557 million, which was 4.8 times our interest requirement for this period.

     On an operating cash basis these figures were $327 million, $3,240 million and 9.9 times, respectively.


PROPOSED CAPITAL ACCORD

This year, the Basel Committee on Banking Supervision published for consultation a new capital accord to replace the accord that was originally introduced in 1988 and supplemented in 1996.

     The proposed accord allows banks of all levels of complexity and sophistication to determine their capital levels based on how they measure, manage and mitigate risk. It provides a range of methodologies, from simple to advanced, for measuring credit and operational risk.

     Each bank can adopt the approach that best fits its level of sophistication and risk profile, subject to review by regulators. The accord, however, seeks to build in rewards for banks that have more rigorous and accurate risk management by allowing them to have less regulatory capital than banks that use weaker or less sophisticated approaches.

     The financial services industry around the world has commented on the accord. This dialogue will continue over the next several years together with consultation with OSFI on implementing the accord in Canada. We're developing systems and procedures to implement the new accord beginning with fiscal year 2005.

RISK-WEIGHTED ASSETS AT YEAR END

----------------------------------------------------------------------------------------------------
(millions of dollars)                           2001                     2000                   1999
----------------------------------------------------------------------------------------------------
                                               RISK-                    Risk-                  Risk-
                                            WEIGHTED                 weighted               weighted
                                 BALANCE     BALANCE      Balance     balance     Balance    balance
----------------------------------------------------------------------------------------------------
BALANCE SHEET ASSETS
Cash resources                  $  5,945    $    991     $  4,187    $    657    $  6,226   $  1,109
Securities purchased under
  resale agreements               20,205         324       13,974         238      25,708        201
Securities                        97,194       6,946       85,387       8,286      69,093      6,956
Loans                            119,673      66,514      120,721      72,351      87,485     54,079
Customers' liability under
  acceptances                      9,122       8,246        9,812       9,008       9,040      8,286
Other assets                      35,699       6,342       30,737       7,704      16,865      4,757
----------------------------------------------------------------------------------------------------
Total balance sheet assets      $287,838    $ 89,363     $264,818    $ 98,244    $214,417   $ 75,388
----------------------------------------------------------------------------------------------------
OFF-BALANCE SHEET ASSETS
Credit instruments                            18,350                   16,130                 19,347
Derivative financial instruments               6,373                    4,661                  3,603
----------------------------------------------------------------------------------------------------
Total off-balance sheet assets                24,723                   20,791                 22,950
----------------------------------------------------------------------------------------------------
Total risk-weighted asset
  equivalent - credit risk                   114,086                  119,035                 98,338
             - market risk                    13,032                   11,125                 10,146
----------------------------------------------------------------------------------------------------
TOTAL RISK-WEIGHTED ASSETS                  $127,118                 $130,160               $108,484
                                            ========                 ========               ========

32 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

SUPPLEMENTARY INFORMATION

TABLE 1    Page 32   Consolidated statement of income (TEB)
TABLE 2    Page 33   Operating cash basis measurements
TABLE 3    Page 33   Analysis of change in net interest income (TEB)
TABLE 4    Page 33   Net interest rate margin (TEB)
TABLE 5    Page 34   Average earning balances and interest rates (TEB)
TABLE 6    Page 34   Other income
TABLE 7    Page 35   Trading related income (TEB)
TABLE 8    Page 35   Non-interest expenses and efficiency ratio
TABLE 9    Page 36   Taxes
TABLE 10   Page 36   Loans to small and mid-sized business customers
TABLE 11   Page 37   Loans and customers' liability under acceptances at year end
TABLE 12   Page 38   Impaired loans less allowance for credit losses at year end
TABLE 13   Page 38   Impact on net interest income due to impaired loans
TABLE 14   Page 39   Provision for credit losses
TABLE 15   Page 40   Current replacement cost of derivatives
TABLE 16   Page 40   Assets under administration and assets under management


TABLE 1    CONSOLIDATED STATEMENT OF INCOME (TEB)

----------------------------------------------------------------------------------------------------------
(millions of dollars)                                                 2001            2000            1999
----------------------------------------------------------------------------------------------------------
Net interest income (TEB)                                          $ 4,636          $3,804          $3,173
Provision for credit losses(1)                                         620             480             275
----------------------------------------------------------------------------------------------------------
Net interest income after credit loss provision (TEB)                4,016           3,324           2,898
Other income(1)                                                      6,097           6,400           4,092
----------------------------------------------------------------------------------------------------------
Net interest and other income (TEB)                                 10,113           9,724           6,990
Non-interest expenses excluding non-cash goodwill/intangible
  amortization and restructuring costs                               6,925           6,307           4,508
----------------------------------------------------------------------------------------------------------
Income before provision for income taxes (TEB)                       3,188           3,417           2,482
Provision for income taxes (TEB)                                       981           1,322           1,005
----------------------------------------------------------------------------------------------------------
Income before non-controlling interest                               2,207           2,095           1,477
Non-controlling interest                                                49              77               5
----------------------------------------------------------------------------------------------------------
NET INCOME - OPERATING CASH BASIS(2)                               $ 2,158          $2,018          $1,472
                                                                   =======          ======          ======
Gains on sale of investment real estate, net of tax                    275               -               -
Increase in general provision, net of tax                             (208)              -               -
Restructuring costs, net of tax                                       (138)           (271)              -
Income tax expense from income tax rate changes(3)                     (75)              -               -
Special gains, net of tax                                                -               -           1,553
----------------------------------------------------------------------------------------------------------
NET INCOME - CASH BASIS                                            $ 2,012          $1,747          $3,025
                                                                   =======          ======          ======
Non-cash goodwill/intangible amortization, net of tax                  629             722              44
----------------------------------------------------------------------------------------------------------
REPORTED NET INCOME                                                $ 1,383          $1,025          $2,981
                                                                   =======          ======          ======

(1) Excludes special increases in the general provision of $300 million pre-tax in 2001 and special real estate gains of $350 million pre-tax in 2001.

(2) Operating cash basis results exclude restructuring costs related to acquisitions and significant business restructuring initiatives (TD Securities in 2001, TD Waterhouse Group, Inc. in 2001, the acquisition of Newcrest in 2001 and the acquisition of Canada Trust in 2000), the effects of future tax rate reductions on future tax balances in 2001, the net effect of real estate gains and general provision increases in 2001 and the gain on the sale of TD Waterhouse Group, Inc. and Knight/Trimark in 1999.

     Operating results are presented on this basis in order to provide a meaningful year-over-year comparison. Cash basis results exclude the after-tax impact of goodwill and other purchase-related intangible amortization. As explained, operating cash basis results are different from reported results determined in accordance with generally accepted accounting principles (GAAP). The term "operating cash basis results" is not a defined term under GAAP, and therefore may not be comparable to similar terms used by other issuers.

(3)  Tax rate reductions cause a writedown of future tax assets.


                           SEE CONSOLIDATED STATEMENT OF INCOME  PAGE 43

33 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TABLE 2 OPERATING CASH BASIS MEASUREMENTS(1)

-------------------------------------------------------------------------------------------------------------
                                                                           2001           2000           1999
-------------------------------------------------------------------------------------------------------------
OPERATING CASH BASIS EARNINGS PER COMMON SHARE                          $  3.31        $  3.16        $  2.39
Adjustments for non-cash/special items:
    Amortization of goodwill, net of tax                                   (.30)          (.21)          (.07)
    Amortization of intangible assets from business combinations, net
      of tax                                                               (.70)          (.95)             -
    Gains on sale of investment real estate, net of tax                     .44              -              -
    Increase in general provision, net of tax                              (.33)             -              -
    Restructuring costs, net of tax                                        (.23)          (.44)             -
    Income tax expense from income tax rate changes(2)                     (.12)             -              -
    Special gains, net of tax                                                 -              -           2.58
-------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE - CONSOLIDATED STATEMENT OF INCOME            $  2.07        $  1.56        $  4.90
                                                                        =======        =======        =======

RETURN ON COMMON SHAREHOLDERS' EQUITY
Operating cash basis net income applicable to common shares             $ 2,075        $ 1,962        $ 1,429
Average common shareholders' equity                                      11,505         10,894          8,576
Operating cash basis return on common shareholders' equity                 18.0%          18.0%          16.7%
                                                                        -------------------------------------

(1) Operating cash basis results exclude restructuring costs related to acquisitions and significant business restructuring initiatives (TD Securities in 2001, TD Waterhouse Group, Inc. in 2001, the acquisition of Newcrest in 2001 and the acquisition of Canada Trust in 2000), the effects of future tax rate reductions on future tax balances in 2001, the net effect of real estate gains and general provision increases in 2001 and the gain on the sale of TD Waterhouse Group, Inc. and Knight/Trimark in 1999. Operating results are presented on this basis in order to provide a meaningful year-over-year comparison. Cash basis results exclude the after-tax impact of goodwill and other purchase-related intangible amortization. As explained, operating cash basis results are different from reported results determined in accordance with generally accepted accounting principles (GAAP). The term "operating cash basis results" is not a defined term under GAAP, and therefore may not be comparable to similar terms used by other issuers.

(2)  Tax rate reductions cause a writedown of future tax assets.

TABLE 3 ANALYSIS OF CHANGE IN NET INTEREST INCOME (TEB)

-----------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                           2001 VS. 2000                                   2000 vs. 1999
-----------------------------------------------------------------------------------------------------------------------------
                                                    FAVOURABLE (UNFAVOURABLE)                       Favourable (unfavourable)
                                                             DUE TO CHANGE IN                                due to change in
-----------------------------------------------------------------------------------------------------------------------------
                                          AVERAGE       AVERAGE           NET         Average      Average                Net
                                           VOLUME          RATE        CHANGE          volume         rate             change
-----------------------------------------------------------------------------------------------------------------------------
Total earning assets                        $ 908         $(66)          $842         $ 2,956        $(148)           $ 2,808
Total interest-bearing liabilities           (710)         700            (10)         (2,053)        (124)            (2,177)
-----------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                         $ 198         $634           $832         $   903        $(272)           $   631
                                            =====         ====           ====         =======        =====            =======


TABLE 4  NET INTEREST RATE MARGIN (TEB)

---------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                       2001                            2000                             1999
---------------------------------------------------------------------------------------------------------------------------------
                                     AVERAGE        NET   MARGIN     Average        Net   Margin    Average         Net    Margin
                                     EARNING   INTEREST              earning   interest             earning    interest
                                      ASSETS     INCOME               assets     income              assets       income
---------------------------------------------------------------------------------------------------------------------------------
Canada                              $147,525     $3,628     2.46%   $133,116     $3,137     2.36%  $100,814       $2,459     2.44%
United States                         55,798        509      .91      53,371        458      .86     47,472          484     1.02
Other international                   50,128        499     1.00      47,534        209      .44     37,861          230      .61
---------------------------------------------------------------------------------------------------------------------------------
TOTAL BANK                          $253,451     $4,636     1.83%   $234,021     $3,804     1.63%  $186,147       $3,173     1.70%
                                    ========     ======     ====    ========     ======     ====   ========       ======     ====

34 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TABLE 5  AVERAGE EARNING BALANCES AND INTEREST RATES (TEB)

------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                       2001                           2000                           1999
------------------------------------------------------------------------------------------------------------------------------
                                     AVERAGE             AVERAGE    Average             Average    Average             Average
                                     BALANCE  INTEREST      RATE    balance  Interest      rate    balance  Interest      rate
------------------------------------------------------------------------------------------------------------------------------
EARNING ASSETS
------------------------------------------------------------------------------------------------------------------------------
Deposits with banks                 $  7,810   $   391       5.0%  $  8,253   $   474       5.7%  $  7,943   $   512       6.4%
------------------------------------------------------------------------------------------------------------------------------
Securities purchased under
  resale agreements                   26,511     1,462       5.5     23,561     1,350       5.7     24,401     1,156       4.7
------------------------------------------------------------------------------------------------------------------------------
SECURITIES
Investment                            28,696     1,535       5.3     27,210     1,512       5.6     15,922       898       5.6
Trading                               70,375     2,636       3.7     60,607     1,932       3.2     48,715     2,062       4.2
------------------------------------------------------------------------------------------------------------------------------
Total securities                      99,071     4,171       4.2     87,817     3,444       3.9     64,637     2,960       4.6
------------------------------------------------------------------------------------------------------------------------------
LOANS
Residential mortgages                 48,462     3,172       6.5     42,750     2,796       6.5     32,904     2,118       6.4
Consumer instalment and other
  personal                            32,071     2,612       8.1     32,026     2,762       8.6     17,981     1,409       7.8
Business and government               39,526     2,908       7.4     39,614     3,048       7.7     38,281     2,911       7.6
------------------------------------------------------------------------------------------------------------------------------
Total loans                          120,059     8,692       7.2    114,390     8,606       7.5     89,166     6,438       7.2
-----------------------------------------------------------------------------------------------------------------------------
TOTAL EARNING ASSETS                $253,451   $14,716       5.8%  $234,021   $13,874       5.9%  $186,147   $11,066       5.9%
                                    ========   =======       ===   ========   =======       ===   ========   =======       ===
INTEREST-BEARING LIABILITIES
------------------------------------------------------------------------------------------------------------------------------
DEPOSITS
Personal                            $ 93,733    $3,385      3.6%   $ 81,174   $ 3,514      4.3%    $50,640    $1,898       3.7%
Banks                                 31,210     1,667       5.3     35,562     1,960       5.5     30,078     1,675       5.6
Business and government               76,093     3,232       4.2     72,684     3,320       4.6     61,330     2,681       4.4
------------------------------------------------------------------------------------------------------------------------------
Total deposits                       201,036     8,284       4.1    189,420     8,794       4.6    142,048     6,254       4.4
Subordinated notes and debentures      4,943       297       6.0      3,860       251       6.5      3,328       181       5.4
Obligations related to
  securities sold short and under
  repurchase agreements               43,567     1,488       3.4     35,950       985       2.7     34,280     1,430       4.2
Other interest-bearing liabilities       156        11       7.1        521        40       7.7        397        28       7.0
------------------------------------------------------------------------------------------------------------------------------
TOTAL INTEREST-BEARING LIABILITIES  $249,702   $10,080       4.0%  $229,751   $10,070       4.4%  $180,053    $7,893       4.4%
                                    ========   =======       ===   ========   =======       ===   ========    ======       ===
TOTAL NET INTEREST INCOME (TEB)                $ 4,636                        $ 3,804                          $3,173
                                               =======                        =======                          ======

TABLE 6  OTHER INCOME

----------------------------------------------------------------------------------------------------
(millions of dollars)                                       2001     2000     1999     1998     1997
----------------------------------------------------------------------------------------------------
TD Waterhouse fees and commissions                        $1,002   $1,521     $979     $634     $467
Full service brokerage and other securities services         701      667      484      379      333
Mutual fund management                                       502      452      258      204      152
Credit fees                                                  425      545      463      403      352
Net investment securities gains(1)                           216      382      362      386      329
Trading income                                             1,318    1,225      679      298      270
Service charges                                              589      463      289      283      268
Loan securitizations                                         272      236       94       33        -
Card services                                                249      233      190      180      165
Insurance                                                    326      198       65       56       42
Trust fees                                                    86       75       23       21       30
Gains on sale of investment real estate                      350        -        -        -        -
Foreign exchange - non-trading                               114      134       72       95       81
Property rental income                                        60       91       59       61       54
Other services                                               237      178       75      164      107
----------------------------------------------------------------------------------------------------
TOTAL                                                     $6,447   $6,400   $4,092   $3,197   $2,650
                                                          ======   ======   ======   ======   ======
PERCENTAGE INCREASE OVER PREVIOUS YEAR                        .7%    56.4%    28.0%    20.6%    51.5%
                                                          ======   ======   ======   ======   ======

(1)  Excludes special Knight/Trimark gain in 1999.

35 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TABLE 7  TRADING RELATED INCOME (TEB)(1)

-------------------------------------------------------------------------------------------
(millions of dollars)                                      2001           2000         1999
-------------------------------------------------------------------------------------------
Net interest income                                      $  219         $ (287)        $ 30
Other income                                              1,318          1,225          679
-------------------------------------------------------------------------------------------
TOTAL TRADING RELATED INCOME (TEB)                       $1,537         $  938         $709
                                                         ======         ======         ====
BY BUSINESS
Interest rate and credit portfolios                      $  780         $  383         $417
Foreign exchange portfolios                                 247            200          145
Equity and other portfolios                                 510            355          147
-------------------------------------------------------------------------------------------
TOTAL TRADING RELATED INCOME (TEB)                       $1,537         $  938         $709
                                                         ======         ======         ====

(1) Trading related income includes both trading income reported in other income and net interest income derived from trading instruments.


TABLE 8  NON-INTEREST EXPENSES AND EFFICIENCY RATIO(1)

------------------------------------------------------------------------------------------------------
(millions of dollars)                                    2001       2000      1999      1998      1997
------------------------------------------------------------------------------------------------------
SALARIES AND EMPLOYEE BENEFITS
Salaries                                              $ 2,225    $ 2,032    $1,475    $1,362    $1,208
Incentive compensation                                  1,150      1,048       785       630       478
Pension and other employee benefits                       333        319       223       175       140
------------------------------------------------------------------------------------------------------
Salaries and employee benefits total                    3,708      3,399     2,483     2,167     1,826
------------------------------------------------------------------------------------------------------
OCCUPANCY
Rent                                                      323        266       209       196       171
Depreciation                                              149        104        80        73        72
Other                                                     120        128        84        75        70
------------------------------------------------------------------------------------------------------
Occupancy total                                           592        498       373       344       313
------------------------------------------------------------------------------------------------------
EQUIPMENT
Rent                                                      159        118        88        78        58
Depreciation                                              169        156       121       108        86
Other                                                     328        287       186       149       126
------------------------------------------------------------------------------------------------------
Equipment total                                           656        561       395       335       270
------------------------------------------------------------------------------------------------------
GENERAL
Marketing and business development                        410        434       261       213       188
Brokerage related fees                                    229        260       221       162       100
Professional and advisory services                        322        284       172       140       134
Communications                                            205        202       155       142       121
Capital and business taxes                                106         82        86        73       110
Postage                                                   115        110        82        65        59
Travel and relocation                                      67         65        46        45        38
Deposit insurance premiums                                 33         28        41        63        64
Other - excluding non-cash goodwill/intangible
  amortization and restructuring costs                    482        384       193       139       103
------------------------------------------------------------------------------------------------------
General total                                           1,969      1,849     1,257     1,042       917
------------------------------------------------------------------------------------------------------
TOTAL EXPENSES EXCLUDING NON-CASH
  GOODWILL/INTANGIBLE AMORTIZATION AND
  RESTRUCTURING COSTS                                 $ 6,925    $ 6,307    $4,508    $3,888    $3,326
                                                      =======    =======    ======    ======    ======
PERCENTAGE INCREASE                                       9.8%      39.9%     15.9%     16.9%     25.3%
                                                      =======    =======    ======    ======    ======
EFFICIENCY RATIO
Net interest income (TEB)                             $ 4,636    $ 3,804    $3,173    $3,140    $2,983
Other income                                            6,447      6,400     4,092     3,197     2,650
------------------------------------------------------------------------------------------------------
Total revenue (TEB)                                    11,083     10,204     7,265     6,337     5,633
Deduct one-time gains                                     350          -        61       246       200
------------------------------------------------------------------------------------------------------
Adjusted revenue (TEB)                                $10,733    $10,204    $7,204    $6,091    $5,433
                                                      =======    =======    ======    ======    ======
EFFICIENCY RATIO - EXCLUDING NON-CASH
  GOODWILL/INTANGIBLE AMORTIZATION, RESTRUCTURING
  COSTS AND ONE-TIME GAINS(2)                            64.5%      61.8%     62.6%     63.8%     61.2%
                                                      =======    =======    ======    ======    ======

(1) Expenses used to compute the efficiency ratio exclude non-cash goodwill/intangible amortization from business combinations, and restructuring costs related to acquisitions and significant business restructuring initiatives (TD Securities in 2001, TD Waterhouse Group, Inc. in 2001, the acquisition of Newcrest in 2001 and the acquisition of Canada Trust in 2000).

(2) Excludes special gains on the sale of TD Waterhouse Group, Inc. and Knight/Trimark in 1999, real estate gains in 2001 and other one-time gains.

36 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TABLE 9  TAXES

---------------------------------------------------------------------------------------------
(millions of dollars)                          2001      2000      1999       1998       1997
---------------------------------------------------------------------------------------------
INCOME TAXES
Consolidated statement of income              $(164)     $296    $1,090       $611       $641
Taxable equivalent adjustment                   245       199       192        199        161
---------------------------------------------------------------------------------------------
                                                 81       495     1,282        810        802
OTHER TAXES
Payroll taxes                                   174       160        85         86         82
Deposit insurance premiums                       33        28        41         63         64
Capital taxes                                    80        76        77         71         83
GST and provincial sales taxes                  149        92        82         93         74
Municipal and business taxes                    109        93        71         60         68
---------------------------------------------------------------------------------------------
Total other taxes                               545       449       356        373        371
---------------------------------------------------------------------------------------------
TOTAL TAXES                                    $626      $944    $1,638     $1,183     $1,173
                                               ====      ====    ======     ======     ======
EFFECTIVE INCOME TAX RATE(1)                   30.8%     38.7%     40.7%      42.0%      42.4%
EFFECTIVE TOTAL TAX RATE(1)                    40.9%     45.8%     46.8%      51.3%      51.9%
                                               ====      ====    ======     ======     ======

(1) Excludes restructuring costs related to acquisitions and significant business restructuring initiatives (TD Securities in 2001, TD Waterhouse Group, Inc. in 2001, the acquisition of Newcrest in 2001 and the acquisition of Canada Trust in 2000), the net effect of real estate gains and general provision increases in 2001, goodwill and intangibles gross-up and benefits in 2001 and 2000 as well as the special gain on the sale of TD Waterhouse Group, Inc. in 1999.

TABLE 10  LOANS TO SMALL AND MID-SIZED BUSINESS CUSTOMERS

-------------------------------------------------------------------------------------
(millions of dollars)
-------------------------------------------------------------------------------------
                                          Loans authorized         Amount outstanding
-------------------------------------------------------------------------------------
LOAN AMOUNT                        2001     2000      1999     2001    2000      1999
-------------------------------------------------------------------------------------
(THOUSANDS OF DOLLARS)
0 - 24                           $1,107   $1,029      $340     $590    $486      $170
25 - 49                             725      720       462      435     431       279
50 - 99                           1,263    1,200       971      748     718       604
100 - 249                         2,690    2,507     2,278    1,676   1,545     1,446
250 - 499                         2,409    2,275     2,190    1,416   1,332     1,322
500 - 999                         2,552    2,443     2,448    1,371   1,272     1,331
1,000 - 4,999                     7,266    7,360     7,366    3,336   3,360     3,358
-------------------------------------------------------------------------------------
TOTAL(1)                        $18,012  $17,534   $16,055   $9,572  $9,144    $8,510
                                =======  =======   =======   ======  ======    ======

(1)  Personal loans used for business purposes are not included in these totals.

37 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TABLE 11  LOANS AND CUSTOMERS' LIABILITY UNDER ACCEPTANCES AT YEAR END

---------------------------------------------------------------------------------------------------------------------
(millions of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                                               Other
                                          Canada(1)  United States(1)  international(1)                         Total
---------------------------------------------------------------------------------------------------------------------
BY SECTOR                            2001      2000     2001     2000     2001    2000      2001      2000       1999
---------------------------------------------------------------------------------------------------------------------
Residential mortgages             $50,804   $44,400      $ -       $-       $3      $-   $50,807   $44,400    $31,483
Consumer instalment and other
  personal                         26,777    24,863    4,329    9,993       20      20    31,126    34,876     20,443
---------------------------------------------------------------------------------------------------------------------
Total residential and personal     77,581    69,263    4,329    9,993       23      20    81,933    79,276     51,926
---------------------------------------------------------------------------------------------------------------------
Real estate development
    Commercial and industrial       1,943     1,997      117       42        -       -     2,060     2,039      1,687
    Residential                     1,333     1,641       71       36        -       -     1,404     1,677      1,161
    Retail                            445       904        -        -       30      35       475       939        526
    Real estate services              265       264       15       42        -       -       280       306        204
---------------------------------------------------------------------------------------------------------------------
Total real estate                   3,986     4,806      203      120       30      35     4,219     4,961      3,578
Agriculture                         2,309     2,324        -        -        -       2     2,309     2,326      2,035
Apparel and textile                   398       399       17       13       36       -       451       412        576
Automotive                          1,378     1,420      164      364       16      14     1,558     1,798      1,753
Cable                                 562       374      847    1,329      549     527     1,958     2,230      1,732
Chemical                              582       953      458      460       85     201     1,125     1,614      2,040
Construction                          667       695      107      175       70     148       844     1,018        596
Financial                           2,180     2,803      780      813    1,152     962     4,112     4,578      4,434
Food, beverage and tobacco          1,744     1,479      192      192      195     231     2,131     1,902      1,990
Forestry                              909       836      619      571      192     328     1,720     1,735      1,609
Government                            311       511       37       47        -   1,170       348     1,728        422
Health and social services          1,037     1,075      150      258        -      19     1,187     1,352      1,656
Media and entertainment             1,699     2,062    1,360    2,086      658     707     3,717     4,855      4,557
Metals and mining                     963       924      267      266      114     240     1,344     1,430      1,438
Oil and gas                         2,240     2,811    1,022    1,079       79     160     3,341     4,050      3,198
Retail                                909       862      410      134        8      51     1,327     1,047        872
Sundry manufacturing                1,341     1,379      251      303       55     370     1,647     2,052      2,528
Telecommunications                    285       434    2,983    2,038      983     768     4,251     3,240      1,741
Transportation                      1,133       901       85       52       89     220     1,307     1,173      1,254
Utilities                             794       988    2,618    1,869    1,450   1,523     4,862     4,380      4,360
All other loans                     2,536     2,846      306      308      262     222     3,104     3,376      2,230
---------------------------------------------------------------------------------------------------------------------
Total business and government      27,963    30,882   12,876   12,477    6,023   7,898    46,862    51,257     44,599
---------------------------------------------------------------------------------------------------------------------
TOTAL                            $105,544  $100,145  $17,205  $22,470   $6,046  $7,918  $128,795  $130,533    $96,525
                                 ========  ========  =======  =======   ======  ======   ======= =========    =======
PERCENTAGE CHANGE                     5.4%     42.7%  (23.4)%    17.7%   (23.6)%   9.1%    (1.3)%     35.2%       1.7%
                                 ========  ========  =======  =======   ======  ======   ======= =========    =======

---------------------------------------------------------------------------------------------------------------
                                                                                       2001     2000       1999
BY LOCATION OF ULTIMATE RISK                           2001      2000        1999     % MIX    % mix      % mix
---------------------------------------------------------------------------------------------------------------
CANADA
Atlantic                                           $  3,352  $  3,108     $ 2,420       2.6      2.4        2.5
Quebec                                                5,769     5,332       5,452       4.5      4.1        5.6
Ontario                                              66,475    62,583      42,218      51.6     48.0       43.7
Prairies                                             16,156    15,188      11,748      12.5     11.6       12.2
British Columbia                                     14,296    13,865       8,355      11.1     10.6        8.7
---------------------------------------------------------------------------------------------------------------
Total Canada                                        106,048   100,076      70,193      82.3     76.7       72.7
---------------------------------------------------------------------------------------------------------------
United States                                        15,768    21,608      18,486      12.3     16.6       19.2
---------------------------------------------------------------------------------------------------------------
OTHER INTERNATIONAL
United Kingdom                                        1,549     1,906       2,330       1.2      1.5        2.4
Europe - other                                        1,224     1,629         427        .9      1.2         .4
Australia and New Zealand                             1,356     1,695       3,026       1.1      1.3        3.1
Japan                                                    15     1,236         253         -       .9         .3
Asia - other                                          1,755     1,337         946       1.4      1.0        1.0
Latin America and Caribbean                           1,068     1,034         860        .8       .8         .9
Middle East and Africa                                   12        12           4         -        -          -
---------------------------------------------------------------------------------------------------------------
Total other international                             6,979     8,849       7,846       5.4      6.7        8.1
---------------------------------------------------------------------------------------------------------------
TOTAL                                              $128,795  $130,533     $96,525     100.0    100.0      100.0
                                                   ========  ========     =======     =====    =====      =====
PERCENTAGE CHANGE OVER PREVIOUS YEAR
Canada                                                  6.0%     42.6%       (1.5)%
United States                                         (27.0)     16.9        30.6
Other international                                   (21.1)     12.8       (17.1)
----------------------------------------------------------------------------------
TOTAL                                                  (1.3)%    35.2%        1.7%
                                                       ====      ====         ===

(1)  Based on geographic location of unit responsible for recording revenue.

38 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TABLE 12  IMPAIRED LOANS LESS ALLOWANCE FOR CREDIT LOSSES AT YEAR END

---------------------------------------------------------------------------------------------------------------------
(millions of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                                                Other
                                           Canada(1)  United States(1)  international(1)                        Total
---------------------------------------------------------------------------------------------------------------------
BY SECTOR                             2001      2000     2001     2000     2001    2000      2001      2000      1999
---------------------------------------------------------------------------------------------------------------------
Residential mortgages                  $82       $69     $  -     $  -     $  -    $  -      $ 82      $ 69       $46
Consumer instalment and
  other personal                        94        47        -        -        -       -        94        47        27
---------------------------------------------------------------------------------------------------------------------
Total residential and personal         176       116        -        -        -       -       176       116        73
---------------------------------------------------------------------------------------------------------------------
Real estate development
    Commercial and industrial            5        16        -        -        -       -         5        16        13
    Residential                          6         2        -        -        -       -         6         2         2
    Retail                               -         -        -        -        -       -         -         -         -
    Real estate services                 2         2        -        -        -       -         2         2         4
---------------------------------------------------------------------------------------------------------------------
Total real estate                       13        20        -        -        -       -        13        20        19
Agriculture                             22        21        -        -        -       -        22        21        16
Apparel and textile                     (5)       (4)       -        8        -       -        (5)        4        68
Automotive                               4         2        1        1        -       -         5         3         6
Cable                                    -         -        -        -        -       -         -         -         -
Chemical                                 2         -        -        -        -       -         2         -         1
Construction                             8        (2)      33        -        1       3        42         1         5
Financial                                1         -        -        -        -       -         1         -         2
Food, beverage and tobacco               9         6        -        -        -       -         9         6        47
Forestry                                24        28        -        -        -       -        24        28        50
Health and social services               4         -        -       95        -       -         4        95        59
Media and entertainment                 19        25        -        -       10       -        29        25         9
Metals and mining                        3         -        -        -        -       -         3         -         2
Oil and gas                              1         -        -        -        -       -         1         -        18
Retail                                  (2)        -        -        -        -       -        (2)        -         8
Sundry manufacturing                    39         -       63       21        -       -       102        21        21
Telecommunications                       -         -      276       46        4       -       280        46         6
Transportation                         137       143       36       40        -       -       173       183         3
Utilities                               25        25      147       66       35      13       207       104        29
All other loans                          2         4        -        -        -       -         2         4        13
---------------------------------------------------------------------------------------------------------------------
Total business and government          306       268      556      277       50      16       912       561       382
---------------------------------------------------------------------------------------------------------------------
TOTAL NET IMPAIRED LOANS BEFORE
  GENERAL ALLOWANCES                  $482      $384     $556     $277      $50     $16    $1,088      $677      $455
---------------------------------------------------------------------------------------------------------------------
Less: general allowances                                                                    1,141       836       712
---------------------------------------------------------------------------------------------------------------------
TOTAL NET IMPAIRED LOANS                                                                     $(53)    $(159)    $(257)
                                                                                             ====     =====     =====
NET IMPAIRED LOANS AS A %
  OF COMMON EQUITY                                                                           (.4)%    (1.4)%     (2.4)%
                                                                                             ====     =====     =====

                                                                                    2001     2000       1999
BY LOCATION(1)                                        2001      2000      1999     % MIX    % mix      % mix
------------------------------------------------------------------------------------------------------------
CANADA
Atlantic                                           $    8      $   7     $   9        .7      1.0        2.0
Quebec                                                 25         40        37       2.3      5.9        8.1
Ontario                                               383        297       254      35.2     43.9       55.8
Prairies                                               31         17        24       2.9      2.5        5.3
British Columbia                                       35         23        16       3.2      3.4        3.5
------------------------------------------------------------------------------------------------------------
Total Canada                                          482        384       340      44.3     56.7       74.7
------------------------------------------------------------------------------------------------------------
United States                                         556        277       102      51.1     40.9       22.4
------------------------------------------------------------------------------------------------------------
Other international                                    50         16        13       4.6      2.4        2.9
------------------------------------------------------------------------------------------------------------
Total net impaired loans before
  general allowances                               $1,088      $ 677     $ 455     100.0    100.0      100.0
                                                   ======      =====     =====     =====    =====      =====
LESS: GENERAL ALLOWANCES                            1,141        836       712
-------------------------------------------------------------------------------
TOTAL NET IMPAIRED LOANS                           $ (53)      $(159)    $(257)
                                                   ======      =====     =====
NET IMPAIRED LOANS AS A % OF NET LOANS(2)              -%       (.1)%      (.3)%
                                                   ======      =====     =====

(1)  Based on geographic location of unit responsible for recording revenue.
(2)  Includes customers' liability under acceptances.

TABLE 13  IMPACT ON NET INTEREST INCOME DUE TO IMPAIRED LOANS

--------------------------------------------------------------------------------------------------------
(millions of dollars)                                              2001            2000             1999
--------------------------------------------------------------------------------------------------------
REDUCTION IN NET INTEREST INCOME DUE TO IMPAIRED LOANS           $  127           $ 103             $ 63
Recoveries                                                          (25)            (15)             (11)
--------------------------------------------------------------------------------------------------------
NET REDUCTION                                                    $  102           $  88             $ 52
                                                                 ======           =====             ====

39 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TABLE 14  PROVISION FOR CREDIT LOSSES

---------------------------------------------------------------------------------------------------------------------
(millions of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                                                Other
                                           Canada(1)  United States(1)  international(1)                        Total
---------------------------------------------------------------------------------------------------------------------
BY SECTOR                             2001      2000     2001     2000     2001    2000      2001      2000      1999
---------------------------------------------------------------------------------------------------------------------
Residential mortgages                 $  3      $  9     $  -     $  -     $  -    $  -      $  3      $  9      $  4
Consumer instalment and
  other personal                       248       162        2        2        -       -       250       164        44
---------------------------------------------------------------------------------------------------------------------
Total residential and personal         251       171        2        2        -       -       253       173        48
---------------------------------------------------------------------------------------------------------------------
Real estate development
    Commercial and industrial           (3)      (10)      (1)       -        -       -        (4)      (10)        -
    Residential                          1         -        -        -        -       -         1         -        (5)
    Retail                               -         -        -        -        -       -         -         -        (1)
    Real estate services                 1         -        -        -        -       -         1         -         -
---------------------------------------------------------------------------------------------------------------------
Total real estate                       (1)      (10)      (1)       -        -       -        (2)      (10)       (6)
Agriculture                              2         6        -        -        -       -         2         6         3
Apparel and textile                      1       (11)      (3)      24        -       -        (2)       13        36
Automotive                               2         1        8        -        -       -        10         1         5
Cable                                    -         -        -        -        -       -         -         -         -
Chemical                                 -         -        -        -        -       -         -         -         1
Construction                             9         3       33        -        2       -        44         3         2
Financial                                1         -        -        -       (2)      4        (1)        4        10
Food, beverage and tobacco              (1)        -        -        -        -       -        (1)        -         7
Forestry                               (20)        9        -        -        -       -       (20)        9        45
Health and social services               2         -       14      102        -       -        16       102        36
Media and entertainment                 19        17        -        -        4       -        23        17         5
Metals and mining                        2         -        -        -        -       -         2         -         2
Oil and gas                             (1)        -        -       (2)       -       -        (1)       (2)        1
Retail                                   5         -        -        -        -       -         5         -         3
Sundry manufacturing                    21         -       18        7        -       -        39         7         8
Telecommunications                       -         -      208        5       (4)      5       204        10       (43)
Transportation                          11        71        3        6        -       -        14        77         1
Utilities                                -        43       11       13       23      14        34        70         4
All other loans                          1         -        -        -        -       -         1         -         7
---------------------------------------------------------------------------------------------------------------------
Total business and government           53       129      291      155       23      23       367       307       127
---------------------------------------------------------------------------------------------------------------------
TOTAL BEFORE SPECIAL GENERAL
  PROVISION(3)                        $304      $300     $293     $157      $23     $23      $620      $480      $175
---------------------------------------------------------------------------------------------------------------------
Special general provision                                                                     300         -       100
---------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                        $920      $480      $275
                                                                                             ====      ====      ====

                                                                                    2001     2000     1999
BY LOCATION(1)                                        2001      2000      1999     % MIX    % mix    % mix
----------------------------------------------------------------------------------------------------------
CANADA
Atlantic                                               $14        $9        $5       1.5      1.9      1.8
Quebec                                                  26        26        17       2.8      5.4      6.2
Ontario                                                187       200        74      20.3     41.7     26.9
Prairies                                                41        27        13       4.6      5.6      4.7
British Columbia                                        36        38         8       3.8      7.9      2.9
----------------------------------------------------------------------------------------------------------
Total Canada                                           304       300       117      33.0     62.5     42.5
----------------------------------------------------------------------------------------------------------
United States                                          293       157        45      31.9     32.7     16.4
----------------------------------------------------------------------------------------------------------
OTHER INTERNATIONAL
United Kingdom                                           -         8         5         -      1.6      1.7
Australia                                                4         6         4        .4      1.3      1.5
Asia and Latin America                                  19         9         4       2.1      1.9      1.5
----------------------------------------------------------------------------------------------------------
Total other international                               23        23        13       2.5      4.8      4.7
----------------------------------------------------------------------------------------------------------
SPECIAL GENERAL PROVISION                              300         -       100      32.6        -     36.4
----------------------------------------------------------------------------------------------------------
TOTAL                                                 $920      $480      $275     100.0    100.0    100.0
                                                      ====      ====      ====     =====    =====    =====
PROVISION FOR CREDIT LOSSES AS A % OF NET
  AVERAGE LOANS(2)
Canada
    Residential mortgages                              .01%      .02%      .01%
    Personal                                           .96       .77       .35
    Business and other                                 .18       .46       .26
Total Canada                                           .29       .33       .16
United States                                         1.57       .71       .24
Other international                                    .31       .26       .17
Special general provision                              .23         -       .10
-------------------------------------------------------------------------------
TOTAL                                                  .71%      .39%      .28%
                                                      ====      ====      ====

(1)  Based on geographic location of unit responsible for recording revenue.
(2)  Includes customers' liability under acceptances.
(3) There were no restructured loans written off during the years ended October 31, 2001 and October 31, 2000 and $10 million of restructured loans were written off during the year ended October 31, 1999.

40 HOW WE PERFORMED IN 2O01

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATING PERFORMANCE

TABLE 15  CURRENT REPLACEMENT COST OF DERIVATIVES

--------------------------------------------------------------------------------------------------------------------
(millions of dollars)
--------------------------------------------------------------------------------------------------------------------
                                                                                Other
                                           Canada(1)  United States(1)  international(1)                       Total
--------------------------------------------------------------------------------------------------------------------
BY SECTOR                              2001      2000     2001    2000     2001    2000     2001      2000      1999
--------------------------------------------------------------------------------------------------------------------
Financial                           $10,485    $7,045   $1,212    $674   $9,044  $5,363  $20,741   $13,082    $8,941
Government                              891       395        2       -      313     273    1,206       668       483
Other                                 1,271     1,025      798     193      806     694    2,875     1,912     1,592
--------------------------------------------------------------------------------------------------------------------
Current replacement cost            $12,647    $8,465   $2,012    $867  $10,163  $6,330   24,822    15,662    11,016
--------------------------------------------------------------------------------------------------------------------
Less impact of master netting
  agreements and collateral                                                               15,779     7,847     5,419
--------------------------------------------------------------------------------------------------------------------
                                                                                         $ 9,043   $ 7,815   $ 5,597
                                                                                         =======   =======   =======

                                                                             2001        2000
BY LOCATION OF ULTIMATE RISK                               2001      2000   % MIX       % mix
----------------------------------------------------------------------------------------------
Canada                                                    $5,261   $3,734    21.2        23.8
----------------------------------------------------------------------------------------------
United States                                              7,706    4,295    31.0        27.4
----------------------------------------------------------------------------------------------
OTHER INTERNATIONAL
United Kingdom                                             2,948    1,644    11.9        10.5
Europe - other                                             6,783    4,675    27.3        29.8
Australia and New Zealand                                    683      510     2.8         3.3
Japan                                                        364      218     1.5         1.4
Asia - other                                                 158       48      .6          .3
Latin America and Caribbean                                  127       90      .5          .6
Middle East and Africa                                       792      448     3.2         2.9
----------------------------------------------------------------------------------------------
Total other international                                 11,855    7,633    47.8        48.8
----------------------------------------------------------------------------------------------
Total current replacement cost                            24,822   15,662   100.0       100.0
----------------------------------------------------------------------------------------------
Less impact of master netting
  agreements and collateral                               15,779    7,847
----------------------------------------------------------------------------------------------
                                                          $9,043   $7,815
                                                          ======   ======

(1)  Based on geographic location of unit responsible for recording revenue.


TABLE 16  ASSETS UNDER ADMINISTRATION AND ASSETS UNDER MANAGEMENT

---------------------------------------------------------------------------------------------------
(millions of dollars)                                                    2001       2000       1999
---------------------------------------------------------------------------------------------------
ASSETS UNDER ADMINISTRATION
TD CANADA TRUST
Retail custody and other                                              $16,754    $16,875    $15,776
Loans securitized                                                      18,256     21,373      8,070
---------------------------------------------------------------------------------------------------
Total TD Canada Trust                                                  35,010     38,248     23,846
---------------------------------------------------------------------------------------------------
TD WATERHOUSE - CUSTOMER ASSETS
Retail brokerage - Canada                                              47,602     52,739     36,232
                 - United States and other international              151,721    189,195    145,176
---------------------------------------------------------------------------------------------------
Total TD Waterhouse                                                   199,323    241,934    181,408
---------------------------------------------------------------------------------------------------
TD WEALTH MANAGEMENT                                                   40,790     40,442     24,742
---------------------------------------------------------------------------------------------------
TOTAL ASSETS UNDER ADMINISTRATION                                    $275,123   $320,624   $229,996
                                                                     ========   ========   ========
ASSETS UNDER MANAGEMENT
TD WEALTH MANAGEMENT                                                 $119,467   $112,299    $68,971
                                                                     ========   ========    =======

41 FINANCIAL RESULTS

CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL REPORTING RESPONSIBILITY

The consolidated financial statements of The Toronto-Dominion Bank and related financial information presented in this Annual Report have been prepared by management, which is responsible for their integrity, consistency, objectivity and reliability. Canadian generally accepted accounting principles as well as the requirements of the Bank Act and the related regulations have been applied and management has exercised its judgement and made best estimates where deemed appropriate.

   The Bank's accounting system and related internal controls are designed, and supporting procedures maintained, to provide reasonable assurance that financial records are complete and accurate and that assets are safeguarded against loss from unauthorized use or disposition. These supporting procedures include the careful selection and training of qualified staff, the establishment of organizational structures providing a well-defined division of responsibilities and accountability for performance, and the communication of policies and guidelines of business conduct throughout the Bank.

   The Bank's Board of Directors, acting through the Audit and Risk Management Committee which is comprised of directors who are not officers or employees of the Bank, oversees management's responsibilities for the financial reporting and internal control systems.

   The Bank's Chief Internal Auditor, who has full and free access to the Audit and Risk Management Committee, conducts an extensive program of audits in coordination with the Bank's shareholders' auditors. This program is an integral part of the system of internal control and is carried out by a professional staff of auditors.

   The Superintendent of Financial Institutions Canada makes such examination and enquiry into the affairs of the Bank as he may deem necessary to satisfy himself that the provisions of the Bank Act, having reference to the safety of the depositors, are being duly observed and that the Bank is in a sound financial condition.

   Ernst & Young LLP and PricewaterhouseCoopers LLP, the shareholders' auditors, have audited our consolidated financial statements. They have full and free access to, and meet periodically with, the Audit and Risk Management Committee to discuss their audit and matters arising therefrom such as comments they may have on the fairness of financial reporting and the adequacy of internal controls.

A. CHARLES BAILLIE                W. EDMUND CLARK
Chairman and                      President and
Chief Executive Officer           Chief Operating Officer

DANIEL A. MARINANGELI
Executive Vice President and
Chief Financial Officer

AUDITORS' REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheet of The Toronto-Dominion Bank as at October 31, 2001 and the consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Bank as at October 31, 2001 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada.

   The consolidated financial statements for the years ended October 31, 2000 and 1999 were audited by Ernst & Young LLP and KPMG LLP who expressed an opinion thereon without reservation in their report dated November 16, 2000.

ERNST & YOUNG LLP              PRICEWATERHOUSECOOPERS LLP
Chartered Accountants          Chartered Accountants

Toronto, Canada
November 15, 2001

42 FINANCIAL RESULTS

CONSOLIDATED BALANCE SHEET

As at October 31
----------------------------------------------------------------------------------------
(millions of dollars)                                                    2001       2000
----------------------------------------------------------------------------------------
ASSETS
----------------------------------------------------------------------------------------
CASH RESOURCES
Cash, deposits with Bank of Canada and
  non-interest-bearing deposits with other banks                     $  1,961   $  1,522
Interest-bearing deposits with other banks                              3,984      2,665
----------------------------------------------------------------------------------------
                                                                        5,945      4,187
----------------------------------------------------------------------------------------
SECURITIES PURCHASED UNDER RESALE AGREEMENTS                           20,205     13,974
----------------------------------------------------------------------------------------
SECURITIES (NOTE 2)
Investment                                                             31,010     27,090
Trading                                                                66,184     58,297
----------------------------------------------------------------------------------------
                                                                       97,194     85,387
----------------------------------------------------------------------------------------
LOANS (NET OF ALLOWANCE FOR CREDIT LOSSES) (NOTE 3)
Residential mortgages                                                  50,807     44,400
Consumer instalment and other personal                                 31,126     34,876
Business and government                                                37,740     41,445
----------------------------------------------------------------------------------------
                                                                      119,673    120,721
----------------------------------------------------------------------------------------
OTHER
Customers' liability under acceptances                                  9,122      9,812
Trading derivatives' market revaluation (NOTE 14)                      21,435     14,258
Goodwill and intangible assets from business combinations               6,616      7,835
Land, buildings and equipment (NOTE 5)                                  1,832      2,791
Other assets                                                            5,816      5,853
----------------------------------------------------------------------------------------
                                                                       44,821     40,549
----------------------------------------------------------------------------------------
TOTAL ASSETS                                                         $287,838   $264,818
                                                                     ========   ========
LIABILITIES
----------------------------------------------------------------------------------------
DEPOSITS (NOTE 6)
Personal                                                             $ 95,982   $ 92,488
Banks                                                                  23,173     25,324
Business and government                                                74,759     67,996
----------------------------------------------------------------------------------------
                                                                      193,914    185,808
----------------------------------------------------------------------------------------
OTHER
Acceptances                                                             9,122      9,812
Obligations related to securities sold short                           21,436     19,007
Obligations related to securities sold under repurchase agreements     14,637      8,856
Trading derivatives' market revaluation (NOTE 14)                      21,770     12,802
Other liabilities                                                       7,391      9,644
----------------------------------------------------------------------------------------
                                                                       74,356     60,121
----------------------------------------------------------------------------------------
SUBORDINATED NOTES AND DEBENTURES (NOTE 7)                              4,892      4,883
----------------------------------------------------------------------------------------
NON-CONTROLLING INTEREST IN SUBSIDIARIES (NOTE 8)                       1,272      1,656
----------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------------------
Capital stock (NOTE 9)
  Preferred                                                             1,492      1,251
  Common                                                                2,259      2,060
Retained earnings                                                       9,653      9,039
----------------------------------------------------------------------------------------
                                                                       13,404     12,350
----------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $287,838   $264,818
                                                                     ========   ========

A. CHARLES BAILLIE              W. EDMUND CLARK
Chairman and                    President and
Chief Executive Officer         Chief Operating Officer

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   PAGE 46

43 FINANCIAL RESULTS

CONSOLIDATED STATEMENT OF INCOME

For the years ended October 31
-----------------------------------------------------------------------------------------------------
(millions of dollars)                                                   2001         2000        1999
-----------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans                                                              $  10,154    $   9,956   $   7,594
Securities                                                             3,926        3,245       2,768
Deposits with banks                                                      391          474         512
-----------------------------------------------------------------------------------------------------
                                                                      14,471       13,675      10,874
-----------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits                                                               8,284        8,794       6,254
Subordinated notes and debentures                                        297          251         181
Other obligations                                                      1,499        1,025       1,458
-----------------------------------------------------------------------------------------------------
                                                                      10,080       10,070       7,893
-----------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                                    4,391        3,605       2,981
PROVISION FOR CREDIT LOSSES (NOTE 3)                                     920          480         275
-----------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER CREDIT LOSS PROVISION                        3,471        3,125       2,706
-----------------------------------------------------------------------------------------------------
OTHER INCOME
Investment and securities services                                     2,205        2,640       1,721
Credit fees                                                              425          545         463
Net investment securities gains                                          216          382       1,079
Trading income                                                         1,318        1,225         679
Service charges                                                          589          463         289
Loan securitizations                                                     272          236          94
Card services                                                            249          233         190
Insurance                                                                326          198          65
Trust fees                                                                86           75          23
Gains on sale of investment real estate (NOTE 18)                        350           --          --
Other                                                                    411          403         206
-----------------------------------------------------------------------------------------------------
                                                                       6,447        6,400       4,809
-----------------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME                                          9,918        9,525       7,515
GAIN ON SALE OF TD WATERHOUSE GROUP, INC                                  --           --       1,122
-----------------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME, INCLUDING GAIN                          9,918        9,525       8,637
-----------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES
Salaries and employee benefits (NOTE 10)                               3,708        3,399       2,483
Occupancy including depreciation                                         592          498         373
Equipment including depreciation                                         656          561         395
Amortization of intangible assets from business combinations           1,292        1,203           2
Restructuring costs (NOTE 19)                                            239          475          --
Other                                                                  1,969        1,849       1,257
-----------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES EXCLUDING GOODWILL AMORTIZATION                  8,456        7,985       4,510
-----------------------------------------------------------------------------------------------------
INCOME BEFORE PROVISION FOR (BENEFIT OF) INCOME TAXES                  1,462        1,540       4,127
PROVISION FOR (BENEFIT OF) INCOME TAXES (NOTE 11)                       (155)         305       1,099
-----------------------------------------------------------------------------------------------------
INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARIES                 1,617        1,235       3,028
NON-CONTROLLING INTEREST IN NET INCOME OF SUBSIDIARIES                    45           77           5
-----------------------------------------------------------------------------------------------------
INCOME BEFORE GOODWILL AMORTIZATION                                    1,572        1,158       3,023
GOODWILL AMORTIZATION, NET OF TAX                                        189          133          42
-----------------------------------------------------------------------------------------------------
NET INCOME                                                             1,383        1,025       2,981
PREFERRED DIVIDENDS (NOTE 9)                                              83           56          43
-----------------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES
                          - INCLUDING GOODWILL AMORTIZATION        $   1,300    $     969   $   2,938
                                                                   =========    =========   =========
                          - EXCLUDING GOODWILL AMORTIZATION        $   1,489    $   1,102   $   2,980
                                                                   =========    =========   =========
Average number of common shares outstanding (thousands) (NOTE 9)     627,047      621,585     599,331
Earnings per common share - including goodwill amortization        $    2.07    $    1.56   $    4.90
                          - excluding goodwill amortization             2.37         1.77        4.97
Dividends per common share                                              1.09          .92         .72

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   PAGE 46

44 FINANCIAL RESULTS

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

For the years ended October 31
------------------------------------------------------------------------------------------------
(millions of dollars)                                               2001        2000        1999
------------------------------------------------------------------------------------------------
PREFERRED SHARES (NOTE 9)
Balance at beginning of year                                    $  1,251    $    833    $    845
Proceeds from share issues                                           225         410          --
Translation adjustment on shares issued in a foreign currency         16           8         (12)
------------------------------------------------------------------------------------------------
Balance at end of year                                             1,492       1,251         833
------------------------------------------------------------------------------------------------
COMMON SHARES (NOTE 9)
Balance at beginning of year                                       2,060       2,006       1,301
Issued on acquisition of subsidiaries                                181          41          --
Proceeds from shares issued for cash                                  --          --         700
Proceeds from shares issued on exercise of options                    18          13           5
------------------------------------------------------------------------------------------------
Balance at end of year                                             2,259       2,060       2,006
------------------------------------------------------------------------------------------------
RETAINED EARNINGS
Balance at beginning of year                                       9,039       8,694       6,387
Net income                                                         1,383       1,025       2,981
Preferred dividends                                                  (83)        (56)        (43)
Common dividends                                                    (684)       (572)       (433)
Foreign currency translation adjustments, net of income taxes        171           2        (149)
Stock options settled in cash, net of income taxes                   (39)        (41)        (37)
Obligations arising from adoption of new accounting standard
  for employee future benefits, net of income taxes (NOTE 1)        (132)         --          --
Other                                                                 (2)        (13)        (12)
------------------------------------------------------------------------------------------------
Balance at end of year                                             9,653       9,039       8,694
------------------------------------------------------------------------------------------------
TOTAL COMMON EQUITY                                               11,912      11,099      10,700
------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                      $ 13,404    $ 12,350    $ 11,533
                                                                ========    ========    ========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   PAGE 46

45 FINANCIAL RESULTS

CONSOLIDATED STATEMENT OF CASH FLOWS

For the years ended October 31
-------------------------------------------------------------------------------------------------------
(millions of dollars)                                                      2001        2000        1999
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES
Net income                                                             $  1,383    $  1,025    $  2,981
Adjustments to determine net cash flows
  Provision for credit losses                                               920         480         275
  Restructuring costs                                                       239         475          --
  Depreciation                                                              317         260         201
  Amortization of goodwill and intangible assets
    from business combinations                                            1,490       1,345          53
  Gains on sale of investment real estate                                  (350)         --          --
  Gain on sale of TD Waterhouse Group, Inc.                                  --          --      (1,122)
  Net investment securities gains                                          (216)       (382)     (1,079)
  Changes in operating assets and liabilities
    Future income taxes                                                  (1,210)       (831)        134
    Current income taxes payable                                            (78)       (233)        382
    Interest receivable and payable                                        (249)        288         300
    Trading securities                                                   (7,887)     (7,233)    (13,857)
    Unrealized gains and amounts receivable on derivatives contracts     (7,177)     (4,607)      3,247
    Unrealized losses and amounts payable on derivatives contracts        8,968       4,329      (3,759)
    Other                                                                  (982)       (828)      2,435
-------------------------------------------------------------------------------------------------------
Net cash from (used in) operating activities                             (4,832)     (5,912)     (9,809)
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES
Deposits                                                                  8,103       4,008      19,709
Securities sold under repurchase agreements                               5,782     (11,484)     10,820
Securities sold short                                                     2,415       3,733       2,010
Debt of subsidiaries                                                       (501)        135          49
Issuance of subordinated notes and debentures                               809       1,252           6
Repayment of subordinated notes and debentures                             (857)         (5)       (286)
Common shares issued for cash, net of expenses                               --          --         688
Common shares issued on exercise of options                                  18          13           5
Common stock options settled in cash, net of income taxes                   (39)        (41)        (37)
Issuance of preferred shares                                                225         410          --
Dividends paid on - preferred shares                                        (83)        (56)        (43)
                  - common shares                                          (684)       (572)       (433)
Proceeds on issuance of subsidiary shares                                    --         900       1,457
Other                                                                        --         (12)        (41)
-------------------------------------------------------------------------------------------------------
Net cash from (used in) financing activities                             15,188      (1,719)     33,904
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES
Interest-bearing deposits                                                (1,318)      2,097      (3,062)
Activity in investment securities
  Purchases                                                             (15,098)    (69,754)    (44,520)
  Proceeds from maturities                                                3,751      63,223      34,081
  Proceeds from sales                                                     7,985      11,935       6,001
Loans                                                                    (1,232)    (11,750)     (7,095)
Proceeds from loan securitizations                                        1,528       6,345       4,275
Land, buildings and equipment                                               994        (193)       (273)
Securities purchased under resale agreements                             (6,231)     12,953     (13,417)
Acquisitions less cash and cash equivalents acquired (NOTE 18)             (296)     (7,167)         --
-------------------------------------------------------------------------------------------------------
Net cash from (used in) investing activities                             (9,917)      7,689     (24,010)
-------------------------------------------------------------------------------------------------------
Net changes in cash and cash equivalents                                    439          58          85
Cash and cash equivalents at beginning of year                            1,522       1,464       1,379
-------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR REPRESENTED
  BY CASH, DEPOSITS WITH BANK OF CANADA AND
  NON-INTEREST-BEARING DEPOSITS WITH OTHER BANKS                       $  1,961    $  1,522    $  1,464
                                                                       ========    ========    ========
SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION
Amount of interest paid during the year                                $ 10,447    $  9,063    $  8,049
Amount of income taxes paid during the year                                 834       1,314         619

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS   PAGE 46

46 FINANCIAL RESULTS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

N O T E  1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BANK ACT

The Bank Act stipulates that the consolidated financial statements are to be prepared in accordance with Canadian generally accepted accounting principles, except as specified by the Superintendent of Financial Institutions Canada.

   The accounting principles followed by the Bank conform with Canadian generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada.

   Note 20 to the consolidated financial statements describes and reconciles the differences between Canadian and United States generally accepted accounting principles.

   The significant accounting policies and practices followed by the Bank are:

(a) BASIS OF CONSOLIDATION

The consolidated financial statements include the assets and liabilities and results of operations of subsidiaries, namely corporations effectively controlled by the Bank. The purchase method is used to account for all business acquisitions.

   When the Bank effectively controls a subsidiary but does not own all of the common and preferred shares, the non-controlling interest in the net book value of the subsidiary is disclosed in the consolidated balance sheet separately from the Bank's shareholders' equity. The non-controlling interest in the subsidiary's net income is disclosed net of income taxes as a separate line item in the consolidated statement of income.

   Corporations over which the Bank has significant influence are reported in investment securities in the consolidated balance sheet and are accounted for using the equity method of accounting. The Bank's share of earnings of such corporations is reported in interest income in the consolidated statement of income.

(b) USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of the consolidated financial statements of the Bank requires management to make estimates and assumptions based on information available as of the date of the financial statements. Therefore, actual results could differ from those estimates.

(c) TRANSLATION OF FOREIGN CURRENCIES

Foreign currency assets and liabilities are translated into Canadian dollars at prevailing year-end rates of exchange. Foreign currency income and expenses are translated into Canadian dollars at the average exchange rates prevailing throughout the year.

   Unrealized translation gains and losses related to the Bank's investment positions in foreign operations, net of any offsetting gains or losses arising from economic hedges of these positions and applicable income taxes, are included in a separate component of shareholders' equity. All other unrealized translation gains and losses and all realized gains and losses are included in other income in the consolidated statement of income.

(d) CASH RESOURCES

Cash resources includes cash and cash equivalents represented by cash and highly liquid deposits with the Bank of Canada and non-interest-bearing deposits with other banks.

(e) SECURITIES PURCHASED UNDER RESALE AND SOLD UNDER REPURCHASE AGREEMENTS

Securities purchased under resale agreements consist of the purchase of a security with the commitment by the Bank to resell the security to the original seller at a specified price. Securities sold under repurchase agreements consist of the sale of a security with the commitment by the Bank to repurchase the security at a specified price. Securities purchased under resale and sold under repurchase agreements are carried at cost on the consolidated balance sheet. The difference between the sale price and the agreed repurchase price on a repurchase agreement is recorded as interest expense. Conversely, the difference between the cost of the purchase and the predetermined proceeds to be received on a resale agreement is recorded as interest income.

(f) SECURITIES

Investment account securities, excluding loan substitutes, are securities where the Bank's original intention is to hold to maturity or until market conditions render alternative investments more attractive, and which are generally available for sale. They are carried at cost or amortized cost, adjusted to net realizable value to recognize other than temporary impairment. Gains and losses realized on disposal are determined on the average cost basis. Such gains, losses and write-downs are included in other income.

   Trading account securities, including trading securities sold short included in liabilities, are carried at market value. Gains and losses on disposal and adjustments to market are reported in other income.

   Interest income earned, amortization of premiums and discounts on debt securities and dividends received are included in interest income.

   Loan substitutes are securities which have been structured as after-tax instruments rather than conventional loans in order to provide the issuers with a borrowing rate advantage and are identical in risk and security to bank loans of comparable term. Loan substitutes are carried at cost less any allowance for anticipated credit losses as described in (h).

(g) LOANS

Loans are stated net of unearned income and an allowance for credit losses.

   Interest income is recorded on the accrual basis until such time as the loan is classified as impaired. Interest on impaired loans subsequently received is recorded as income only when management has reasonable assurance as to the timely collection of the full amount of the principal and interest.

   An impaired loan is any loan where, in management's opinion, there has been a deterioration of credit quality to the extent that the Bank no longer has reasonable assurance as to the timely collection of the full amount of the principal and interest. In addition, any loan where a payment is contractually past due 90 days is classified as impaired, other than a deposit with a bank, a credit card loan, or a loan that is guaranteed or insured by Canada, the provinces or an agency controlled by these governments.

   Deposits with banks are considered impaired when a payment is contractually past due 21 days. Credit card loans with payments 180 days in arrears are considered impaired and are entirely written off.

   Loan origination fees are considered to be adjustments to loan yield and are deferred and amortized to interest income over the term of the loan. Commitment fees are amortized to other income

47 FINANCIAL RESULTS

over the commitment period when it is unlikely that the commitment will be called upon; otherwise, they are deferred and amortized to interest income over the term of the resulting loan. Loan syndication fees are recognized in other income unless the yield on any loans retained by the Bank is less than that of other comparable lenders involved in the financing. In such cases an appropriate portion of the fee is deferred and amortized to interest income over the term of the loan.

(h) ALLOWANCE FOR CREDIT LOSSES

An allowance is maintained which is considered adequate to absorb all credit-related losses in a portfolio of items which are both on and off the consolidated balance sheet. Assets in the portfolio which are included in the consolidated balance sheet are deposits with banks, loans, mortgages, loan substitutes, securities purchased under resale agreements, acceptances and derivative financial instruments. Items not included in the consolidated balance sheet and referred to as off-balance sheet items include guarantees and letters of credit. The allowance is deducted from the applicable asset in the consolidated balance sheet except for acceptances and off-balance sheet items. The allowance for acceptances and for off-balance sheet items is included in other liabilities.

   The allowance consists of specific and general allowances.

   Specific allowances include all the accumulated provisions for losses on particular assets required to reduce the book values to estimated realizable amounts in the ordinary course of business. Specific provisions are established on an individual facility basis to recognize credit losses on business and government loans. For personal loans, excluding credit cards, specific provisions are calculated using a formula method taking into account recent loss experience. No specific provisions for credit cards are recorded and balances are written off when payments are 180 days in arrears.

   General allowances include all the accumulated provisions for losses which are prudential in nature and cannot be determined on an item-by-item basis. The level of the general allowance depends upon an assessment of business and economic conditions, historical and expected loss experience, loan portfolio composition and other relevant indicators. The resulting allowance is considered adequate, when combined with the specific allowances, to absorb all credit losses in the portfolio of on and off-balance sheet items.
   Actual write-offs, net of recoveries, are deducted from the allowance for credit losses. The provision for credit losses, which is charged to the consolidated statement of income, is added to bring the allowance to a level which management considers adequate to absorb probable credit-related losses in its portfolio of on and off-balance sheet items.

(i) LOAN SECURITIZATIONS

When loan receivables are sold in a securitization to a qualifying special purpose entity under terms that transfer control to third parties, the transaction is recognized as a sale and the related loan assets are removed from the consolidated balance sheet. As part of the securitization, certain financial assets are retained and consist of one or more subordinated tranches, servicing rights, and in some cases a cash reserve account. The retained interests are classified as investment account securities and are carried at cost or amortized cost. With effect from July 1, 2001, a gain or loss on sale of the loan receivables is recognized immediately in other income. The amount of the gain or loss recognized depends in part on the previous carrying amount of the receivables involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair values at the date of transfer. To obtain fair values, quoted market prices are used if available. However, quotes are generally not available for retained interests and the Bank generally estimates fair value based on the present value of future expected cash flows estimated using management's best estimates of key assumptions credit losses, prepayment speeds, forward yield curves, and discount rates commensurate with the risks involved. Prior to July 1, 2001, gains arising on loan securitizations were deferred and amortized to income whereas losses were recognized immediately. Transactions entered into prior to July 1, 2001 or completed subsequently pursuant to commitments to sell made prior to July 1, 2001 have not been restated and deferred gains will be amortized over the remaining terms.

   Subsequent to the securitization, any retained interests that cannot be contractually settled in such a way that the Bank can recover substantially all of its recorded investment are adjusted to fair value. The current fair value of retained interests is determined using the present value of future expected cash flows as discussed above.

(j) ACCEPTANCES

The potential liability of the Bank under acceptances is reported as a liability in the consolidated balance sheet. The Bank's recourse against the customer in the event of a call on any of these commitments is reported as an offsetting asset of the same amount.

(k) DERIVATIVE FINANCIAL INSTRUMENTS

Derivative financial instruments are financial contracts which derive their value from changes in interest rates, foreign exchange rates and other financial or commodity indices. Such instruments include interest rate, foreign exchange, equity, commodity and credit derivative contracts. These instruments are traded by the Bank and are also used by the Bank for its own risk management purposes. To be designated as a non-trading derivative contract and receive hedge accounting treatment, the contract must substantially offset the effects of price, interest rate or foreign exchange rate exposures to the Bank, must be documented at inception as a non-trading derivative contract, and must have a high correlation at inception and throughout the contract period between the derivative contract and the Bank's exposure. If these criteria are not met, the contract is designated as a trading derivative.

   Trading derivatives are entered into by the Bank to meet the needs of its customers and to take trading positions. Derivative trading portfolios are marked to market with the resulting realized and unrealized gains or losses recognized immediately in other income. The market value for over-the-counter trading derivatives is determined net of valuation adjustments which recognize the need to cover market, liquidity and credit risks, as well as the cost of capital and administrative expenses over the life of each contract.

   Non-trading derivatives are entered into by the Bank in order to meet the Bank's funding, investing and credit portfolio management strategies. This is accomplished by modifying one or more characteristics of the Bank's risk related to on-balance sheet financial instruments.

   Unrealized gains and losses on non-trading derivatives are accounted for on a basis consistent with the related on-balance sheet financial instrument. Realized gains and losses resulting from the early termination, sale, maturity or extinguishment of such derivatives are generally deferred and amortized over the

48 FINANCIAL RESULTS

remaining term of the related on-balance sheet instruments. Premiums on purchased options are deferred at inception and amortized into other income over the contract life.

(l) GOODWILL AND INTANGIBLE ASSETS

The difference between the acquisition cost of an investment and the fair value of the net tangible assets acquired is allocated firstly to intangible assets and the residual excess to goodwill. Core deposit intangibles represent the intangible value of depositor relationships acquired when deposit liabilities are assumed in an acquisition. Other significant intangibles include term deposit, loan and mutual fund intangibles resulting from acquisitions. Intangible assets are amortized to income on a double declining basis over eight years, based on their estimated useful lives. Intangible assets are considered impaired and are written down to their net recoverable amount when their net book value exceeds their estimated future net cash flows. Goodwill is amortized to income over a period not to exceed 20 years. Goodwill amortization is presented on a net of tax basis as a separate item in the consolidated statement of income, after the provision for income taxes and non-controlling interest in net income of subsidiaries. Goodwill is considered impaired and is written down to fair value when the net book value of the investment exceeds its estimated future net cash flows and the decline is other than temporary.

(m) LAND, BUILDINGS AND EQUIPMENT

Land is reported at cost. Buildings, equipment and leasehold improvements are reported at cost less accumulated depreciation. Gains and losses on disposal are reported in other income. When the Bank reports a gain on sale of property in which it retains a significant leasing interest, the portion of the gain which can be allocated to the leased interest is deferred and amortized to income over the remaining term of the lease. Depreciation methods and rates by asset category are as follows:

--------------------------------------------------------------------------------
Asset                                               Rate and depreciation method
--------------------------------------------------------------------------------
Buildings                                           5% or 10%, declining balance
Computer equipment                                        30%, declining balance
Computer software                                 maximum 3 years, straight-line
Furniture, fixtures and other
equipment                                                 20%, declining balance
Leasehold improvements                      estimated useful life, straight-line

(n) STOCK-BASED COMPENSATION PLANS

The Bank operates two stock-based compensation plans. The first of these is a stock option plan for eligible employees. Participants may, subject to vesting provisions, exercise their options for shares or may elect to receive cash for the options equal to their intrinsic value, being the difference between the option exercise price and the current market value of the shares. No expenses are recorded when the stock options are issued. The consideration paid by option holders on the exercise of the options is credited to capital stock. Cash payments to option holders who elect to receive cash are charged to retained earnings on a net of tax basis. Certain employees of a subsidiary company, TD Waterhouse Group, Inc. (TD Waterhouse) also participate in the Bank's stock option plan. In addition, TD Waterhouse offers a stock option plan to its eligible employees allowing participants, subject to vesting provisions, to exercise their options for TD Waterhouse shares. The consideration paid by option holders on the exercise of the options is credited to TD Waterhouse capital stock and is reflected as an increase in non-controlling interest in subsidiaries in the Bank's consolidated balance sheet.

   The second stock-based compensation plan is a share purchase plan available to all employees. Under the plan, the Bank matches 50% of employees' permitted contributions toward the purchase of Bank common shares, subject to vesting provisions. The Bank's annual contributions are recorded in salaries and employee benefits.

(o) EMPLOYEE FUTURE BENEFITS

The Bank's principal pension plan is The Pension Fund Society of The Toronto-Dominion Bank, a defined benefit plan for which membership is voluntary. As a result of the acquisition of CT Financial Services Inc. (CT), the Bank sponsors a second pension plan consisting of a defined benefit portion and a defined contribution portion. Funding for both plans is provided by contributions from the Bank and members of the plans. In addition, the Bank and CT maintain partially funded benefit plans for eligible employees. Related retirement benefits are paid from Bank assets and contributions.

   The Bank also provides certain post-retirement benefits, post-employment benefits, compensated absences and termination benefits for its employees (non-pension employee benefits), which are generally non-funded. These benefits include health care, life insurance and dental benefits. Employees eligible for the post-retirement benefits are those who retire from the Bank at certain retirement ages. Employees eligible for the post-employment benefits are those on long-term disability.

   As of November 1, 2000, the Bank adopted the new accounting standard on employee future benefits on a retroactive basis without restatement. As a result, an after-tax amount of $132 million has been charged to retained earnings. For the defined benefit plans and the non-pension employee benefit plans, actuarial valuations are made each year to determine the present value of the accrued benefits. Pension and non-pension benefit expenses are determined based upon separate actuarial valuations using the projected benefit method pro-rated on service and management's best estimates of investment returns on the plan assets, compensation increases, retirement age of employees and estimated health care costs. The discount rate used to value liabilities is based on a market rate as of the valuation date. The expense includes the cost of benefits for the current year's service, interest expense on liabilities, expected income on plan assets based on fair values and the amortization of plan amendments on a straight-line basis over the expected average remaining service life of the employee group. The excess, if any, of the net actuarial gain or loss over 10% of the greater of the projected benefit obligation and the fair value of plan assets is also amortized over the expected average remaining service life of the employee group. The cumulative difference between expense and funding contributions is reported in other assets or other liabilities.

   For the defined contribution plan, annual pension expense is based on the Bank's contributions to the plan.

(p) PROVISION FOR INCOME TAXES

The Bank recognizes both the current and future income tax consequences of all transactions that have been recognized in the financial statements. Future income tax assets and liabilities are determined based on the tax rates that are expected to apply when the assets or liabilities are reported for tax purposes.

(q) COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with the presentation adopted in 2001.

49 FINANCIAL RESULTS

N O T E  2      SECURITIES

SECURITIES MATURITY SCHEDULE AT YEAR END

---------------------------------------------------------------------------------------------------------------
(millions of dollars)                                            Remaining term to maturity
-------------------------------------------------------------------------------------------
                               Within    1 to 3    3 to 5  5 to 10    Over 10   No specific      2001      2000
                               1 year     years     years    years      years      maturity     TOTAL     Total
---------------------------------------------------------------------------------------------------------------
INVESTMENT SECURITIES
---------------------------------------------------------------------------------------------------------------
GOVERNMENT AND GOVERNMENT-
  INSURED SECURITIES
Canada                        $ 4,342   $ 1,698   $   398   $   201   $     7       $    --   $ 6,646   $ 3,954
Mortgage-backed
  securities(1)                     5     7,315       289        --        --            --     7,609     7,927
---------------------------------------------------------------------------------------------------------------
Total Canada                    4,347     9,013       687       201         7            --    14,255    11,881
Provinces                           1         7        --       121         2            --       131       306
---------------------------------------------------------------------------------------------------------------
Total                           4,348     9,020       687       322         9            --     14,386    12,187
---------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES
Canadian issuers                  138        67        13        12        28            --       258     1,242
U.S. federal government         2,489        25         9        48        27            --     2,598     1,852
Other foreign governments       2,344     1,846       548        --        --            --     4,738     4,439
Other issuers                   1,687     1,207       387       650        24            --     3,955     2,787
---------------------------------------------------------------------------------------------------------------
Total                           6,658     3,145       957       710        79            --    11,549    10,320
---------------------------------------------------------------------------------------------------------------
EQUITY SECURITIES
Preferred shares                  353       189       223       344        --           662     1,771     1,861
Common shares                      --        --        --        --        --         3,304     3,304     2,722
---------------------------------------------------------------------------------------------------------------
Total                             353       189       223       344        --         3,966     5,075     4,583
---------------------------------------------------------------------------------------------------------------
Total investment securities    11,359    12,354     1,867     1,376        88         3,966    31,010    27,090
---------------------------------------------------------------------------------------------------------------
TRADING SECURITIES
---------------------------------------------------------------------------------------------------------------
GOVERNMENT AND GOVERNMENT-
  INSURED SECURITIES
Canada                          3,106     1,494       973     1,228     6,450            --    13,251    10,725
Provinces                         138       320       755       534     1,047            --     2,794     1,375
---------------------------------------------------------------------------------------------------------------
Total                           3,244     1,814     1,728     1,762     7,497            --    16,045    12,100
---------------------------------------------------------------------------------------------------------------
OTHER DEBT SECURITIES
Canadian issuers                   46       708       163       144       210            --     1,271     1,485
U.S. federal government           258       427       292       295       291            --     1,563       353
Other foreign governments          20       374       784     1,153       996            --     3,327     3,041
Other issuers                   4,920     5,392     7,109     8,743     3,913            --    30,077    22,723
---------------------------------------------------------------------------------------------------------------
Total                           5,244     6,901     8,348    10,335     5,410            --    36,238    27,602
---------------------------------------------------------------------------------------------------------------
EQUITY SECURITIES
Preferred shares                   --        43        --       378       179           212       812     1,079
Common shares                      --        --        --        --        --        13,089    13,089    17,516
---------------------------------------------------------------------------------------------------------------
Total                              --        43        --       378       179        13,301    13,901    18,595
---------------------------------------------------------------------------------------------------------------
Total trading securities        8,488     8,758    10,076    12,475    13,086        13,301    66,184    58,297
---------------------------------------------------------------------------------------------------------------
TOTAL SECURITIES(2)           $19,847   $21,112   $11,943   $13,851   $13,174       $17,267   $97,194   $85,387
                              =======   =======   =======   =======   =======       =======   =======   =======

(1)  Mortgage-backed securities are guaranteed by the government of Canada.

(2)  Includes loan substitutes in the amount of $20 million
     (2000 - $104 million).

50 FINANCIAL RESULTS

SECURITIES - UNREALIZED GAINS AND LOSSES

-----------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                      2001                                                2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                GROSS        GROSS    ESTIMATED                     Gross        Gross    Estimated
                                    BOOK   UNREALIZED   UNREALIZED       MARKET         Book   unrealized   unrealized       market
                                   VALUE        GAINS       LOSSES        VALUE        value        gains       losses        value
-----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT SECURITIES
-----------------------------------------------------------------------------------------------------------------------------------
ISSUED OR GUARANTEED BY
Canada                           $14,255      $   454      $    --      $14,709      $11,881      $    92      $    19      $11,954
Provinces                            131           --           --          131          306           --            1          305
U.S. federal government            2,598            5           --        2,603        1,852           --            6        1,846
Other debt                         8,951          144           35        9,060        8,468           29           35        8,462
Equity                             5,075          513          183        5,405        4,583          965          229        5,319
-----------------------------------------------------------------------------------------------------------------------------------
Total investment securities       31,010        1,116          218       31,908       27,090        1,086          290       27,886
-----------------------------------------------------------------------------------------------------------------------------------
TRADING SECURITIES                66,184           --           --       66,184       58,297           --           --       58,297
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL SECURITIES                 $97,194      $ 1,116      $   218      $98,092      $85,387      $ 1,086      $   290      $86,183
                                 =======      =======      =======      =======      =======      =======      =======      =======

N O T E  3      LOANS, IMPAIRED LOANS AND ALLOWANCE FOR CREDIT LOSSES

LOANS AND IMPAIRED LOANS

---------------------------------------------------------------------------------------------------------------------------
(millions of dollars)
---------------------------------------------------------------------------------------------------------------------------
                                                                 Allowance for credit losses
                                                   -----------------------------------------
                                        Gross                                                           Net           Gross
                                       amount       Specific         General                         amount        impaired
2001                                 of loans      allowance       allowance           Total       of loans           loans
---------------------------------------------------------------------------------------------------------------------------
Residential mortgages               $  50,874      $       6       $      61       $      67      $  50,807       $      88
Consumer instalment and
  other personal                       31,396             60             210             270         31,126             154
Business and government                38,723            113             870             983         37,740           1,025
---------------------------------------------------------------------------------------------------------------------------
TOTAL                               $ 120,993      $     179       $   1,141       $   1,320      $ 119,673       $   1,267
                                    =========      =========       =========       =========      =========       =========

2000
---------------------------------------------------------------------------------------------------------------------------
Residential mortgages               $  44,468      $       7       $      61       $      68      $  44,400       $      76
Consumer instalment and
  other personal                       35,153             70             207             277         34,876             117
Business and government                42,248            235             568             803         41,445             796
---------------------------------------------------------------------------------------------------------------------------
TOTAL                               $ 121,869      $     312       $     836       $   1,148      $ 120,721       $     989
                                    =========      =========       =========       =========      =========       =========

                                                                                                       2001            2000
---------------------------------------------------------------------------------------------------------------------------
Average gross impaired loans
during the year                                                                                   $   1,242       $   1,063
                                                                                                  =========       =========

Net impaired loans at year end                                                                    $     (53)      $    (159)
                                                                                                  =========       =========

   Included in gross residential mortgages are Canadian government-insured mortgages of $39,204 million at October 31, 2001 (2000 - $32,891 million). Gross impaired loans include foreclosed assets held for sale with a gross carrying value of $51 million at October 31, 2001 (2000 - $108 million) and a related allowance of $4 million (2000 - $63 million).

51 FINANCIAL RESULTS

ALLOWANCE FOR CREDIT LOSSES

-------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                             2001                                     2000
-------------------------------------------------------------------------------------------------------------------------------
                                                   SPECIFIC       GENERAL                   Specific       General
                                                  ALLOWANCE     ALLOWANCE        TOTAL     allowance     allowance        Total
-------------------------------------------------------------------------------------------------------------------------------
Balance at beginning of year                        $   312       $   836      $ 1,148       $   254       $   712      $   966
Acquisition of CT Financial Services Inc. -
  balance at date of acquisition                         --            --           --            83           101          184
Provision for credit losses charged to
  the consolidated statement of income                  620           300          920           458            22          480
Write-offs                                             (844)           --         (844)         (564)           --         (564)
Recoveries                                               90            --           90            67            --           67
Other, including foreign exchange rate changes            1             5            6            14             1           15
-------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses at end of year            $   179       $ 1,141      $ 1,320       $   312       $   836      $ 1,148
                                                    =======       =======      =======       =======       =======      =======

N O T E  4      LOAN SECURITIZATIONS

During the year, the Bank securitized government guaranteed residential mortgage loans through the creation of mortgage-backed securities and received net cash proceeds of $999 million. The Bank retained the rights to future excess interest on the residential mortgages valued at $47 million. A gain on sale, net of transaction fees and expenses, of $38 million was recognized in income. The Bank retained the responsibility for servicing the mortgages. The key assumptions used to value the sold and retained interests included a prepayment rate of 7.0%, an excess spread of 1.4% and a discount rate of 4.5%. There are no expected credit losses as the mortgages are government guaranteed.

   The following table presents the total outstanding principal amount of loans securitized and sold at October 31.

----------------------------------------------------
(millions of dollars)              2001         2000
----------------------------------------------------
Residential mortgages
  Conventional                  $ 3,253      $ 5,776
  Mortgage-backed securities      5,144        5,724
Personal loans                    9,859        9,873
Other loans                         200          200
----------------------------------------------------
                                $18,456      $21,573
                                =======      =======

N O T E  5      LAND, BUILDINGS AND EQUIPMENT

-------------------------------------------------------------------------------------------------------
(millions of dollars)                                                              2001            2000
---------------------------------------------------------------------------------------  --------------
                                                            Accumulated        NET BOOK        Net book
                                                   Cost    depreciation           VALUE           value
-------------------------------------------------------------------------------------------------------
Land                                             $  305          $   --          $  305          $  403
Buildings                                           642             183             459           1,457
Computer equipment and software                     911             539             372             348
Furniture, fixtures and other equipment             617             261             356             258
Leasehold improvements                              521             181             340             325
-------------------------------------------------------------------------------------------------------
                                                 $2,996          $1,164          $1,832          $2,791
                                                 ======          ======          ======          ======

Accumulated depreciation at the end of 2000 was $1,216 million.

52 FINANCIAL RESULTS

N O T E  6      DEPOSITS

------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                                           2001          2000
----------------------------------------------------------------------------------------------------  ------------
                                                    Demand        Notice          Term         TOTAL         Total
------------------------------------------------------------------------------------------------------------------
Personal                                          $ 16,278      $ 30,190      $ 49,514      $ 95,982      $ 92,488
Banks                                                1,845            41        21,287        23,173        25,324
Business and government                             11,843        11,023        51,893        74,759        67,996
------------------------------------------------------------------------------------------------------------------
TOTAL                                             $ 29,966      $ 41,254      $122,694      $193,914      $185,808
                                                  ========      ========      ========      ========      ========

NON-INTEREST-BEARING DEPOSITS INCLUDED ABOVE
In domestic offices                                                                         $  3,875      $  2,952
In foreign offices                                                                                10            --

INTEREST-BEARING DEPOSITS INCLUDED ABOVE
In domestic offices                                                                          122,806       122,575
In foreign offices                                                                            65,668        57,947
U.S. federal funds purchased                                                                   1,555         2,334
------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                       $193,914      $185,808
                                                                                            ========      ========

N O T E  7      SUBORDINATED NOTES AND DEBENTURES

The notes and debentures are direct unsecured obligations of the Bank or its subsidiaries and are subordinated in right of payment to the claims of depositors and certain other creditors of the Bank or its subsidiaries. Where appropriate, the Bank has entered into interest rate options, interest rate swaps and currency swaps to modify the related interest rate and foreign currency risks.

--------------------------------------------------------------------------------------------------------
(millions of dollars)
--------------------------------------------------------------------------------------------------------
                                              Redeemable(7)              Foreign  Outstanding October 31
Interest                          Maturity        by issuer             currency  ----------------------
rate (%)                              date        beginning               amount        2001        2000
--------------------------------------------------------------------------------------------------------
Various(1)          Jan. 2001 to Oct. 2001               --                          $    --      $   22
Various(2)          Jan. 2002 to Oct. 2002               --                               29          27
Various(3)          Dec. 2002 to Aug. 2004               --                               13           4
Floating rate(4)                 Oct. 2002               --       US$150 million         238         228
Floating rate(5)                 Aug. 2003               --        US$75 million         119         228
Floating rate(6)                 Oct. 2003               --                              100         100
8.00                             Dec. 2003        July 1998                              150         150
5.60                            Sept. 2006       Sept. 2001                               --         400
6.45                             Oct. 2006        Oct. 2001                               --         350
6.50                             Jan. 2007        Jan. 2002       US$300 million         477         457
6.75                             Mar. 2007        Mar. 2002       US$200 million         318         305
5.65                            Sept. 2007       Sept. 2002                               25          25
6.50                             Aug. 2008               --       US$150 million         238         228
6.15                             Oct. 2008               --       US$150 million         238         228
6.13                             Nov. 2008               --       US$100 million         159         153
6.45                             Jan. 2009               --       US$150 million         238         228
6.60                             Apr. 2010               --                              750         750
8.40                             Dec. 2010        Dec. 2005                              150         150
6.00                             July 2011               --                              800          --
6.55                             July 2012               --                              500         500
10.05                            Aug. 2014               --                              150         150
9.15                              May 2025               --                              200         200
--------------------------------------------------------------------------------------------------------
                                                                                      $4,892      $4,883
                                                                                      ======      ======

(1)  Interest is payable at various rates, from .13% to 5.00%.

(2)  Interest is payable at various rates, from .13% to 3.10%.

(3)  Interest is payable at various rates, from .70% to 2.85%.

(4) Interest at six-month U.S. dollar LIBOR less .13%, subject to minimum and maximum rates of 5% and 10% respectively.

(5)  Interest at three-month U.S. dollar LIBOR, subject to a minimum of 4.10%.

(6) Interest at three-month customers' liability under acceptance rate less .30%, subject to minimum and maximum rates of 6.50% and 9% respectively.

(7) Subject to prior approval of the Superintendent of Financial Institutions Canada.

53 FINANCIAL RESULTS

REPAYMENT SCHEDULE

The aggregate maturities of the Bank's subordinated notes and debentures are as follows:

-------------------------------------------------------
(millions of dollars)                  2001        2000
-------------------------------------------------------
Within 1 year                        $  267      $   22
Over 1 to 2 years                       232         255
Over 2 to 3 years                       150         332
Over 3 to 5 years                        --         150
Over 5 years                          4,243       4,124
-------------------------------------------------------
                                     $4,892      $4,883
                                     ======      ======

N O T E  8      NON-CONTROLLING INTEREST IN SUBSIDIARIES

----------------------------------------------------------------------------------------
(millions of dollars)                                                   2001        2000
----------------------------------------------------------------------------------------
Preferred shares issued by Canada Trustco Mortgage Company
  6,000,000 Non-cumulative Redeemable
    Third Preference Shares, Series 1                                 $   --      $  150
Preferred shares issued by CT Financial Services Inc.
  6,000,000 Non-cumulative Redeemable
    First Preference Shares, Series 4                                     --         150
  2,000,000 Non-cumulative Redeemable
    First Preference Shares, Series 5 (US$50 million)                     --          75
Trust units issued by TD Capital Trust
  900,000 Capital Trust Securities - Series 2009                         900         900
Common shares and retained earnings of TD Waterhouse Group, Inc.         372         381
----------------------------------------------------------------------------------------
                                                                      $1,272      $1,656
                                                                      ======      ======

CANADA TRUSTCO MORTGAGE COMPANY

THIRD PREFERENCE SHARES, SERIES 1

On December 31, 2000, Canada Trustco Mortgage Company exercised its option to redeem the outstanding Series 1 shares for $25.00 per share together with declared and unpaid dividends to the date of redemption.

CT FINANCIAL SERVICES INC.

FIRST PREFERENCE SHARES, SERIES 4

On December 12, 2000, the Bank exchanged the Series 4 shares for Bank preferred shares, Series K, with substantially the same terms.

CT FINANCIAL SERVICES INC.

FIRST PREFERENCE SHARES, SERIES 5

On December 12, 2000, the Bank exchanged the Series 5 shares for Bank preferred shares, Series L, with substantially the same terms.

TD CAPITAL TRUST SECURITIES - SERIES 2009

The TD Capital Trust Securities (TD CaTS) are issued by TD Capital Trust, whose voting securities are owned 100% by the Bank. Trust assets may include residential mortgages, co-ownership interests in one or more pools of residential mortgages, mortgage-backed securities and other eligible investments. Holders of TD CaTS are eligible to receive semi-annual noncumulative fixed cash distributions of $38 per TD CaTS. Should the trust fail to pay the semi-annual distributions in full, the Bank's ability to declare dividends on Bank common and preferred shares will be restricted.

   Between June 30, 2005 and December 31, 2009, the trust has the option of redeeming the outstanding TD CaTS for the greater of: (a) $1,000 together with unpaid distributions to the date of redemption and (b) a price calculated to provide an annual yield equal to the yield of a Government of Canada bond maturing on December 31, 2009 at that time plus .375% together with unpaid distributions to the date of redemption. In the event of an unfavorable change in tax or capital treatment as it applies to the trust prior to June 30, 2005, the trust may redeem the outstanding TD CaTS for a redemption price as calculated above. After December 31, 2009, the redemption price would be $1,000 together with unpaid distributions to the date of redemption. Such redemption rights are subject to the approval of the Superintendent of Financial Institutions Canada.

   On or after June 30, 2010, each TD CaTS may, at the option of the holder, be converted semi-annually into one Non-cumulative Class A Redeemable First Preferred Share of the Bank.

   By giving at least 60 days of notice prior to the date of conversion to all holders who have given a conversion notice, the Bank may redeem or find substitute purchasers at the purchase price of $1,000 per TD CaTS together with unpaid distributions to the date of conversion.

   Each TD CaTS may be automatically exchanged into one preferred share of the Bank without consent of the holder in the following circumstances: (a) proceedings are commenced for the winding-up of the Bank; (b) the Superintendent of Financial Institutions Canada takes control of the Bank; (c) the Bank has Tier 1 capitalization of less than 5% or a total capital ratio of less than 8%; or (d) the Bank has failed to comply with a direction of the Superintendent of Financial Institutions Canada to increase its capital or provide additional liquidity.

The distribution rate on the trust securities is 7.6% per annum.

54 FINANCIAL RESULTS

N O T E  9      CAPITAL STOCK

The share capital of the Bank consists of:

AUTHORIZED

An unlimited number of Class A First Preferred Shares, without par value, issuable in series.

An unlimited number of common shares, without par value.

-------------------------------------------------------------------------------------
(millions of dollars)                                                2001        2000
-------------------------------------------------------------------------------------
ISSUED AND FULLY PAID
Preferred shares issued by the Bank
  7,000,000 Non-cumulative Redeemable Class A
    First Preferred Shares, Series G (US$175 million)              $  278      $  266
  9,000,000 Non-cumulative Redeemable Class A
    First Preferred Shares, Series H                                  225         225
  16,065 Non-cumulative Redeemable Class A
    First Preferred Shares, Series I                                   --          --
  16,383,935 Non-cumulative Redeemable Class A
    First Preferred Shares, Series J                                  410         410
  6,000,000 Non-cumulative Redeemable Class A
    First Preferred Shares, Series K                                  150          --
  2,000,000 Non-cumulative Redeemable Class A
    First Preferred Shares, Series L (US$50 million)                   79          --
-------------------------------------------------------------------------------------
                                                                    1,142         901
Preferred shares issued by TD Mortgage Investment Corporation
  350,000 Non-cumulative Preferred Shares, Series A                   350         350
-------------------------------------------------------------------------------------
Total preferred shares                                              1,492       1,251
Common shares (2001 - 628,451,159; 2000 - 622,615,868)              2,259       2,060
-------------------------------------------------------------------------------------
                                                                   $3,751      $3,311
                                                                   ======      ======

PREFERRED SHARES

None of the outstanding preferred shares are redeemable at the option of the holder.

   Redemptions and repurchases of all preferred shares are subject to the prior approval of the Superintendent of Financial Institutions Canada.

CLASS A FIRST PREFERRED SHARES, SERIES G

Until April 30, 2002, the Bank has the option of redeeming the outstanding Series G shares for US$26.00 per share. Thereafter and on or prior to April 30, 2003, the redemption price is US$25.50 per share. After April 30, 2003, the redemption price is reduced to US$25.00 per share together with declared and unpaid dividends to the date of redemption.

   At any time, the Bank may convert the outstanding Series G shares in whole or in part into common shares, determined by dividing the then applicable redemption price per Series G share together with declared and unpaid dividends to the date of conversion by the greater of US$1.00 and 95% of the U.S. dollar equivalent of the average trading price of such common shares at that time.

   On or after January 31, 2004, each Series G share may, at the option of the holder, be converted quarterly into common shares as described above.

   By giving at least 40 days of notice prior to the date of conversion to all holders who have given a conversion notice, the Bank may redeem or find substitute purchasers at the purchase price of US$25.00 cash per share together with declared and unpaid dividends to the date of conversion.

CLASS A FIRST PREFERRED SHARES, SERIES H

Between April 30, 2002 and April 30, 2003, the Bank has the option of redeeming the outstanding Series H shares for $26.00 per share. Thereafter and on or prior to April 30, 2004, the redemption price is $25.50 per share. After April 30, 2004, the redemption price is reduced to $25.00 per share together with declared and unpaid dividends to the date of redemption.

   On or after April 30, 2002, the Bank may convert the outstanding Series H shares in whole or in part into common shares, determined by dividing the then applicable redemption price per Series H share together with declared and unpaid dividends to the date of conversion by the greater of $1.00 and 95% of the average trading price of such common shares at that time.

   On or after January 31, 2005, each Series H share may, at the option of the holder, be converted quarterly into common shares as described above.

   By giving at least 40 days of notice prior to the date of conversion to all holders who have given a conversion notice, the Bank may redeem or find substitute purchasers at the purchase price of $25.00 cash per share together with declared and unpaid dividends to the date of conversion.

CLASS A FIRST PREFERRED SHARES, SERIES I

On November 1, 1999, the Bank issued 16,400,000 units for cash consideration of $102.5 million. Each unit consisted of one Non-cumulative Class A Redeemable First Preferred Share, Series I and one Non-cumulative Class A Redeemable First Preferred Share, Series J Purchase Warrant.

   On or prior to October 31, 2000, the unitholders had the option of exercising one Series J Purchase Warrant together with a cash payment of $18.75 per share to convert one Series I share into one Series J share. A total of 16,383,935 Series I shares were converted into Series J shares.

55 FINANCIAL RESULTS

   On or after November 1, 2004, the Bank has the option of redeeming the outstanding Series I shares for $6.25 per share together with declared and unpaid dividends to the date of redemption.

CLASS A FIRST PREFERRED SHARES, SERIES J

Between April 30, 2005 and October 30, 2005, the Bank has the option of redeeming the outstanding Series J shares for $26.00 per share. The redemption price, together with declared and unpaid dividends to the date of redemption, is reduced to $25.80 after October 30, 2005, $25.60 after October 30, 2006, $25.40 after October 30, 2007, $25.20 after October 30, 2008, and $25.00 after October 30, 2009.

   On or after April 30, 2005, the Bank may convert the outstanding Series J shares in whole or in part into common shares, determined by dividing the then applicable redemption price per Series J share together with declared and unpaid dividends to the date of conversion by the greater of $2.00 and 95% of the average trading price of such common shares at that time. On or after January 29, 2010, each Series J share may, at the option of the holder, be converted quarterly into common shares as described above.

   By giving at least 40 days of notice prior to the date of conversion to all holders who have given a conversion notice, the Bank may redeem or find substitute purchasers at the purchase price of $25.00 cash per share together with declared and unpaid dividends to the date of conversion.

CLASS A FIRST PREFERRED SHARES, SERIES K

On December 12, 2000, the Bank exchanged CT First Preference Shares, Series 4, for Series K Bank preferred shares with substantially the same terms. On or after February 1, 2003, the Bank has the option of redeeming the outstanding Series K shares for $25.00 per share together with declared and unpaid dividends to the date of redemption.

   On or after August 1, 2003 on the first day of February, May, August and November of each year, the holder has the option to convert the outstanding Series K shares into common shares, determined by dividing $25.00, together with declared and unpaid dividends, to the date of conversion, by the greater of $2.00 and 95% of the weighted average trading price of such common shares for a specified period immediately prior to the date of conversion. The Bank has the right to redeem or find substitute purchasers for the tendered shares.

   The Bank may at any time purchase for cancellation all or part of the shares outstanding by invitation for tenders to all holders of these shares at the lowest price at which such shares are attainable.

CLASS A FIRST PREFERRED SHARES, SERIES L

On December 12, 2000, the Bank exchanged CT First Preference Shares, Series 5, for Series L Bank preferred shares with substantially the same terms. On or after February 1, 2003, the Bank has the option of redeeming the outstanding Series L shares for US$25.00 per share together with declared and unpaid dividends to the date of redemption.

   On or after August 1, 2003 on the first day of February, May, August and November of each year, the holder has the option to convert the outstanding Series L shares into common shares, determined by dividing US$25.00, together with declared and unpaid dividends, to the date of conversion, by the greater of US$2.00 and 95% of the weighted average trading price of such common shares for a specified period immediately prior to the date of conversion. The Bank has the right to redeem or find substitute purchasers for the tendered shares.

   The Bank may at any time purchase for cancellation all or part of the shares outstanding by invitation for tenders to all holders of these shares at the lowest price at which such shares are attainable.

TD MORTGAGE INVESTMENT CORPORATION PREFERRED SHARES, SERIES A

Semi-annually, on or after October 31, 2007, TD Mortgage Investment Corporation (TDMIC) has the option of redeeming the outstanding Series A shares for $1,000.00 per share.

   Semi-annually, on or after October 31, 2007, the Bank may exchange the outstanding Series A shares in whole into common shares of the Bank, determined by dividing $1,000.00 plus the declared and unpaid dividends to the date of exchange by 95% of the average trading price of such common shares at that time.

   Semi-annually, on or after October 31, 2007, each Series A share may, at the option of the holder, be exchanged into common shares of the Bank, determined by dividing $1,000.00 plus the declared and unpaid dividends to the date of exchange by the greater of $1.00 and 95% of the average trading price of such common shares at that time.

   By giving at least two business days of notice prior to the date of exchange to all holders who have given an exchange notice, TDMIC may redeem or the Bank may find substitute purchasers at the purchase price of $1,000.00 plus the declared and unpaid dividends to the date of conversion.

   Each Series A share may be automatically exchanged into one preferred share of the Bank without consent of the holder in the following specific circumstances: (a) TDMIC fails to pay dividends on the Series A shares; (b) the Bank fails to pay dividends on all of its non-cumulative preferred shares; (c) proceedings are commenced for the winding-up of the Bank; (d) the Superintendent of Financial Institutions Canada takes control of the Bank; (e) the Bank has Tier 1 capitalization of less than 5% or a total capital ratio of less than 8%; or (f) the Bank or TDMIC has failed to comply with a direction of the Superintendent of Financial Institutions Canada to increase its capital or provide additional liquidity.

DIVIDEND RATES ON PREFERRED SHARES

---------------------------------------------------------
(per share)                                          RATE
---------------------------------------------------------
Series G                     Quarterly          US$.33750
Series H                     Quarterly            $.44375
Series I                     Quarterly            $.01000
Series J                     Quarterly            $.31875
Series K                     Quarterly            $.45940
Series L                     Quarterly          US$.40000
TDMIC, Series A          Semi-annually            $ 32.30

56 FINANCIAL RESULTS

COMMON SHARES

-------------------------------------------------------------------------
                                                    2001             2000
-------------------------------------------------------------------------
Number outstanding at beginning of year      622,615,868      620,343,168
Issued on acquisition of subsidiaries          4,531,348        1,112,035
Issued on exercise of options                  1,303,943        1,160,665
-------------------------------------------------------------------------
Number outstanding at end of year            628,451,159      622,615,868
                                             ===========      ===========

STOCK DIVIDEND

On July 31, 1999, the Bank paid a stock dividend of one common share on each of its issued and outstanding common shares. The effect of this one-for-one stock dividend is the same as a two-for-one split of the common shares. All common share numbers have been restated to reflect the stock dividend.

EMPLOYEE SAVINGS PLAN

Under the Bank's Employee Savings Plan (ESP), employees may contribute up to 5% of their annual base earnings to a maximum of $2,200 per calendar year toward the purchase of Bank common shares. The Bank matches 50% of the employee contribution amount. The Bank's contributions vest over a two-year period beginning on the first day of the following calendar year. For the year ended October 31, 2001, the Bank's contributions totalled $13.4 million (2000 - $12.7 million; 1999 - $13.2 million). As at October 31, 2001, an aggregate of 5,001,746 common shares were held under the ESP (2000 - 5,408,543).

STOCK OPTIONS

Under the Bank's 2000 stock option plan, options on common shares are periodically granted to certain employees for terms of 10 years, vesting over a four-year period. These options provide employees with the right to purchase common shares of the Bank at a fixed price equal to the closing market price of the shares on the date prior to the date the options were issued. Under this plan, 26,521,860 common shares have been reserved for future issuance (2000 - 30,000,000). The outstanding options expire on various dates to September 2011.

   The Bank's predecessor plan, the 1993 stock option plan, expired in 2000 and there will be no further issuance of stock options from this plan. The outstanding options under the 1993 stock option plan expire on various dates to July 2010.

   A summary of the Bank's stock option activity and related information for the years ended October 31 is as follows:


----------------------------------------------------------------------------------------------------------------------------------
                                                              WEIGHTED                      Weighted                      Weighted
                                                               AVERAGE                       average                       average
                                                              EXERCISE                      exercise                      exercise
                                                  2001           PRICE          2000           price          1999           price
----------------------------------------------------------------------------------------------------------------------------------
Number outstanding, beginning of year       23,403,443       $   22.54    23,336,948       $   18.39    21,867,140       $   15.80
Granted                                      3,639,640           41.66     4,527,000           36.20     4,916,400           25.43
Exercised - cash                            (2,593,303)          15.30    (2,840,740)          13.65    (2,770,072)          10.76
          - shares                          (1,303,943)          13.38    (1,160,665)          11.52      (405,520)          12.57
Forfeited                                     (927,050)          32.27      (459,100)          29.29      (271,000)          23.46
----------------------------------------------------------------------------------------------------------------------------------
Number outstanding, end of year             22,218,787       $   26.65    23,403,443       $   22.54    23,336,948       $   18.39
----------------------------------------------------------------------------------------------------------------------------------
Exercisable, end of year                    13,081,260       $   20.49    12,910,639       $   16.41    12,337,346       $   13.40
                                            ==========       =========    ==========       =========    ==========       =========

The following table summarizes information relating to stock options outstanding and exercisable at October 31, 2001.

-------------------------------------------------------------------------------------------------------------------------
                                                                         Options outstanding          Options exercisable
--------------------------------------------------------------------------------------------  ---------------------------
                                                        Weighted average            Weighted                     Weighted
                                                               remaining             average                      average
                                            Number           contractual            exercise          Number     exercise
Range of exercise pries                outstanding          life (years)               price     exercisable        price
-------------------------------------------------------------------------------------------------------------------------
$8.19 - $11.81                           4,377,223                   4.3              $10.99       4,377,223       $10.99
$17.45 - $25.43                          7,098,024                   7.1              $21.83       5,152,787       $20.46
$30.60 - $41.70                         10,743,540                   8.7              $36.22       3,551,250       $32.23
-------------------------------------------------------------------------------------------------------------------------

DIVIDEND RESTRICTIONS

The Bank is prohibited by the Bank Act from declaring any dividends on its preferred or common shares if there are reasonable grounds for believing that the Bank is, or the payment would cause the Bank to be, in contravention of the capital adequacy and liquidity regulations of the Bank Act or directions of the Superintendent of Financial Institutions Canada. The Bank's ability to pay dividends on its preferred or common shares is also restricted in the event that TD Capital Trust fails to pay semi-annual distributions in full to holders of TD Capital Trust Securities. In addition, the ability to pay common share dividends is restricted by the terms of the outstanding preferred shares whereby the Bank may not pay dividends on its common shares without the approval of the holders of the outstanding preferred shares unless all dividends on the preferred shares have been declared and paid or set apart for payment. Currently these limitations do not restrict the payment of dividends on preferred or common shares.

57 FINANCIAL RESULTS

N O T E  1 0    EMPLOYEE FUTURE BENEFITS

PENSION BENEFIT PLAN

The Bank's principal pension plan, The Pension Fund Society of The Toronto-Dominion Bank, is a defined benefit plan funded by contributions from the Bank and from members. In accordance with legislation, the Bank contributes amounts determined on an actuarial basis to the plan and has the ultimate responsibility for ensuring that the liabilities of the plan are adequately funded over time.

   Pension benefits are based upon the length of service and the final five years' average salary of the employees.

   The following table presents the financial position of the Bank's principal pension plan.

------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                     2001           2000           1999
------------------------------------------------------------------------------------------------------------
CHANGE IN PROJECTED BENEFIT OBLIGATION
Projected benefit obligation at beginning of year                      $ 1,144        $ 1,141        $ 1,157
Service cost - benefits earned                                              19             22             23
Interest cost on projected benefit obligation                               82             77             74
Members' contributions                                                      17             18             18
Benefits paid                                                              (82)           (80)           (79)
Actuarial (gains) losses                                                     2             22             (5)
Change in actuarial assumptions                                             76            (60)           (39)
Plan amendments                                                              4              4              3
Other                                                                       (5)            --            (11)
------------------------------------------------------------------------------------------------------------
Projected benefit obligation at end of year                              1,257          1,144          1,141
------------------------------------------------------------------------------------------------------------
CHANGE IN PLAN ASSETS
Plan assets at fair value at beginning of year                           1,263          1,131          1,043
Actual income on plan assets                                                49             57             51
Gain on disposal of investments                                             67            142             10
Members' contributions                                                      17             18             18
Employer's contributions                                                    --             --             40
Increase (decrease) in unrealized gains on investments                    (114)             3             69
Benefits paid                                                              (82)           (80)           (79)
General and administrative expenses                                         (7)            (8)           (10)
Other                                                                       (2)            --            (11)
------------------------------------------------------------------------------------------------------------
Plan assets at fair value at end of year                                 1,191          1,263          1,131
------------------------------------------------------------------------------------------------------------
EXCESS (DEFICIT) OF PLAN ASSETS OVER PROJECTED BENEFIT OBLIGATION          (66)           119            (10)
Unrecognized net (gain) loss from past experience, different from
  that assumed, and effects of changes in assumptions                      178            (42)           119
Unrecognized prior service costs                                             4             23             23
Unrecognized transition amount                                              --            (17)           (33)
Employer's contributions in fourth quarter                                  40             --             --
------------------------------------------------------------------------------------------------------------
PREPAID PENSION EXPENSE                                                $   156        $    83        $    99
                                                                       =======        =======        =======

ANNUAL EXPENSE
Net pension expense includes the following components:
Service cost - benefits earned                                         $    19        $    22        $    23
Interest cost on projected benefit obligation                               82             77             74
Expected return on plan assets                                             (98)           (85)           (78)
Amortization of net actuarial (gains) losses                                --             14             19
Amortization of prior service costs                                         --              4              3
Amortization of transition amount                                           --            (16)           (16)
------------------------------------------------------------------------------------------------------------
PENSION EXPENSE                                                        $     3        $    16        $    25
                                                                       =======        =======        =======

ACTUARIAL ASSUMPTIONS
Weighted average discount rate for projected benefit obligation           6.75%          7.25%          6.75%
Weighted average rate of compensation increase                            3.50           3.50           3.50
Weighted average expected long-term rate of return on plan assets         8.00           8.00           7.75

   For 2001, the Bank's principal pension plan's net assets included investments in the Bank and its affiliates which had a market value of $134 million (2000 - $158 million). The pension plan assets and obligations are measured as at July 31.

58 FINANCIAL RESULTS

OTHER PENSION PLAN

In connection with the acquisition of CT, the Bank sponsors a second pension plan consisting of a defined benefit portion and a defined contribution portion. Funding for both portions is provided by contributions from the Bank and members of the plan. The defined benefit portion of the plan was closed to new members after May 31, 1987. CT employees joining the plan on or after June 1, 1987 were only eligible to join the defined contribution portion. For 2001, the defined benefit portion of CT's plan reported a projected benefit obligation of $272 million (2000 -$279 million) and plan assets with a fair value of $271 million (2000 - $286 million). The 2001 pension expense for the defined contribution portion was $14 million (2000 - $15 million).

   Subsequent to January 1, 2002, employees enrolled in this plan will be eligible to join the Bank's principal defined benefit pension plan.

NON-PENSION POST-RETIREMENT BENEFIT PLANS

In addition to the Bank's pension plans, the Bank also provides certain health care, life insurance and dental benefits to retired employees. The following table presents the financial position of the Bank's non-pension post-retirement benefit plans.

-------------------------------------------------------------------------------------
(millions of dollars)                                                            2001
-------------------------------------------------------------------------------------
CHANGE IN PROJECTED BENEFIT OBLIGATION
Projected benefit obligation at beginning of year                               $ 183
Service cost - benefits earned                                                      7
Interest cost on projected benefit obligation                                      13
Benefits paid                                                                      (7)
Actuarial (gains) losses                                                           10
Change in actuarial assumptions                                                    10
Other                                                                              (3)
-------------------------------------------------------------------------------------
Projected benefit obligation at end of year                                       213
-------------------------------------------------------------------------------------
Unrecognized net (gain) loss from past experience, different from
  that assumed, and effects of changes in assumptions                              17
-------------------------------------------------------------------------------------
ACCRUED BENEFIT LIABILITY                                                       $ 196
                                                                                =====

ANNUAL EXPENSE
Net non-pension post-retirement benefit expense includes the following components:
Service cost - benefits earned                                                  $   7
Interest cost on projected benefit obligation                                      13
-------------------------------------------------------------------------------------
NON-PENSION POST-RETIREMENT BENEFIT EXPENSE                                     $  20
-------------------------------------------------------------------------------------

ACTUARIAL ASSUMPTIONS
Weighted average discount rate for projected benefit obligation                  6.75%
Weighted average rate of compensation increase                                   3.50
                                                                                 ====

The assumed health care cost trend rates for the next year used to measure the expected cost of benefits covered for the non-pension post-retirement benefit plans was 6%. The rate was assumed to decrease gradually to 4.5% over 3 years and remain at that level thereafter. For 2001, the effect of one percentage point increase or decrease in the assumed health care cost trend rates on service and interest costs is a $3 million increase and a $2 million decrease, respectively, and on the accumulated post-retirement benefit obligation, a $33 million increase and a $23 million decrease, respectively.

59 FINANCIAL RESULTS

N O T E  1 1    PROVISION FOR (BENEFIT OF) INCOME TAXES

----------------------------------------------------------------------------------------------------------
(millions of dollars)                                                     2001          2000          1999
----------------------------------------------------------------------------------------------------------
Provision for income taxes - consolidated statement of income(1)
   Current income taxes                                                $   973       $ 1,087       $   943
   Future income taxes                                                  (1,137)         (791)          147
----------------------------------------------------------------------------------------------------------
                                                                          (164)          296         1,090
----------------------------------------------------------------------------------------------------------
Provision for income taxes - consolidated statement of changes in shareholders' equity
   Current income taxes                                                   (217)          (48)           58
   Future income taxes                                                     (74)           (6)          (13)
----------------------------------------------------------------------------------------------------------
                                                                          (291)          (54)           45
----------------------------------------------------------------------------------------------------------
TOTAL PROVISION FOR (BENEFIT OF) INCOME TAXES                          $  (455)      $   242       $ 1,135
                                                                       =======       =======       =======

Current income taxes
   Federal                                                             $   395       $   497       $   267
   Provincial                                                              159           124            91
   Foreign                                                                 202           418           643
----------------------------------------------------------------------------------------------------------
                                                                           756         1,039         1,001
----------------------------------------------------------------------------------------------------------
Future income taxes(2)
   Federal                                                                (785)         (568)           98
   Provincial                                                             (343)         (199)           33
   Foreign                                                                 (83)          (30)            3
----------------------------------------------------------------------------------------------------------
                                                                        (1,211)         (797)          134
----------------------------------------------------------------------------------------------------------
                                                                       $  (455)      $   242       $ 1,135
                                                                       =======       =======       =======

(1) Includes the tax effect of goodwill amortization of $9 million (2000 - $9 million; 1999 - $9 million).

(2) Includes a net future income tax benefit of $215 million (2000 - $54 million) related to federal and provincial tax rate reductions.

The provision for income taxes shown in the consolidated statement of income is less than that obtained by applying statutory tax rates to the net income before provision for income taxes for the following reasons:

-----------------------------------------------------------------------------------------
                                                             2001        2000        1999
-----------------------------------------------------------------------------------------
Canadian statutory income tax rate                           41.1%       42.4%       42.5%
Increase (decrease) resulting from:
   Goodwill amortization                                      4.4         2.6          .3
   Dividends                                                (12.3)       (8.2)       (2.6)
   Rate differentials on international operations           (19.0)       (9.8)       (2.4)
   Future federal and provincial tax rate reductions        (17.0)       (7.2)         --
   Federal large corporations tax                             1.4         1.0          .4
   Financial institutions temporary surcharge                  --          .5          .2
   Gains on sale of investment real estate                   (9.1)         --          --
   Non-taxable gain on sale of TD Waterhouse Group, Inc.       --          --       (11.7)
   Other - net                                               (2.5)        (.1)         --
-----------------------------------------------------------------------------------------
Effective income tax rate                                   (13.0)%      21.2%       26.7%
                                                            =====        ====        ====

60 FINANCIAL RESULTS

   The net future tax liability which is reported in other liabilities is comprised of:

-----------------------------------------------------------------------
(millions of dollars)                                2001          2000
-----------------------------------------------------------------------
FUTURE INCOME TAX ASSETS
Allowance for credit losses                       $   323       $   254
Premises and equipment                                122            --
Deferred income                                        70            32
Securities                                            138           157
Employee future benefits                               30            --
Other                                                 142            98
-----------------------------------------------------------------------
Total future income tax assets                        825           541
Valuation allowance                                    --            --
-----------------------------------------------------------------------
Future income tax assets                              825           541
-----------------------------------------------------------------------
FUTURE INCOME TAX LIABILITIES
Intangible assets from business combinations       (1,486)       (2,338)
Premises and equipment                                 --           (46)
Employee future benefits                               --           (36)
Other                                                 (44)          (37)
-----------------------------------------------------------------------
Future income tax liabilities                      (1,530)       (2,457)
-----------------------------------------------------------------------
Net future income tax liability                   $  (705)      $(1,916)
                                                  =======       =======

   Earnings of certain international subsidiaries would be taxed only upon repatriation to Canada. The Bank has not recognized a future income tax liability for these undistributed earnings since it does not currently plan to repatriate them. If all international subsidiaries' undistributed earnings were repatriated, estimated taxes payable would be $230 million at October 31, 2001 (2000 - $186 million).

N O T E  1 2    FAIR VALUE OF FINANCIAL INSTRUMENTS

-----------------------------------------------------------------------------------------
(millions of dollars)                                    2001                        2000
-------------------------------------------------------------  --------------------------
                                       CARRYING     ESTIMATED      Carrying     Estimated
CONSOLIDATED BALANCE SHEET                VALUE    FAIR VALUE         value    fair value
-----------------------------------------------------------------------------------------
ASSETS
Securities                             $ 97,194      $ 98,092      $ 85,387      $ 86,183
Loans                                   119,673       121,736       120,721       120,461
LIABILITIES
Deposits                                193,914       195,654       185,808       186,112
Subordinated notes and debentures         4,892         5,245         4,883         4,916

   The aggregate of the estimated fair value amounts presented does not represent management's estimate of the underlying value of the Bank. Moreover, fair values disclosed represent estimates of value made at a specific point in time and may not be reflective of future fair values.

   Fair values are based on the following methods of valuation and assumptions:

   For certain assets and liabilities which are short term in nature or contain variable rate features, fair value is considered to be equal to carrying value. These items are not listed above.

   Details of the estimated fair value of derivative financial instruments are provided in Note 14.

   The estimated fair value of securities is determined as the estimated market values reported in Note 2.

   The estimated fair value of loans reflects changes in general interest rates which have occurred since the loans were originated and changes in the creditworthiness of individual borrowers. For fixed rate loans, estimated fair value is determined by discounting the expected future cash flows related to these loans at market interest rates for loans with similar credit risks.

   The estimated fair value of term deposits is determined by discounting the contractual cash flows using interest rates currently offered for deposits with similar terms.

   The estimated fair value of the subordinated notes and debentures is determined by reference to quoted market prices.

61 FINANCIAL RESULTS

N O T E  1 3     INTEREST RATE RISK

The Bank's management of interest rate risk is described in the Managing risk section of the Management's Discussion and Analysis of Operating Performance. The Canadian Institute of Chartered Accountants' handbook Section 3860, FINANCIAL INSTRUMENTS - DISCLOSURE AND PRESENTATION, requires disclosure of exposure to interest rate risk in a prescribed format, as set out in the following table.

INTEREST RATE RISK(1)

--------------------------------------------------------------------------------------------------------------------------------
(billions of dollars)
--------------------------------------------------------------------------------------------------------------------------------
                                                                             Total                             Non-
                                      Floating     Within    3 months       within   1 year to      Over   interest
2001                                      rate   3 months   to 1 year       1 year     5 years   5 years  sensitive       Total
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash resources                        $     --    $   5.5     $    .2     $    5.7     $    --    $   --    $    .2    $    5.9
  EFFECTIVE YIELD                                     2.9%        4.6%
Securities purchased under
  resale agreements                   $    4.0    $  13.1     $   3.1     $   20.2     $    --    $   --    $    --    $   20.2
  EFFECTIVE YIELD                                     2.9%        4.4%
Investment securities                 $     .6    $   4.6     $   7.2     $   12.4     $  12.4    $   .9    $   5.3    $   31.0
  EFFECTIVE YIELD                                     3.5%        4.4%                     5.8%      5.7%
Trading securities                    $   66.2    $    --     $    --     $   66.2     $    --    $   --    $    --    $   66.2
Loans                                 $   37.8    $  24.3     $  17.2     $   79.3     $  36.5    $  3.3    $    .6    $  119.7
  EFFECTIVE YIELD                                     5.0%        6.5%                     6.9%      6.5%
Other                                 $   30.6    $    --     $    --     $   30.6     $    --    $   --    $  14.2    $   44.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                          $  139.2    $  47.5     $  27.7     $  214.4     $  48.9    $  4.2    $  20.3    $  287.8
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Deposits                              $   39.9    $  81.0     $  29.2     $  150.1     $  24.5    $  1.4    $  17.9    $  193.9
  EFFECTIVE YIELD                                     2.9%        4.1%                     4.8%      2.6%
Obligations related to securities
  sold short                          $   21.1    $    --     $    --     $   21.1     $    .3    $   --    $    --    $   21.4
  EFFECTIVE YIELD                                                                          5.9%
Obligations related to securities
  sold under repurchase
  agreements                          $     .1    $   8.9     $   4.3     $   13.3     $    .9    $   .1    $    .3    $   14.6
  EFFECTIVE YIELD                                     2.7%        4.5%                     2.9%      3.4%
Subordinated notes and
  debentures                          $     --    $    .6     $    .6     $    1.2     $   2.0    $  1.7    $    --    $    4.9
  EFFECTIVE YIELD                                     6.0%        5.9%                     6.4%      7.0%
Other                                 $   30.9    $    --     $    --     $   30.9     $    --    $   .9    $   7.8    $   39.6
Shareholders' equity                  $     --    $    --     $    .2     $     .2     $    .5    $   .8    $  11.9    $   13.4
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                $   92.0    $  90.5     $  34.3     $  216.8     $  28.2    $  4.9    $  37.9    $  287.8
--------------------------------------------------------------------------------------------------------------------------------
ON-BALANCE SHEET POSITION             $   47.2    $ (43.0)    $  (6.6)    $   (2.4)    $  20.7    $  (.7)   $ (17.6)   $     --
--------------------------------------------------------------------------------------------------------------------------------
Total pay side instruments(2)         $     --    $ (81.8)    $ (14.4)    $  (96.2)    $ (22.8)   $ (3.0)   $    --    $ (122.0)
  EFFECTIVE YIELD                                     3.6%        4.3%                     5.5%      5.7%
Total receive side instruments(2)     $     --    $  68.5     $  25.0     $   93.5     $  24.8    $  3.7    $    --    $  122.0
  EFFECTIVE YIELD                                     3.6%        4.6%                     4.5%      5.7%
--------------------------------------------------------------------------------------------------------------------------------
OFF-BALANCE SHEET POSITION            $     --    $ (13.3)    $  10.6     $   (2.7)    $   2.0    $   .7    $    --    $     --
--------------------------------------------------------------------------------------------------------------------------------
NET POSITION                          $   47.2    $ (56.3)    $   4.0     $   (5.1)    $  22.7    $   --    $ (17.6)   $     --
                                      ========    =======     =======     ========     =======    =======    =======    ========

(1) The above table details the earlier of maturity or repricing date of interest sensitive instruments. Contractual repricing may be adjusted according to management estimates for prepayments or early redemptions that are independent of changes in interest rates. Off-balance sheet transactions include only transactions that are put into place as hedges of items not included in the trading account. Certain assets and liabilities are shown as non-rate sensitive although the profile assumed for actual management may be different. Trading securities are presented in the floating rate category.

(2) Notional principal amounts.

62 FINANCIAL RESULTS

INTEREST RATE RISK BY CURRENCY

-------------------------------------------------------------------------------------------------------------
(billions of dollars)
-------------------------------------------------------------------------------------------------------------
                                                                Total                           Non-
                              Floating    Within   3 months    within  1 year to     Over   interest
2001                              rate  3 months  to 1 year    1 year    5 years  5 years  sensitive    Total
-------------------------------------------------------------------------------------------------------------
Canadian currency
  on-balance sheet position    $  15.1   $ (13.8)   $  (2.5)   $ (1.2)   $  21.1    $ (.7)   $ (19.1)   $  .1
Foreign currency
  on-balance sheet position       32.1     (29.2)      (4.1)     (1.2)       (.4)      --        1.5      (.1)
-------------------------------------------------------------------------------------------------------------
ON-BALANCE SHEET POSITION         47.2     (43.0)      (6.6)     (2.4)      20.7      (.7)     (17.6)      --
-------------------------------------------------------------------------------------------------------------
Canadian currency
  off-balance sheet position        --      (7.1)       3.8      (3.3)       2.5       .1         --      (.7)
Foreign currency
  off-balance sheet position        --      (6.2)       6.8        .6        (.5)      .6         --       .7
-------------------------------------------------------------------------------------------------------------
OFF-BALANCE SHEET POSITION          --     (13.3)      10.6      (2.7)       2.0       .7         --       --
-------------------------------------------------------------------------------------------------------------
NET POSITION                   $  47.2   $ (56.3)   $   4.0    $ (5.1)   $  22.7    $  --    $ (17.6)   $  --
                               =======   =======    =======    ======    =======    =====    =======    =====

INTEREST RATE RISK

--------------------------------------------------------------------------------------------------------------------
(billions of dollars)
--------------------------------------------------------------------------------------------------------------------
                                                                   Total                            Non-
                               Floating    Within   3 months      within  1 year to      Over   interest
2000                               rate  3 months  to 1 year      1 year    5 years   5 years  sensitive       Total
--------------------------------------------------------------------------------------------------------------------
Total assets                   $  125.2   $  37.9    $  29.4    $  192.5    $  47.1    $  4.4    $  20.8    $  264.8
Total liabilities and
  shareholders' equity             86.7      77.6       32.8       197.1       30.2       4.5       33.0       264.8
--------------------------------------------------------------------------------------------------------------------
On-balance sheet position          38.5     (39.7)      (3.4)       (4.6)      16.9       (.1)     (12.2)         --
--------------------------------------------------------------------------------------------------------------------
Off-balance sheet position           --      (2.2)       4.8         2.6       (3.9)      1.3         --          --
Net position                   $   38.5   $ (41.9)   $   1.4    $   (2.0)   $  13.0    $  1.2    $ (12.2)   $     --
                               ========   =======    =======    ========    =======    ======    =======    ========

N O T E  1 4     DERIVATIVE FINANCIAL INSTRUMENTS

The Bank enters into derivative financial instruments, as described below, for trading and for risk management purposes.

   Interest rate swaps involve the exchange of fixed and floating interest payment obligations based on a predetermined notional amount. Foreign exchange swaps involve the exchange of the principal and fixed interest payments in different currencies. Cross-currency interest rate swaps involve the exchange of both the principal amount and fixed and floating interest payment obligations in two different currencies.

   Forward rate agreements are contracts fixing an interest rate to be paid or received on a notional amount of specified maturity commencing at a specified future date.

   Foreign exchange forward contracts are commitments to purchase or sell foreign currencies for delivery at a specified date in the future at a fixed rate.

   Futures are future commitments to purchase or deliver a commodity or financial instrument on a specified future date at a specified price. Futures are traded in standardized amounts on organized exchanges and are subject to daily cash margining.

   Options are agreements between two parties in which the writer of the option grants the buyer the future right, but not the obligation, to buy or to sell, at or by a specified date, a specific amount of a financial instrument at a price agreed when the option is arranged. The writer receives a premium for selling this instrument.

   The Bank also transacts equity, commodity and credit derivatives in both the exchange and over-the-counter markets.

   Notional principal amounts, upon which payments are based, are not indicative of the credit risk associated with derivative financial instruments.

63 FINANCIAL RESULTS

OVER-THE-COUNTER AND EXCHANGE TRADED DERIVATIVE FINANCIAL INSTRUMENTS

-----------------------------------------------------------------------------------------------------------
(billions of dollars)
-----------------------------------------------------------------------------------------------------------
                                                          Trading
                              -----------------------------------
                                Over-the-   Exchange                                      2001         2000
NOTIONAL PRINCIPAL                counter     traded        Total     Non-trading        TOTAL        Total
-----------------------------------------------------------------------------------------------------------
Interest rate contracts
  Futures                      $       --   $  180.1   $    180.1        $     --   $    180.1   $    140.7
  Forward rate agreements            84.5         --         84.5            51.2        135.7         79.6
  Swaps                             518.8         --        518.8           180.6        699.4        605.1
  Options written                    42.1         --         42.1             2.1         44.2         38.9
  Options purchased                   9.7         .3         10.0            41.0         51.0         46.7
-----------------------------------------------------------------------------------------------------------
Foreign exchange contracts
  Forward contracts                 457.6         --        457.6            21.1        478.7        347.7
  Swaps                               9.0         --          9.0              --          9.0          6.8
  Cross-currency
    interest rate swaps              78.1         --         78.1            19.0         97.1         70.9
  Options written                    19.3         --         19.3              --         19.3         13.8
  Options purchased                  16.7         --         16.7              --         16.7         11.4
-----------------------------------------------------------------------------------------------------------
Other contracts(1)                   93.2        8.0        101.2             3.9        105.1         68.1
-----------------------------------------------------------------------------------------------------------
TOTAL                          $  1,329.0   $  188.4   $  1,517.4        $  318.9   $  1,836.3   $  1,429.7
                               ==========   ========   ==========        ========   ==========   ==========

(1) Includes equity, commodity and credit derivatives.

DERIVATIVE FINANCIAL INSTRUMENTS BY TERM TO MATURITY

----------------------------------------------------------------------------------------------------
(billions of dollars)
----------------------------------------------------------------------------------------------------
                                                Remaining term to maturity
                               -------------------------------------------
                                   Within     1 to 3     3 to 5     Over 5         2001         2000
NOTIONAL PRINCIPAL                 1 year      years      years      years        TOTAL        Total
----------------------------------------------------------------------------------------------------
Interest rate contracts
  Futures                      $    144.0   $   36.1   $     --   $     --   $    180.1   $    140.7
  Forward rate agreements           114.8       20.9         --         --        135.7         79.6
  Swaps                             376.5      122.4       73.1      127.4        699.4        605.1
  Options written                    21.6       12.3        6.6        3.7         44.2         38.9
  Options purchased                  27.9       14.8        5.5        2.8         51.0         46.7
----------------------------------------------------------------------------------------------------
Foreign exchange contracts
  Forward contracts                 461.8       15.5        1.2         .2        478.7        347.7
  Swaps                                .8        1.8         .7        5.7          9.0          6.8
  Cross-currency
    interest rate swaps              21.9       30.9       12.3       32.0         97.1         70.9
  Options written                    18.3         .9         .1         --         19.3         13.8
  Options purchased                  15.9         .8         --         --         16.7         11.4
----------------------------------------------------------------------------------------------------
Other contracts(1)                   33.2       21.0       38.2       12.7        105.1         68.1
----------------------------------------------------------------------------------------------------
TOTAL                          $  1,236.7   $  277.4   $  137.7   $  184.5   $  1,836.3   $  1,429.7
                               ==========   ========   ========   ========   ==========   ==========

(1) Includes equity, commodity and credit derivatives.


The Bank is exposed to market risk as a result of price volatility in the derivatives and cash markets relating to movements in interest rates, foreign exchange rates, equity prices and credit spreads. This risk is managed by senior officers responsible for the Bank's trading business and is monitored separately by the Bank's Risk Management Division.

   The estimated fair value of exchange traded derivative financial instruments is based on quoted market rates plus or minus daily margin settlements. This results in minimal fair values as these instruments are effectively settled on a daily basis. The estimated fair value of over-the-counter derivative financial instruments is determined using valuation models that incorporate prevailing market rates and prices on underlying instruments with similar maturities and characteristics. The fair value of over-the-counter derivative financial instruments also reflects the impact of valuation adjustments which recognize the need to cover market, liquidity and credit risks, as well as the cost of capital and administrative expenses over the life of the contract.

64 FINANCIAL RESULTS

FAIR VALUE OF DERIVATIVE FINANCIAL INSTRUMENTS

----------------------------------------------------------------------------------------------------------
(millions of dollars)                                                         2001                    2000
----------------------------------------------------------------------------------------------------------
                                     AVERAGE(1) FAIR VALUE
                                              FOR THE YEAR     YEAR-END FAIR VALUE     Year-end fair value
                                    ----------------------------------------------------------------------
                                      POSITIVE    NEGATIVE    POSITIVE    NEGATIVE    Positive    Negative
----------------------------------------------------------------------------------------------------------
DERIVATIVE FINANCIAL INSTRUMENTS
  HELD OR ISSUED FOR
  TRADING PURPOSES:
Interest rate contracts
  Forward rate agreements              $    35     $    43     $    96     $   107     $     8     $    12
  Swaps                                  6,858       6,582      11,275      11,287       3,974       3,337
  Options written                           --         470          --         714          --         336
  Options purchased                        469          --         700          --         274          --
----------------------------------------------------------------------------------------------------------
Total interest rate contracts            7,362       7,095      12,071      12,108       4,256       3,685
----------------------------------------------------------------------------------------------------------
Foreign exchange contracts
  Forward contracts                      4,302       3,936       4,142       3,506       5,047       4,236
  Swaps                                    286         330         352         472         226         271
  Cross-currency
    interest rate swaps                  2,555       3,582       2,748       4,155       3,048       3,478
  Options written                           --         101          --         104          --          90
  Options purchased                        123          --         118          --         106          --
----------------------------------------------------------------------------------------------------------
Total foreign exchange
  contracts                              7,266       7,949       7,360       8,237       8,427       8,075
----------------------------------------------------------------------------------------------------------
Other contracts(2)                       1,658       1,118       2,004       1,425       1,575       1,042
----------------------------------------------------------------------------------------------------------
FAIR VALUE - TRADING                   $16,286     $16,162     $21,435     $21,770     $14,258     $12,802
                                       =======     =======     =======     =======     =======     =======

DERIVATIVE FINANCIAL INSTRUMENTS
  HELD OR ISSUED FOR
  NON-TRADING PURPOSES:
Interest rate contracts
  Forward rate agreements                                      $    57     $     7     $     2     $     2
  Swaps                                                          2,038       2,152         689         610
  Options written                                                   --          19          --          --
  Options purchased                                                218          --          26          --
----------------------------------------------------------------------------------------------------------
Total interest rate contracts                                    2,313       2,178         717         612
----------------------------------------------------------------------------------------------------------
Foreign exchange contracts
  Forward contracts                                                989         833       1,068         788
  Cross-currency interest rate swaps                               492         271         237         171
----------------------------------------------------------------------------------------------------------
Total foreign exchange contracts                                 1,481       1,104       1,305         959
----------------------------------------------------------------------------------------------------------
Other contracts(2)                                                  18          --         101           5
----------------------------------------------------------------------------------------------------------
FAIR VALUE - NON-TRADING                                         3,812       3,282       2,123       1,576
----------------------------------------------------------------------------------------------------------
TOTAL FAIR VALUE                                               $25,247     $25,052     $16,381     $14,378
                                                               =======     =======     =======     =======

(1) The average fair value of trading derivative financial instruments for the year ended October 31, 2000 was: Positive $11,632 million and Negative $10,134 million. Averages are calculated on a monthly basis.

(2) Includes equity, commodity and credit derivatives.

65 FINANCIAL RESULTS

   Credit risk on derivative financial instruments is the risk of a financial loss occurring as a result of a default of a counterparty on its obligation to the Bank. The treasury credit area is responsible for the implementation of and compliance with credit policies established by the Bank for the management of derivative credit exposures.

   On the following schedule, the current replacement cost, which is the positive fair value of all outstanding derivative financial instruments, represents the Bank's maximum derivative credit exposure. The credit equivalent amount is the sum of the current replacement cost and the potential future exposure, which is calculated by applying factors supplied by the Office of the Superintendent of Financial Institutions Canada to the notional principal amount of the instruments. The risk-weighted amount is determined by applying standard measures of counterparty credit risk to the credit equivalent amount.

CREDIT EXPOSURE OF DERIVATIVE FINANCIAL INSTRUMENTS AT YEAR END

----------------------------------------------------------------------------------------------------
(millions of dollars)                                         2001                              2000
----------------------------------------------------------------------------------------------------
                                  CURRENT       CREDIT       RISK-    Current      Credit      Risk-
                                 REPLACE-   EQUIVALENT    WEIGHTED   replace-  equivalent   weighted
                                MENT COST(1)    AMOUNT      AMOUNT  ment cost(1)   amount     amount
----------------------------------------------------------------------------------------------------
Interest rate contracts
  Forward rate agreements         $   153     $   258     $    57     $    10     $    25     $    5
  Swaps                            13,294      16,110       3,944       4,616       6,844      1,647
  Options purchased                   854         998         271         290         421        106
----------------------------------------------------------------------------------------------------
Total interest rate contracts      14,301      17,366       4,272       4,916       7,290      1,758
----------------------------------------------------------------------------------------------------
Foreign exchange contracts
  Forward contracts                 4,960       9,528       2,465       5,991       9,577      2,501
  Swaps                               352         911         272         226         622        201
  Cross-currency
    interest rate swaps             3,240       8,013       1,920       3,273       7,004      1,646
  Options purchased                    55         255          78          67         206         58
----------------------------------------------------------------------------------------------------
Total foreign exchange
  contracts                         8,607      18,707       4,735       9,557      17,409      4,406
----------------------------------------------------------------------------------------------------
Other contracts(2)                  1,914       9,253       2,631       1,189       5,835      1,697
----------------------------------------------------------------------------------------------------
TOTAL DERIVATIVE FINANCIAL
  INSTRUMENTS                     $24,822     $45,326     $11,638     $15,662     $30,534     $7,861
                                  =======     =======     =======     =======     =======     ======

Less impact of master netting
  agreements and collateral        15,779      21,734       5,265       7,847      12,011      3,200
----------------------------------------------------------------------------------------------------
                                  $ 9,043     $23,592     $ 6,373     $ 7,815     $18,523     $4,661
                                  =======     =======     =======     =======     =======     ======

(1) Exchange traded instruments and forward foreign exchange contracts maturing within 14 days are excluded in accordance with the guidelines of the Office of the Superintendent of Financial Institutions Canada. The total positive fair value of the excluded contracts at October 31, 2001 was $425 million (2000 - $719 million).

(2) Includes equity, commodity and credit derivatives.

66 FINANCIAL RESULTS

N O T E  1 5      CONTINGENT LIABILITIES AND COMMITMENTS

   (a) In the normal course of business, the Bank enters into various off-balance sheet commitments and contingent liability contracts.

   The credit instruments reported below represent the maximum amount of additional credit that the Bank could be obligated to extend should the contracts be fully utilized.

CREDIT INSTRUMENTS

-------------------------------------------------------------------------------------------------
(millions of dollars)                                                            2001        2000
-------------------------------------------------------------------------------------------------
Guarantees and standby letters of credit                                      $ 8,373      $7,106
Documentary and commercial letters of credit                                    1,519       1,173
Commitments to extend credit(1)
  Original term to maturity of one year or less                                47,736      54,756
  Original term to maturity of more than one year                              29,621      28,412
-------------------------------------------------------------------------------------------------
                                                                              $87,249     $91,447
                                                                              =======     =======

(1) Consists of unused portions of commitments to extend credit in the form of loans, customers' liability under acceptances, guarantees and letters of credit.

    (b) The premises and equipment net rental expense charged to net income for the year ended October 31, 2001 was $489 million (2000 - $391 million).

   The Bank has obligations under long-term non-cancellable leases for premises and equipment. Future minimum operating lease commitments for premises and for equipment where the annual rental is in excess of $100 thousand are as follows:

--------------------------------------------
(millions of dollars)
--------------------------------------------
2002                                 $   332
2003                                     277
2004                                     196
2005                                     153
2006                                     121
2007 and thereafter                      427
--------------------------------------------
                                     $ 1,506
                                     =======

   (c) The Bank and its subsidiaries are involved in various legal actions in the ordinary course of business, many of which are loan-related. In management's opinion, the ultimate disposition of these actions, individually or in the aggregate, will not have a material adverse effect on the financial condition of the Bank.

   (d) In the ordinary course of business, securities and other assets are pledged against liabilities. As at October 31, 2001 securities and other assets with a carrying value of $33 billion (2000 - $24 billion) were pledged in respect of securities sold short or under repurchase agreements. In addition, as at October 31, 2001, assets with a carrying value of $2.3 billion (2000 - $3 billion) were deposited for the purposes of participation in clearing and payment systems and depositories or to have access to the facilities of central banks in foreign jurisdictions, or as security for contract settlements with derivative exchanges or other derivative counterparties.

   (e) In the ordinary course of business, the Bank agrees to lend unpaid customer securities, or its own securities, to borrowers on a fully collateralized basis. Securities lent at October 31, 2001 amounted to $2 billion (2000 - $.8 billion).

67 FINANCIAL RESULTS

N O T E  1 6      CONCENTRATION OF CREDIT RISK

Concentration of credit risk exists where a number of borrowers or counterparties are engaged in similar activities, are located in the same geographic area or have comparable economic characteristics. Their ability to meet contractual obligations may be similarly affected by changing economic, political or other conditions. Management considers the following concentrations to be within acceptable limits.

ON-BALANCE SHEET ASSETS

Of the total loans outstanding at September 30, 2001, 81% were to borrowers in Canada, with the largest concentration in Ontario (50%), and 14% to borrowers in the United States. At September 30, 2000, loan concentration was 74% in Canada (including 44% in Ontario) and 18% in the United States. No single industry segment accounted for more than 5% of the total loans and customers' liability under acceptances.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

(A) CREDIT INSTRUMENTS

At October 31, 2001, the Bank had commitments and contingent liability contracts in the amount of $87,249 million (2000 - $91,447 million). Included are commitments to extend credit totalling $77,357 million (2000 - $83,168 million), of which approximately 45% of the credit risk was in Canada (2000 - 45%), 42% in the United States (2000 - 42%), and 7% in the United Kingdom (2000 - 7%). Of the commitments to extend credit, approximately 34% of the industry concentration related to financial institutions (2000 - 34%), 13% related to utilities (2000 - 13%), 8% related to government (2000 - 6%), 7% related to telecommunications (2000 - 10%), and 6% related to oil and gas (2000 - 5%). No other industry segment exceeded 5% of the total.

(B) DERIVATIVE FINANCIAL INSTRUMENTS

At October 31, 2001, the current replacement cost of derivative financial instruments amounted to $24,822 million (2000 - $15,662 million). Based on the location of the ultimate counter-party, 31% of this credit risk amount related to the United States (2000 - 27%), 27% to Europe excluding the United Kingdom (2000 - 30%), 21% to Canada (2000 - 24%), and 12% to the United Kingdom (2000 -
11%). The largest concentration by counterparty type was with financial institutions, which accounted for 84% of the total (2000 - 84%). No other industry segment exceeded 5% of the total.


N O T E  1 7      SEGMENTED INFORMATION

The Bank's operations and activities are organized around the following businesses: TD Canada Trust, TD Waterhouse, TD Wealth Management and TD Securities.

   TD Canada Trust provides financial services to consumers and small and medium-sized businesses. TD Waterhouse provides global self-directed brokerage services. TD Wealth Management provides investment management services to institutional and retail investors. TD Securities provides a full range of services, including investment banking, merchant banking, mergers and acquisitions, fixed income, foreign exchange, derivative products, high yield, money market, equities, and corporate banking.

   The Other category includes real estate investments, the effect of securitizations, treasury management, general provisions for credit losses, certain taxable equivalent adjustments, restructuring costs and any residual unallocated revenues and expenses.

   Results of each segment reflect revenues, expenses, assets and liabilities generated by the businesses in that segment. Transfer pricing of funds sold or purchased, and of commissions for services provided are generally at market rates. The Bank measures the performance of each segment based on net income, return on equity and economic profit.

68 FINANCIAL RESULTS

RESULTS BY BUSINESS SEGMENT

--------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)
--------------------------------------------------------------------------------------------------------------------------------
                                                      TD            TD     TD Wealth            TD
2001                                        Canada Trust    Waterhouse    Management    Securities         Other           Total
--------------------------------------------------------------------------------------------------------------------------------
Net interest income
  (on a taxable equivalent basis)               $  3,951       $   400       $   80       $    886       $  (681)       $  4,636
Provision for credit losses                          380            --           --            327           213             920
Other income                                       1,688         1,216          618          2,251           674           6,447
Non-interest expenses excluding non-cash
  goodwill/intangible amortization and
  restructuring costs                              3,467         1,508          523          1,368            59           6,925
Restructuring costs                                   --            --           --             --           239             239
--------------------------------------------------------------------------------------------------------------------------------
Income before provision for income
  taxes and non-controlling interest               1,792           108          175          1,442          (518)          2,999
Provision for income taxes
  (on a taxable equivalent basis)                    702            54           75            528          (417)            942
Non-controlling interest in net income
  of subsidiaries                                     --             6           --             --            39              45
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME - CASH BASIS                         $  1,090       $    48       $  100       $    914       $  (140)       $  2,012
                                                ========       =======       ======       ========       =======        ========

Non-cash goodwill/intangible
  amortization, net of tax                                                                                                   629
                                                                                                                        --------
NET INCOME - ACCRUAL BASIS                                                                                              $  1,383
                                                                                                                        ========

Total assets                                    $113,100       $17,300       $5,000       $145,200       $ 7,238        $287,838
                                                ========       =======       ======       ========       =======        ========

2000
--------------------------------------------------------------------------------------------------------------------------------
Net interest income
  (on a taxable equivalent basis)               $  3,265       $   538       $   66       $    428       $  (493)       $  3,804
Provision for credit losses                          332            --            1            210           (63)            480
Other income                                       1,438         1,746          633          2,295           288           6,400
Non-interest expenses excluding non-cash
  goodwill/intangible amortization and
  restructuring costs                              2,944         1,679          488          1,189             7           6,307
Restructuring costs                                   --            --           --             --           475             475
--------------------------------------------------------------------------------------------------------------------------------
Income before provision for income
  taxes and non-controlling interest               1,427           605          210          1,324          (624)          2,942
Provision for income taxes
  (on a taxable equivalent basis)                    602           250           95            546          (375)          1,118
Non-controlling interest in net income
  of subsidiaries                                     --            36           --             --            41              77
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME - CASH BASIS                         $    825       $   319       $  115       $    778       $  (290)       $  1,747
                                                ========       =======       ======       ========       =======        ========

Non-cash goodwill/intangible
  amortization, net of tax                                                                                                   722
                                                                                                                        --------
NET INCOME - ACCRUAL BASIS                                                                                              $  1,025
                                                                                                                        ========
Total assets                                    $104,300       $23,600       $4,700       $123,600       $ 8,618        $264,818
                                                ========       =======       ======       ========       =======        ========

1999
--------------------------------------------------------------------------------------------------------------------------------
Net interest income
  (on a taxable equivalent basis)               $  2,198       $   308       $   48       $    806       $  (187)       $  3,173
Provision for credit losses                          154            --           --             76            45             275
Other income                                         835         1,897          379          1,595           103           4,809
Gain on sale of TD Waterhouse Group, Inc.             --         1,122           --             --            --           1,122
Non-interest expenses excluding non-cash
  goodwill/intangible amortization                 2,005         1,094          331          1,028            59           4,517
--------------------------------------------------------------------------------------------------------------------------------
Income before provision for income
  taxes and non-controlling interest                 874         2,233           96          1,297          (188)          4,312
Provision for income taxes
  (on a taxable equivalent basis)                    375           451           43            550          (137)          1,282
Non-controlling interest in net income
  of subsidiaries                                     --             5           --             --            --               5
--------------------------------------------------------------------------------------------------------------------------------
NET INCOME - CASH BASIS                         $    499       $ 1,777       $   53       $    747       $   (51)       $  3,025
                                                ========       =======       ======       ========       =======        ========

Non-cash goodwill/intangible
  amortization, net of tax                                                                                                    44
NET INCOME - ACCRUAL BASIS                                                                                              $  2,981
                                                                                                                        ========

69 FININCIAL RESULTS

GEOGRAPHIC DISTRIBUTION OF REVENUE

The Bank earns revenue in Canada, the United States and other international locations. Reporting is based on the geographic location of the unit responsible for recording the revenue.


REVENUE (ON A TAXABLE EQUIVALENT BASIS)

--------------------------------------------------------------
(millions of dollars)              2001        2000       1999
--------------------------------------------------------------
Canada                          $ 7,920     $ 6,823     $4,772
United States                     1,677       2,595      2,752
Other international               1,486         786        458
--------------------------------------------------------------
TOTAL(1)                        $11,083     $10,204     $7,982
                                =======     =======     ======

(1) Excludes gain on sale of TD Waterhouse Group, Inc. in 1999.

N O T E  1 8      ACQUISITIONS AND DISPOSITIONS

(A) ACQUISITION OF TD WATERHOUSE SHARES

In October 2001, the Bank announced its intention to acquire the common shares of TD Waterhouse that it does not own for total consideration of approximately US$386 million. Goodwill and intangibles arising from the proposed acquisition are expected to be $250 million.

   In connection with the proposed acquisition of the TD
Waterhouse shares, the Bank announced in October 2001, that it will issue common shares to partially fund the transaction. On November 1, 2001, approximately 11 million common shares were issued for cash proceeds of $400 million.

(B) ACQUISITION OF R.J. THOMPSON HOLDINGS, INC.

During the year, TD Waterhouse announced the acquisition of R.J. Thompson Holdings, Inc., a direct access brokerage firm. The acquisition closed on November 1, 2001 and total consideration in respect of this acquisition amounted to $122 million, paid in cash. Goodwill and intangibles arising from this acquisition are expected to be $118 million.

(C) ACQUISITION OF NEWCREST HOLDINGS INC.

The Bank acquired all of the outstanding Class A and Class B common shares of Newcrest Holdings Inc. (Newcrest), a holding company for the securities dealer Newcrest Capital Inc., effective November 1, 2000. The total consideration in respect of this purchase amounted to $225 million, paid in Bank common shares of $181 million and cash of $44 million. The acquisition was accounted for by the purchase method and the results of Newcrest's operations have been included in the consolidated statement of income from November 1, 2000. Goodwill arising from the transaction of $160 million is being amortized on a straight-line basis over the expected period of benefit of 10 years.

(D) ACQUISITION OF CANADA LIFE CASUALTY
INSURANCE COMPANY

On December 31, 2000, Meloche Monnex Inc., a wholly-owned subsidiary of the Bank, acquired all of the outstanding common shares of Canada Life Casualty Insurance Company (CLIC) for cash consideration of $80 million. The acquisition was accounted for by the purchase method and the results of CLIC's operations have been included in the consolidated statement of income from the effective date of acquisition. Goodwill arising from the transaction of $40 million is being amortized on a straight-line basis over the expected period of benefit of 10 years.

(E) SALE OF INVESTMENT REAL ESTATE

During the year, the Bank sold certain investment real estate for a pre-tax gain on sale of $350 million, net of deferrals.

(F) ACQUISITION OF CT FINANCIAL SERVICES INC.

On February 1, 2000, the Bank acquired substantially all of the common shares of CT Financial Services Inc. (CT), a holding company for a group of companies which together operated as a Canadian financial services company under the name Canada Trust. The total consideration in respect of this purchase amounted to $7,998 million, paid in cash. The cash for the acquisition was obtained as follows:

--------------------------------------------------------------------------------
(millions of dollars)
--------------------------------------------------------------------------------
Issue of common shares                                                   $   700
Issue of preferred shares                                                    410
Issue of trust units of subsidiary                                           900
Issue of subordinated notes                                                  750
Wholesale deposits                                                         5,263
Less: fees and expenses                                                      (25)
--------------------------------------------------------------------------------
Total                                                                    $ 7,998
                                                                         =======

70 FINANCIAL RESULTS

   The acquisition was accounted for by the purchase method and the results of CT's operations have been included in the consolidated statement of income from the date of acquisition. Goodwill arising from the transaction is being amortized on a straight-line basis over the expected period of benefit of 10 years. Intangible assets are being amortized on a double declining basis over eight years, based upon their estimated useful lives.

   Details of the consideration given and the fair values of the net assets acquired are as follows:

---------------------------------------------------------------------------------
(millions of dollars)
---------------------------------------------------------------------------------
FAIR VALUE OF ASSETS ACQUIRED
Cash and cash equivalents                                                 $   831
Securities purchased under resale agreements                                1,219
Securities                                                                 14,082
Loans                                                                      28,352
Intangible assets
  Core deposit intangibles                                                  2,264
  Other identifiable intangibles                                            4,596
Other assets                                                                2,807
Assets held for sale                                                        2,012
---------------------------------------------------------------------------------
                                                                           56,163
---------------------------------------------------------------------------------
LESS LIABILITIES ASSUMED AND NON-CONTROLLING INTEREST IN SUBSIDIARIES
Deposits                                                                   41,414
Obligations related to securities sold short                                  230
Obligations related to securities sold under repurchase agreements          1,099
Other liabilities                                                           2,928
Future tax liability on intangibles                                         2,950
Subordinated debentures                                                       350
Non-controlling interest in subsidiaries                                      375
---------------------------------------------------------------------------------
                                                                           49,346
---------------------------------------------------------------------------------
FAIR VALUE OF IDENTIFIABLE NET ASSETS ACQUIRED                              6,817
Goodwill                                                                    1,181
---------------------------------------------------------------------------------
TOTAL PURCHASE CONSIDERATION                                              $ 7,998
                                                                          =======

N O T E  1 9   RESTRUCTURING COSTS

During the fourth quarter of fiscal 2001, TD Securities announced a restructuring of its operations and as a result recorded pre-tax restructuring costs of $130 million. The restructuring costs relate primarily to employee severance. The Bank expects the restructuring to be substantially complete by the end of fiscal 2002.

   In the third quarter of fiscal 2001, TD Waterhouse announced a restructuring of its operations and pre-tax costs of $54 million were charged to income, primarily for employee severance and real estate rationalization. The Bank expects the restructuring related to TD Waterhouse to be completed during fiscal 2002.

   At the time of the acquisition of Newcrest in 2001, the Bank determined it was necessary to restructure the combined operations. Pre-tax restructuring costs of $55 million were charged to income in the first quarter of fiscal 2001, primarily for employee severance. The restructuring was completed by the end of the second quarter of fiscal 2001.

   In 2000, following the acquisition of CT, the Bank determined that it was necessary to restructure the combined operations. Pre-tax restructuring costs of $475 million were recorded in the second quarter of fiscal 2000. The restructuring costs relate primarily to severance and employee support costs, branch closures, rationalization of regional and head office space requirements, lease termination, and other expenses. The Bank expects the restructuring related to the acquisition of CT to be substantially complete by the end of fiscal 2002.

   As at October 31, 2001, the total unutilized balance of restructuring costs of $337 million shown on the following page was included in other liabilities in the consolidated balance sheet.

71 FINANCIAL RESULTS

---------------------------------------------------------------------------------------------------------------
                                                    Human          Real
(millions of dollars)                           Resources        Estate   Technology        Other         Total
---------------------------------------------------------------------------------------------------------------
Balance at beginning of year                         $139          $142          $29          $17          $327
Restructuring costs arising during the year
  Newcrest                                             54            --           --            1            55
  TD Waterhouse                                        12            30           --           12            54
  TD Securities                                       125             4           --            1           130
Amount utilized during the year
  CT                                                   73            31           15           15           134
  Newcrest                                             54            --           --            1            55
  TD Waterhouse                                        10            18           --           11            39
  TD Securities                                         1            --           --           --             1
---------------------------------------------------------------------------------------------------------------
Balance at end of year                               $192          $127          $14          $ 4          $337
                                                     ====          ====          ===          ===          ====


N O T E  2 0   RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED
               ACCOUNTING PRINCIPLES

The consolidated financial statements of the Bank are prepared in accordance with Canadian generally accepted accounting principles, including the accounting requirements of the Superintendent of Financial Institutions Canada (Canadian
GAAP).

Differences at October 31 between Canadian GAAP and United States generally accepted accounting principles (U.S. GAAP) are described below.

NET INCOME

-------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                                  2001              2000              1999
-------------------------------------------------------------------------------------------------------------------------------
Net income based on Canadian GAAP                                                   $ 1,383           $ 1,025           $ 2,981
Stock-based compensation                                                                 64               (89)             (130)
Employee future benefits                                                                  5               (12)              (11)
Restructuring costs                                                                     (50)              216                --
Loan securitizations                                                                     (3)               26                 9
Non-controlling interest in TD Mortgage Investment Corporation                          (13)              (12)              (12)
Future income taxes                                                                      54               (54)               --
Available for sale securities                                                           (48)               --                --
Derivative instruments and hedging activities                                           142                --                --
Other                                                                                    (3)               (5)               --
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME BASED ON U.S. GAAP                                                         1,531             1,095             2,837
Preferred dividends                                                                      70                44                31
-------------------------------------------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES BASED ON U.S. GAAP                           $ 1,461           $ 1,051           $ 2,806
                                                                                    =======           =======           =======

Basic and diluted earnings per common share - U.S. GAAP                             $  2.32           $  1.69           $  4.68
                                            - Canadian GAAP                            2.07              1.56              4.90


CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

-------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                                  2001              2000              1999
-------------------------------------------------------------------------------------------------------------------------------
Net income based on U.S. GAAP                                                       $ 1,531           $ 1,095           $ 2,837
Other comprehensive income, net of income taxes
  Net change in unrealized gains and losses on available for sale securities             55               246               (35)
  Reclassification to earnings in respect of available for sale securities               48                --                --
  Change in unrealized foreign currency translation gains and losses(1)                 171                 2              (149)
  Change in gains and losses on derivative instruments designated as
    cash flow hedges                                                                   (328)               --                --
  Reclassification to earnings of gains and losses on cash flow hedg                     15                --                --
  Gains arising from adoption of new accounting standard for
    derivative instruments                                                               20                --                --
-------------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME                                                                $ 1,512           $ 1,343           $ 2,653
                                                                                    =======           =======           =======

(1) Fiscal 2001 includes $278 million of after-tax losses arising from hedges of the Bank's investment positions in foreign operations.

72 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEET

--------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                         2001                                          2000
--------------------------------------------------------------------------------------------------------------------------------
                                          CANADIAN                            U.S.        Canadian                          U.S.
                                              GAAP    ADJUSTMENTS             GAAP            GAAP   Adjustments            GAAP
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash resources                            $  5,945       $     --        $   5,945        $  4,187       $    --        $  4,187
Securities purchased under
  resale agreements                         20,205             --           20,205          13,974            --          13,974
Securities
  Investment                                31,010          1,038           32,048          27,090           796          27,886
  Trading                                   66,184             --           66,184          58,297            --          58,297
Loans                                      128,795          7,442          136,237         120,721           200         120,921
Derivatives' market revaluation             21,435          4,105           25,540          14,258            --          14,258
Goodwill and intangible
  assets from business
  combinations                               6,616             64            6,680           7,835            71           7,906
Other assets                                 7,648             50            7,698          18,456            --          18,456
--------------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                              $287,838       $ 12,699        $ 300,537        $264,818       $ 1,067        $265,885
                                          ========       ========        =========        ========       =======        ========

LIABILITIES
Deposits                                  $193,914       $     --        $ 193,914        $185,808       $    --        $185,808
Derivatives' market revaluation             21,770          3,867           25,637          12,802            --          12,802
Other liabilities                           52,586          8,380           60,966          47,319           623          47,942
Subordinated notes and
  debentures                                 4,892             --            4,892           4,883            --           4,883
Non-controlling interest in
  subsidiaries                               1,272            350            1,622           1,656           350           2,006
--------------------------------------------------------------------------------------------------------------------------------
Total liabilities                          274,434         12,597          287,031         252,468           973         253,441
--------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Preferred shares                             1,492           (350)           1,142           1,251          (350)            901
Common shares                                2,259             --            2,259           2,060            --           2,060
Retained earnings                            9,653           (260)           9,393           9,039          (287)          8,752
Accumulated other
  comprehensive income
    Net unrealized gains on
      available for sale securities             --            599              599              --           496             496
    Foreign currency translation
      adjustments                               --            406              406              --           235             235
    Derivative instruments                      --           (293)            (293)             --            --              --
--------------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                  13,404            102           13,506          12,350            94          12,444
--------------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY                                  $287,838       $ 12,699        $ 300,537        $264,818       $ 1,067        $265,885
                                          ========       ========        =========        ========       =======        ========

STOCK-BASED COMPENSATION

During 1997, the Bank's employee stock option plan administration was modified to allow option holders to elect to receive cash for the options equal to their intrinsic value, being the difference between the option exercise price and the current market value of the shares. In accounting for stock options with this feature, U.S. GAAP requires expensing the annual change in the intrinsic value of the stock options. For options that have not fully vested, the change in intrinsic value is amortized over the remaining vesting period. Under Canadian GAAP, no expenses are recorded and cash payments to option holders are charged to retained earnings on a net of tax basis.

EMPLOYEE FUTURE BENEFITS

Under Canadian GAAP, the Bank adopted the new employee future benefits standard in fiscal 2001 on a retroactive basis without restatement. The new Canadian standard requires the accrual of employee future benefits. Previous Canadian GAAP permitted non-pension benefits to be expensed as paid. U.S. GAAP similarly requires the accrual of employee future benefits. For purposes of U.S. GAAP, the Bank adopted the employee future benefits standard on a prospective basis. Consequently, differences between U.S. and Canadian GAAP continue to remain, as the transitional impacts will be amortized over the expected average remaining service life of the employee group.

RESTRUCTURING COSTS

Under previous Canadian GAAP, restructuring costs incurred in respect of an acquired company could be accrued as a liability provided that a restructuring plan detailing all significant actions to be taken had been approved by an appropriate level of management, and significant changes to the plan were not likely. U.S. GAAP and current Canadian GAAP require that restructuring costs related to an acquired company be included as a liability in the allocation of the purchase price, thereby increasing goodwill. U.S. GAAP also requires that all restructuring costs be incurred within one year of a restructuring plan's approval by management and that all employees to be involuntarily terminated be notified of their termination benefit arrangement. In accordance with U.S. GAAP, restructuring costs of $188 million and $55 million after-tax have been recognized during 2001 and 2000, respectively. The restructuring costs under Canadian GAAP amounted to $138 million and $271 million after-tax for 2001 and 2000, respectively.

LOAN SECURITIZATIONS

U.S. GAAP and current Canadian GAAP require gains on loan securitizations to be recognized in income immediately. Under previous Canadian GAAP, gains were recognized only when received in cash by the Bank.

   During the year, the Bank adopted the new U.S. accounting standard for transfers and servicing of financial assets and extinguishments of liabilities. The principal impact of this new U.S. standard on the Bank's financial statements is to require consolidation of special purpose entities (SPE's) in circumstances where the SPE is considered a single-seller and either its activities are not sufficiently limited or it does not have a minimum 3% external equity investment. Canadian GAAP requires consolidation of such SPE's only when the Bank retains substantially all the residual risks and rewards of the SPE.

   The following table presents key economic assumptions and the sensitivity of the current fair value of retained interests to two adverse changes in each key assumption as at October 31. The sensitivity analysis is hypothetical and should be used with caution.

NON-CONTROLLING INTEREST

Under U.S. GAAP, preferred shares of the Bank's subsidiary, TD Mortgage Investment Corporation, are presented as a non-controlling interest on the consolidated balance sheet, and the net income applicable to the non-controlling interest is presented separately on the consolidated statement of income. Under Canadian GAAP, these preferred shares are included within the total preferred shares presented on the consolidated balance sheet.

FUTURE INCOME TAXES

Under Canadian GAAP, the effects of income tax rate reductions are recorded when considered substantively enacted. Under U.S. GAAP, the effects of rate changes do not impact the measurement of tax balances until passed into law.

INVESTMENT SECURITIES

U.S. GAAP requires that investment securities be classified as either "available for sale" or "held to maturity", and requires available for sale securities to be reported on the balance sheet at their estimated fair values. Unrealized gains and losses arising from changes in fair values of available for sale securities are reported net of income taxes in other comprehensive income. Other than temporary declines in fair value are recorded by transferring the unrealized loss from other comprehensive income to the statement of income. For U.S. GAAP, the Bank accounts for substantially all investment securities as available for sale. Under Canadian GAAP, investment securities are carried at cost or amortized cost, with other than temporary declines in value recognized based upon expected net realizable values.

-----------------------------------------------------------------------
(millions of dollars)
-----------------------------------------------------------------------
                                               Residential     Personal
2001                                        mortgage loans        loans
-----------------------------------------------------------------------
Carrying value of retained interests                 $ 239         $ 27
Discount rate                                          3.8%         4.8%
+10%                                                 $  (1)        $ --
+20%                                                    (2)          --
Prepayment rate                                        7.0%        20.3%
+10%                                                 $  (2)        $ (2)
+20%                                                    (3)          (4)
Expected credit losses                                  .2%         1.6%
+10%                                                 $ --          $ (1)
+20%                                                   --            (1)

74 FINANCIAL RESULTS

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

The Bank adopted the new U.S. standard relating to derivative instruments and hedging activities on November 1, 2000 and recorded a cumulative transition adjustment recognizing after-tax gains of $10 million in net income and $20 million in other comprehensive income. U.S. GAAP requires all derivative instruments be reported on the consolidated balance sheet at their fair values, with changes in the fair value for derivatives that are not hedges reported through the consolidated statement of income. U.S. GAAP provides specific guidance on hedge accounting including the measurement of hedge ineffectiveness, limitations on hedging strategies and hedging with intercompany derivatives. For fair value hedges, the Bank is hedging changes in the fair value of assets, liabilities or firm commitments and changes in the fair values of the derivative instruments are recorded in income. For cash flow hedges, the Bank is hedging the variability in cash flows related to variable rate assets, liabilities or forecasted transactions and the effective portion of the changes in the fair values of the derivative instruments are recorded in other comprehensive income until the hedged items are recognized in income. Deferred net losses on derivative instruments of $132 million included in other comprehensive income at October 31, 2001 are expected to be reclassified to earnings during the next twelve months. Cash flow hedges also include hedges of certain forecasted transactions up to a maximum of 10 years, although a substantial majority is under 2 years. The ineffective portion of hedging derivative instruments' changes in fair values are immediately recognized in income. For fiscal 2001, under U.S. GAAP, the Bank recognized gains of $13 million for the ineffective portion of cash flow hedges.

   Under Canadian GAAP, the Bank recognizes only derivatives used in trading activities at fair value on the consolidated balance sheet, with changes in fair value included in income.

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS

U.S. GAAP requires foreign currency translation adjustments arising from subsidiaries where the functional currency is other than the Canadian dollar to be presented net of taxes in other comprehensive income, a separate component of shareholders' equity. Under Canadian GAAP, foreign currency translation adjustments are presented in retained earnings.

N O T E  2 1     FUTURE ACCOUNTING CHANGES

The effective dates noted below are the dates on which new accounting standards must be implemented. Earlier implementation is permitted and the Bank will assess each standard separately to determine the year of adoption.

BUSINESS COMBINATIONS

Two new related accounting standards on business combinations and goodwill and other intangible assets, have been issued. The new standard on business combinations eliminates the pooling-of-interests accounting method and is applicable to all acquisitions initiated on or after July 1, 2001.

   The new standard on goodwill and other intangible assets is effective for fiscal 2003, although earlier adoption effective fiscal 2002 is permitted. The Bank intends to implement the new standard in fiscal 2002. This new standard discontinues the amortization of goodwill and intangible assets with indefinite useful lives. The new standard introduces an annual assessment and recognition of goodwill and indefinite life intangible asset impairment. The Bank is currently reviewing the new accounting standard and its related guidance to determine whether any intangible assets are considered to have indefinite useful lives.

EARNINGS PER SHARE

A new accounting standard on earnings per share has been issued and is effective for fiscal 2002. The new standard harmonizes Canadian GAAP with both U.S. and international accounting standards. The new standard requires the use of the treasury stock method, whereby the proceeds received from the exercise of stock options are assumed to be used to repurchase shares. Under the current imputed earnings approach, the Bank assumes the proceeds are invested to earn a return. The new standard is not expected to have a material impact on reported earnings per share.

STOCK-BASED COMPENSATION

A new accounting standard on stock-based compensation has recently been approved by the Accounting Standards Board, which will harmonize Canadian GAAP with U.S. GAAP and is effective for fiscal 2003. The new standard requires that stock appreciation rights be measured at fair value at each reporting date, with the change in fair value reported in the statement of income. The standard encourages but does not require the use of the fair value method for all other stock-based compensation plans. The standard is to be implemented retroactively without restatement at the time of adoption. The Bank is currently reviewing its stock option plan design in the context of the new standard and may modify its stock option plan as a result of this review. Accordingly, the impact of this new standard on the Bank's results cannot be determined at this time.

75 FINANCIAL RESULTS

PRINCIPAL SUBSIDIARIES

----------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                                     As at October 31, 2001
----------------------------------------------------------------------------------------------------------------
                                                                                        Book value of all shares
Canadian                                                         Head office                   owned by the Bank
----------------------------------------------------------------------------------------------------------------
Commercial Mortgage Origination Company of Canada                Toronto, Canada                          $   13
----------------------------------------------------------------------------------------------------------------
CT Financial Assurance Company                                   Toronto, Canada                              19
----------------------------------------------------------------------------------------------------------------
First Nations Bank of Canada (89%)                               Walpole Island, Canada                        8
----------------------------------------------------------------------------------------------------------------
Meloche Monnex Inc.                                              Montreal, Canada                            163
  Primmum Insurance Company                                      Toronto, Canada
  CT Assurance Agency Inc.                                       Toronto, Canada
  Meloche Monnex Insurance & Financial Services Inc.             Montreal, Canada
    Meloche Monnex Financial Services Inc.                       Montreal, Canada
  Security National Insurance Company                            Montreal, Canada
    TD General Insurance Company                                 Toronto, Canada
----------------------------------------------------------------------------------------------------------------
Newcrest Holdings Inc.                                           Toronto, Canada                              68
----------------------------------------------------------------------------------------------------------------
TD Asset Finance Corp.                                           Toronto, Canada                              --
----------------------------------------------------------------------------------------------------------------
TD Asset Management Inc.                                         Toronto, Canada                             507
----------------------------------------------------------------------------------------------------------------
TD Capital Canadian Private Equity Partners Ltd.                 Toronto, Canada                              --
  TD Capital Management L.P.                                     Toronto, Canada
----------------------------------------------------------------------------------------------------------------
TD Capital Group Limited                                         Toronto, Canada                             349
----------------------------------------------------------------------------------------------------------------
TD Capital Trust                                                 Toronto, Canada                             125
----------------------------------------------------------------------------------------------------------------
TD Direct Insurance Inc.                                         Toronto, Canada                              10
----------------------------------------------------------------------------------------------------------------
TD Futures Inc.                                                  Toronto, Canada                              --
----------------------------------------------------------------------------------------------------------------
TD Investment Management Inc.                                    Toronto, Canada                              --
----------------------------------------------------------------------------------------------------------------
TD Life Insurance Company                                        Toronto, Canada                              18
----------------------------------------------------------------------------------------------------------------
TD MarketSite Inc.                                               Toronto, Canada                              10
----------------------------------------------------------------------------------------------------------------
TD Mortgage Corporation                                          Toronto, Canada                           8,197
  Canada Trustco Mortgage Company                                London, Canada
    TD Waterhouse Bank N.V                                       Amsterdam, The Netherlands
    Canada Trustco International Limited                         Bridgetown, Barbados
    CT Corporate Services Inc.                                   Toronto, Canada
    The Canada Trust Company                                     Toronto, Canada
    Truscan Property Corporation                                 Toronto, Canada
  TD Pacific Mortgage Corporation                                Toronto, Canada
----------------------------------------------------------------------------------------------------------------
TD Mortgage Investment Corporation                               Calgary, Canada                              88
----------------------------------------------------------------------------------------------------------------
TD Nordique Inc.                                                 Vancouver, Canada                           517
----------------------------------------------------------------------------------------------------------------
TD Realty Limited                                                Toronto, Canada                              77
----------------------------------------------------------------------------------------------------------------
TD Securities Inc.                                               Toronto, Canada                             160
----------------------------------------------------------------------------------------------------------------
1390017 Ontario Limited                                          Toronto, Canada                              --
----------------------------------------------------------------------------------------------------------------
1390018 Ontario Limited                                          Toronto, Canada                              24
----------------------------------------------------------------------------------------------------------------

Unless otherwise noted, the Bank, either directly or through its subsidiaries, owns 100% of the issued and outstanding voting shares of the companies listed. Each subsidiary is incorporated in the country in which its head office is located.

------------------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                                                         As at October 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Book value of all shares
UNITED STATES                                                             Head office                              owned by the Bank
------------------------------------------------------------------------------------------------------------------------------------
TD North American Limited Partnership                                     Delaware, U.S.A.                                    $  297
------------------------------------------------------------------------------------------------------------------------------------
TD Waterhouse Holdings, Inc.                                              New York, U.S.A.                                     1,837
  CTUSA, Inc.                                                             New Jersey, U.S.A.
    TD Bank USA, FSB                                                      New Jersey, U.S.A.
  TD Waterhouse Bank, N.A                                                 New Jersey, U.S.A.
    Waterhouse Mortgage Services, Inc.                                    New Jersey, U.S.A.
  TD Waterhouse Group, Inc. (89.3%)(1)                                    New York, U.S.A.
    Marketware International, Inc.                                        New Jersey, U.S.A.
    National Investor Services Corp.                                      New York, U.S.A.
    TD Waterhouse Advertising, Inc.                                       New York, U.S.A.
    TD Waterhouse Asset Management, Inc.                                  New York, U.S.A.
    TD Waterhouse European Acquisition Corporation                        New York, U.S.A.
    TD Waterhouse Holdings (Australia) Pty Ltd                            Sydney, Australia
    TD Waterhouse Investor Services, Inc.                                 New York, U.S.A.
    TD Waterhouse Investor Services (Canada) Inc.                         Toronto, Canada
    TD Waterhouse Investor Services (Hong Kong) Inc.                      Toronto, Canada
    TD Waterhouse Investor Services (Hong Kong) Limited                   Hong Kong, China
    TD Waterhouse Investor Services (UK) Limited                          London, England
    TD Waterhouse Pacific Ltd                                             Port Louis, Mauritius
    TD Waterhouse Securities Services (Hong Kong) Limited                 Hong Kong, China
------------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion Holdings (U.S.A.), Inc.                                  Houston, U.S.A.                                        611
  TD Securities (USA) Inc.                                                New York, U.S.A.
  Toronto Dominion Capital (U.S.A.), Inc.                                 New York, U.S.A.
  Toronto Dominion Investments, Inc.                                      Houston, U.S.A.
  Toronto Dominion (New York), Inc.                                       New York, U.S.A.
  Toronto Dominion (Texas), Inc.                                          Houston, U.S.A.
------------------------------------------------------------------------------------------------------------------------------------
OTHER FOREIGN
------------------------------------------------------------------------------------------------------------------------------------
TD Asset Management Limited                                               London, England                                          2
------------------------------------------------------------------------------------------------------------------------------------
TD Asset Management (Luxembourg) S.A. (99.03%)                            Luxembourg, Grand Duchy of Luxembourg                    6
------------------------------------------------------------------------------------------------------------------------------------
TD Capital Canadian Private Equity Partners (Barbados) Ltd.               St. Michael, Barbados                                   --
  TD Capital Canadian Private Equity Partners (Barbados) L.P.             St. Michael, Barbados
------------------------------------------------------------------------------------------------------------------------------------
TD European Finance Limited                                               St. Peter Port, Guernsey CI                             --
------------------------------------------------------------------------------------------------------------------------------------
TD Financial International Ltd.                                           Hamilton, Bermuda                                       --
  TD Reinsurance (Barbados) Inc. (47.78%)                                 St. Michael, Barbados
------------------------------------------------------------------------------------------------------------------------------------
TD Haddington Services B.V                                                Amsterdam, The Netherlands                             794
  Carysforth Investment Limited (70%)                                     Grand Cayman, Cayman Islands
  TD Guernsey Services Limited                                            St. Peter Port, Guernsey CI
  TD European Funding Limited                                             St. Peter Port, Guernsey CI
------------------------------------------------------------------------------------------------------------------------------------
Haddington Investments Ltd. (70%)                                         Grand Cayman, Cayman Islands                           794
------------------------------------------------------------------------------------------------------------------------------------
TD Ireland                                                                Shannon, Ireland                                       160
  TD Global Finance                                                       Dublin, Ireland
------------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion Australia Limited                                        Melbourne, Australia                                    44
  Toronto Dominion Securities Pty. Limited                                Melbourne, Australia
------------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion Jersey Holdings Limited                                  St. Helier, Jersey CI                                1,692
------------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion International Inc.                                       St. Michael, Barbados                                  228
  TD Reinsurance (Barbados) Inc. (52.22%)                                 St. Michael, Barbados
  TD Trust (Bermuda) Limited                                              Hamilton, Bermuda
------------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion Investments B.V                                          Amsterdam, The Netherlands                             294
  TD Bank Europe Limited                                                  London, England
  Toronto Dominion Holdings (U.K.) Limited                                London, England
    TD Securities Limited                                                 London, England
------------------------------------------------------------------------------------------------------------------------------------
Toronto Dominion (South East Asia) Limited                                Singapore, Singapore                                   567
------------------------------------------------------------------------------------------------------------------------------------

Unless otherwise noted, the Bank, either directly or through its subsidiaries, owns 100% of the issued and outstanding voting shares of the companies listed. Each subsidiary is incorporated in the country in which its head office is located.

(1) TD Waterhouse Group, Inc., either directly or indirectly, owns 100% of the issued and outstanding voting shares of its subsidiaries.

77 FINANCIAL RESULTS

REPORTED QUARTERLY RESULTS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                             2001                                          2000
---------------------------------------------------------------------------------  ------------------------------------------------
                                                                          QUARTER                                       Quarter
                                                                            ENDED                                         ended
                                    -----------------------------------------------------------------------------------------------
                                     OCTOBER 31    JULY 31   APRIL 30  JANUARY 31  October 31    July 31   April 30  January 31
-----------------------------------------------------------------------------------------------------------------------------------
(MILLIONS OF DOLLARS)
Net interest income (TEB)             $   1,341  $   1,147  $   1,088   $   1,060   $   1,033   $    959   $    994    $    818
Provision for credit losses                 190        190        270         270         135        135        135          75
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER
  CREDIT LOSS PROVISION                   1,151        957        818         790         898        824        859         743
Other income                              1,288      1,534      1,759       1,866       1,646      1,632      1,843       1,279
-----------------------------------------------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME             2,439      2,491      2,577       2,656       2,544      2,456      2,702       2,022
-----------------------------------------------------------------------------------------------------------------------------------
Non-interest expenses excluding
  non-cash goodwill/intangible
  amortization and restructuring
  costs                                   1,735      1,726      1,726       1,738       1,677      1,623      1,773       1,234
Restructuring costs                         130         54          -          55           -          -        475           -
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE PROVISION
  FOR INCOME TAXES                          574        711        851         863         867        833        454         788
Provision for income taxes (TEB)            121        238        225         358         333        300        165         320
-----------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE NON-CONTROLLING
  INTEREST IN SUBSIDIARIES                  453        473        626         505         534        533        289         468
Non-controlling interest in net
  income of subsidiaries                      8          6         13          18          22         22         23          10
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME - CASH BASIS(1)            $     445  $     467  $     613   $     487   $     512   $    511   $    266    $    458
Preferred dividends                          22         20         21          20          16         16         12          12
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO
  COMMON SHARES - CASH BASIS          $     423  $     447  $     592   $     467   $     496   $    495   $    254    $    446
                                      =========  =========  =========   =========   =========   ========   ========    ========
Non-cash goodwill/intangible
  amortization, net of tax                  220        126        233          50         257        228        225          12
-----------------------------------------------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO
  COMMON SHARES - REPORTED BASIS      $     203  $     321  $     359   $     417   $     239   $    267   $     29    $    434
                                      =========  =========  =========   =========   =========   ========   ========    ========
PER COMMON SHARE
Net income - cash basis
  excluding all special items(2)      $     .79  $     .80  $     .84   $     .88   $     .80   $    .80   $    .84    $    .72
Dividends                                   .28        .28        .28         .25         .25        .25        .21         .21
Net income - reported basis                 .32        .51        .57         .67         .39        .42        .05         .70
-----------------------------------------------------------------------------------------------------------------------------------
CASH RETURN ON COMMON
  SHAREHOLDERS' EQUITY
  EXCLUDING SPECIAL ITEMS(2)               16.8%      17.1%      18.7%       19.5%       18.0%      18.1%      19.5%       16.4%
-----------------------------------------------------------------------------------------------------------------------------------
(BILLIONS OF DOLLARS)
AVERAGE EARNING ASSETS                $     256  $     259  $     252   $     247   $     239   $    246   $    251    $    201
Net interest income (TEB) as a %
  of average earning assets                2.08%      1.76%      1.77%       1.70%       1.72%      1.55%      1.61%       1.62%
-----------------------------------------------------------------------------------------------------------------------------------

(1) For details of operating cash basis measurements, see tables 1 and 2 on pages 32 and 33.

(2) Restructuring costs related to acquisitions and significant business restructuring initiatives (TD Securities in Q4, 2001, TD Waterhouse Group, Inc. in Q3, 2001, the acquisition of Newcrest in Q1, 2001 and the acquisition of Canada Trust in Q2, 2000), the effects of future tax rate reductions on future tax balances in 2001 and the net effect of real estate gains and general provision increases in 2001.

78 FINANCIAL RESULTS

TEN-YEAR STATISTICAL REVIEW

---------------------------------------------------------------------------------------------
(millions of dollars)                                              2001       2000       1999
---------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET
---------------------------------------------------------------------------------------------
ASSETS
---------------------------------------------------------------------------------------------
Cash resources                                                 $  5,945   $  4,187   $  6,226
Securities purchased under resale agreements                     20,205     13,974     25,708
Securities                                                       97,194     85,387     69,093
Loans                                                            68,866     76,321     56,002
Residential mortgages                                            50,807     44,400     31,483
Customers' liability under acceptances                            9,122      9,812      9,040
Trading derivatives' market revaluation(1)                       21,435     14,258      9,651
Goodwill and intangible assets from business combinations         6,616      7,835        909
Land, buildings, equipment and other assets                       7,648      8,644      6,305
---------------------------------------------------------------------------------------------
TOTAL                                                          $287,838   $264,818   $214,417
                                                               ========   ========   ========
LIABILITIES
---------------------------------------------------------------------------------------------
Deposits - personal                                            $ 95,982   $ 92,488   $ 52,774
         - other                                                 97,932     93,320     87,612
Acceptances                                                       9,122      9,812      9,040
Obligations related to securities sold short                     21,436     19,007     15,044
Obligations related to securities sold under repurchase
  agreements                                                     14,637      8,856     19,241
Trading derivatives' market revaluation(1)                       21,770     12,802      8,473
Other liabilities                                                 7,391      9,644      7,148
---------------------------------------------------------------------------------------------
                                                                268,270    245,929    199,332
---------------------------------------------------------------------------------------------
SUBORDINATED NOTES AND DEBENTURES                                 4,892      4,883      3,217
---------------------------------------------------------------------------------------------
NON-CONTROLLING INTEREST IN SUBSIDIARIES                          1,272      1,656        335
---------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Capital stock - preferred                                         1,492      1,251        833
              - common                                            2,259      2,060      2,006
Retained earnings                                                 9,653      9,039      8,694
---------------------------------------------------------------------------------------------
                                                                 13,404     12,350     11,533
---------------------------------------------------------------------------------------------
TOTAL                                                          $287,838   $264,818   $214,417
                                                               ========   ========   ========

---------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME(2)
---------------------------------------------------------------------------------------------
Interest income                                                $ 14,471   $ 13,675   $ 10,874
Interest expense                                                 10,080     10,070      7,893
---------------------------------------------------------------------------------------------
NET INTEREST INCOME                                               4,391      3,605      2,981
PROVISION FOR CREDIT LOSSES                                         920        480        275
---------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER CREDIT LOSS PROVISION                   3,471      3,125      2,706
---------------------------------------------------------------------------------------------
OTHER INCOME
Investment and securities services                                2,205      2,640      1,721
Credit fees                                                         425        545        463
Net investment securities gains                                     216        382        362
Trading income                                                    1,318      1,225        679
Service charges                                                     589        463        289
Loan securitizations                                                272        236         94
Card services                                                       249        233        190
Insurance                                                           326        198         65
Trust fees                                                           86         75         23
Gains on sale of investment real estate                             350          -          -
Other                                                               411        403        206
---------------------------------------------------------------------------------------------
                                                                  6,447      6,400      4,092
---------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME                                     9,918      9,525      6,798
SPECIAL GAINS(3)                                                      -          -      1,840
---------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME, INCLUDING SPECIAL GAINS            9,918      9,525      8,638
---------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES
Salaries and employee benefits                                    3,708      3,399      2,483
Occupancy including depreciation                                    592        498        373
Equipment including depreciation                                    656        561        395
Restructuring costs                                                 239        475          -
Other                                                             1,969      1,849      1,257
---------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES EXCLUDING NON-CASH GOODWILL/INTANGIBLE
  AMORTIZATION                                                    7,164      6,782      4,508
---------------------------------------------------------------------------------------------
INCOME BEFORE PROVISION FOR INCOME TAXES                          2,754      2,743      4,130
PROVISION FOR INCOME TAXES                                          697        919      1,100
---------------------------------------------------------------------------------------------
INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARIES            2,057      1,824      3,030
NON-CONTROLLING INTEREST IN NET INCOME OF SUBSIDIARIES               45         77          5
---------------------------------------------------------------------------------------------
NET INCOME - CASH BASIS                                           2,012      1,747      3,025
PREFERRED DIVIDENDS                                                  83         56         43
---------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES - CASH BASIS            $  1,929   $  1,691   $  2,982
                                                               ========   ========   ========
Non-cash goodwill/intangible amortization, net of tax               629        722         44
---------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES - REPORTED BASIS        $  1,300   $    969   $  2,938
                                                               ========   ========   ========

79 FINANCIAL RESULTS

---------------------------------------------------------------------------------------------------------
(millions of dollars)                                              1998       1997       1996       1995
---------------------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET
---------------------------------------------------------------------------------------------------------
ASSETS
---------------------------------------------------------------------------------------------------------
Cash resources                                                 $  3,079   $  7,587   $  5,216   $  4,351
Securities purchased under resale agreements                     12,291     23,321     13,063      6,363
Securities                                                       49,719     33,422     24,224     22,128
Loans                                                            52,671     49,260     43,767     39,968
Residential mortgages                                            32,255     30,442     28,624     26,327
Customers' liability under acceptances                            9,948      7,036      6,411      6,297
Trading derivatives' market revaluation(1)                       12,898      6,489      4,653      6,610
Goodwill and intangible assets from business combinations           958        522        522          -
Land, buildings, equipment and other assets                       8,012      5,773      3,817      3,301
---------------------------------------------------------------------------------------------------------
TOTAL                                                          $181,831   $163,852   $130,297   $115,345
                                                               ========   ========   ========   ========
LIABILITIES
---------------------------------------------------------------------------------------------------------
Deposits - personal                                            $ 47,693   $ 44,044   $ 43,546   $ 41,551
         - other                                                 72,984     66,582     44,017     39,580
Acceptances                                                       9,948      7,036      6,411      6,297
Obligations related to securities sold short                     13,034      9,640      6,363      6,098
Obligations related to securities sold under repurchase
agreements                                                        8,421     15,199     11,807      3,627
Trading derivatives' market revaluation(1)                       12,232      6,485      4,786      6,477
Other liabilities                                                 5,380      4,172      4,353      3,258
---------------------------------------------------------------------------------------------------------
                                                                169,692    153,158    121,283    106,888
---------------------------------------------------------------------------------------------------------
SUBORDINATED NOTES AND DEBENTURES                                 3,606      3,391      2,335      2,404
---------------------------------------------------------------------------------------------------------
NON-CONTROLLING INTEREST IN SUBSIDIARIES                              -          -          -          -
---------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Capital stock - preferred                                           845        546        534        535
              - common                                            1,301      1,297      1,305        882
Retained earnings                                                 6,387      5,460      4,840      4,636
---------------------------------------------------------------------------------------------------------
                                                                  8,533      7,303      6,679      6,053
---------------------------------------------------------------------------------------------------------
TOTAL                                                          $181,831   $163,852   $130,297   $115,345
                                                               ========   ========   ========   ========
---------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME(2)
---------------------------------------------------------------------------------------------------------
Interest income                                                $  9,997   $  7,826   $  7,322   $  7,266
Interest expense                                                  7,056      5,004      4,855      4,888
---------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                                               2,941      2,822      2,467      2,378
PROVISION FOR CREDIT LOSSES                                         450        360        152        180
---------------------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER CREDIT LOSS PROVISION                   2,491      2,462      2,315      2,198
---------------------------------------------------------------------------------------------------------
OTHER INCOME
Investment and securities services                                1,217        952        440        267
Credit fees                                                         403        352        312        289
Net investment securities gains                                     386        329        103         92
Trading income                                                      298        270        186        150
Service charges                                                     283        268        260        251
Loan securitizations                                                 33          -          -          -
Card services                                                       180        165        150        133
Insurance                                                            56         42         31         46
Trust fees                                                           21         30         23         19
Gains on sale of investment real estate                               -          -          -          -
Other                                                               320        242        244        214
---------------------------------------------------------------------------------------------------------
                                                                  3,197      2,650      1,749      1,461
---------------------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME                                     5,688      5,112      4,064      3,659
SPECIAL GAINS(3)                                                      -          -          -          -
---------------------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME, INCLUDING SPECIAL GAINS            5,688      5,112      4,064      3,659
---------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES
Salaries and employee benefits                                    2,167      1,826      1,452      1,305
Occupancy including depreciation                                    344        313        283        283
Equipment including depreciation                                    335        270        237        216
Restructuring costs                                                   -          -          -          -
Other                                                             1,042        917        682        609
---------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES EXCLUDING NON-CASH GOODWILL/INTANGIBLE
  AMORTIZATION                                                    3,888      3,326      2,654      2,413
---------------------------------------------------------------------------------------------------------
INCOME BEFORE PROVISION FOR INCOME TAXES                          1,800      1,786      1,410      1,246
PROVISION FOR INCOME TAXES                                          617        641        496        452
---------------------------------------------------------------------------------------------------------
INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARIES            1,183      1,145        914        794
NON-CONTROLLING INTEREST IN NET INCOME OF SUBSIDIARIES                -          -          -          -
---------------------------------------------------------------------------------------------------------
NET INCOME - CASH BASIS                                           1,183      1,145        914        794
PREFERRED DIVIDENDS                                                  45         31         32         38
---------------------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES - CASH BASIS            $  1,138   $  1,114   $    882   $    756
                                                               ========   ========   ========   ========
Non-cash goodwill/intangible amortization, net of tax                62         57          -          -
---------------------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES - REPORTED BASIS        $  1,076   $  1,057   $    882   $    756
                                                               ========   ========   ========   ========


----------------------------------------------------------------------------------------------
(millions of dollars)                                              1994       1993       1992
----------------------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEET
----------------------------------------------------------------------------------------------
ASSETS
----------------------------------------------------------------------------------------------
Cash resources                                                 $  3,148   $  1,791   $  2,523
Securities purchased under resale agreements                      2,736      1,537        457
Securities                                                       19,310     13,140     10,852
Loans                                                            40,945     37,041     35,527
Residential mortgages                                            25,180     24,002     18,252
Customers' liability under acceptances                            4,809      4,166      3,960
Trading derivatives' market revaluation(1)                            -          -          -
Goodwill and intangible assets from business combinations             -          -          -
Land, buildings, equipment and other assets                       3,631      3,334      2,562
----------------------------------------------------------------------------------------------
TOTAL                                                          $ 99,759   $ 85,011   $ 74,133
                                                               ========   ========   ========
LIABILITIES
----------------------------------------------------------------------------------------------
Deposits - personal                                            $ 41,181   $ 40,394   $ 30,513
         - other                                                 39,282     27,345     29,178
Acceptances                                                       4,809      4,166      3,960
Obligations related to securities sold short                      1,604      1,131        551
Obligations related to securities sold under repurchase
agreements                                                        2,033      1,423        599
Trading derivatives' market revaluation(1)                            -          -          -
Other liabilities                                                 2,901      3,357      2,757
----------------------------------------------------------------------------------------------
                                                                 91,810     77,816     67,558
----------------------------------------------------------------------------------------------
SUBORDINATED NOTES AND DEBENTURES                                 2,510      2,179      1,560
----------------------------------------------------------------------------------------------
NON-CONTROLLING INTEREST IN SUBSIDIARIES                              -          -          -
----------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Capital stock - preferred                                           397        408        456
              - common                                              879        877        877
Retained earnings                                                 4,163      3,731      3,682
----------------------------------------------------------------------------------------------
                                                                  5,439      5,016      5,015
----------------------------------------------------------------------------------------------
TOTAL                                                          $ 99,759   $ 85,011   $ 74,133
                                                               ========   ========    ========
----------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME(2)
----------------------------------------------------------------------------------------------
Interest income                                                $  5,814   $  5,385   $  5,229
Interest expense                                                  3,363      3,122      3,134
----------------------------------------------------------------------------------------------
NET INTEREST INCOME                                               2,451      2,263      2,095
PROVISION FOR CREDIT LOSSES                                         345        600        543
----------------------------------------------------------------------------------------------
NET INTEREST INCOME AFTER CREDIT LOSS PROVISION                   2,106      1,663      1,552
----------------------------------------------------------------------------------------------
OTHER INCOME
Investment and securities services                                  230        149         90
Credit fees                                                         243        178        171
Net investment securities gains                                      32        (60)         1
Trading income                                                      129        119         84
Service charges                                                     240        231        228
Loan securitizations                                                  -          -          -
Card services                                                        87        109         96
Insurance                                                            26         17         17
Trust fees                                                           18         13          -
Gains on sale of investment real estate                               -          -          -
Other                                                               174        184        170
----------------------------------------------------------------------------------------------
                                                                  1,179        940        857
----------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME                                     3,285      2,603      2,409
SPECIAL GAINS(3)                                                      -          -          -
----------------------------------------------------------------------------------------------
NET INTEREST AND OTHER INCOME, INCLUDING SPECIAL GAINS            3,285      2,603      2,409
----------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES
Salaries and employee benefits                                    1,221      1,061        971
Occupancy including depreciation                                    276        266        237
Equipment including depreciation                                    179        163        154
Restructuring costs                                                   -        140          -
Other                                                               533        535        412
----------------------------------------------------------------------------------------------
NON-INTEREST EXPENSES EXCLUDING NON-CASH GOODWILL/INTANGIBLE
  AMORTIZATION                                                    2,209      2,165      1,774
----------------------------------------------------------------------------------------------
INCOME BEFORE PROVISION FOR INCOME TAXES                          1,076        438        635
PROVISION FOR INCOME TAXES                                          393        163        227
----------------------------------------------------------------------------------------------
INCOME BEFORE NON-CONTROLLING INTEREST IN SUBSIDIARIES              683        275        408
NON-CONTROLLING INTEREST IN NET INCOME OF SUBSIDIARIES                -          -          -
----------------------------------------------------------------------------------------------
NET INCOME - CASH BASIS                                             683        275        408
PREFERRED DIVIDENDS                                                  40         29         32
----------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES - CASH BASIS            $    643   $    246   $    376
                                                               ========   ========   ========
Non-cash goodwill/intangible amortization, net of tax                 -          -          -
----------------------------------------------------------------------------------------------
NET INCOME APPLICABLE TO COMMON SHARES - REPORTED BASIS        $    643   $    246   $    376
                                                               ========   ========   ========

(1) As the information is not reasonably determinable, amounts for years prior to 1995 have not been restated to reflect the separate reporting of trading derivatives' market revaluation.

(2) Commencing in 1997 the Bank adopted operating cash basis measurements. See tables 1 and 2 on pages 32 and 33 for details.

(3) Special gains on the sale of TD Waterhouse Group, Inc. and Knight/Trimark in 1999.

80 FINANCIAL RESULTS

--------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                        2001          2000          1999
--------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------
     PREFERRED SHARES
     Balance at beginning of year                                       $   1,251     $     833     $     845
     Proceeds from share issues                                               225           410             -
     Share redemptions                                                          -             -             -
     Translation adjustment on shares issued in a foreign currency             16             8           (12)
--------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                 1,492         1,251           833
--------------------------------------------------------------------------------------------------------------
     COMMON SHARES
     Balance at beginning of year                                           2,060         2,006         1,301
     Issued on acquisition of subsidiaries                                    181            41             -
     Proceeds from shares issued for cash                                       -             -           700
     Proceeds from shares issued on exercise of options                        18            13             5
     Shares purchased for cancellation                                          -             -             -
--------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                 2,259         2,060         2,006
--------------------------------------------------------------------------------------------------------------
     RETAINED EARNINGS
     Balance at beginning of year                                           9,039         8,694         6,387
     Net income                                                             1,383         1,025         2,981
     Preferred dividends                                                      (83)          (56)          (43)
     Common dividends                                                        (684)         (572)         (433)
     Foreign currency translation adjustments, net of income taxes            171             2          (149)
     Shares purchased for cancellation                                          -             -             -
     Stock options settled in cash, net of income taxes                       (39)          (41)          (37)
     Obligations arising from adoption of new accounting standard for
       employee future benefits, net of income taxes                         (132)            -             -
     Other                                                                     (2)          (13)          (12)
--------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                 9,653         9,039         8,694
--------------------------------------------------------------------------------------------------------------
     Total common equity                                                   11,912        11,099        10,700
--------------------------------------------------------------------------------------------------------------
     TOTAL EQUITY                                                       $  13,404     $  12,350     $  11,533
                                                                        =========     =========     =========
--------------------------------------------------------------------------------------------------------------
OTHER STATISTICS(1)
--------------------------------------------------------------------------------------------------------------
PER COMMON SHARE(2)
  1  Net income - cash basis excluding special items(3)                 $    3.31     $    3.16     $    2.39
  2  Dividends                                                               1.09           .92           .72
  3  Book value                                                             18.97         17.83         17.25
  4  Closing market price                                                   35.94         41.95         33.75
  5  Closing market price to book value                                      1.89          2.35          1.96
  6  Closing market price appreciation                                      (14.3)%        24.3%         47.1%
  7  Total market return                                                    (11.7)         27.0          50.2
--------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
  8  Cash return on common shareholders' equity excluding
       special items(3)                                                      18.0%         18.0%         16.7%
  9  Return on risk-weighted assets - cash basis excluding
       special items(3)                                                      1.68          1.67          1.35
 10  Efficiency ratio(4)                                                     64.5          61.8          62.6
 11  Net interest rate margin (TEB)                                          1.83          1.63          1.70
 12  Common dividend payout ratio - cash basis excluding special
       items(3)                                                              33.0          29.2          30.3
 13  Dividend yield(5)                                                        2.7           2.3           2.1
 14  Price earnings ratio - cash basis excluding special items(3)            10.9          13.3          14.1
--------------------------------------------------------------------------------------------------------------
ASSET QUALITY
 15  Net impaired loans as a % of net loans(6)                                 -%           (.1)%         (.3)
 16  Net impaired loans as a % of common equity                               (.4)         (1.4)         (2.4)
 17  Provision for credit losses as a % of net average loans(6)               .71           .39           .28
--------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS
 18  Tier 1 capital to risk-weighted assets                                   8.4%          7.2%         10.1%
 19  Total capital to risk-weighted assets                                   11.9          10.8          13.3
 20  Common equity to total assets                                            4.1           4.2           5.0
--------------------------------------------------------------------------------------------------------------
OTHER
 21  Number of common shares outstanding (thousands)(2)                   628,451       622,616       620,343
 22  Market capitalization (millions)                                   $  22,587     $  26,119     $  20,937
 23  Number of employees                                                   45,565        45,026        30,636
 24  Number of domestic retail outlets(7)                                   1,294         1,357           904
 25  Number of retail brokerage offices                                       276           292           269
 26  Number of Automated Banking Machines                                   2,777         2,836         2,164
                                                                        =========     =========     =========
--------------------------------------------------------------------------------------------------------------

81 FINANCIAL RESULTS

-----------------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                         1998          1997          1996          1995
-----------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------------------------------------
     PREFERRED SHARES
     Balance at beginning of year                                        $     546     $     534     $     535     $     397
     Proceeds from share issues                                                350             -             -           225
     Share redemptions                                                         (75)            -             -           (85)
     Translation adjustment on shares issued in a foreign currency              24            12            (1)           (2)
-----------------------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                    845           546           534           535
-----------------------------------------------------------------------------------------------------------------------------
     COMMON SHARES
     Balance at beginning of year                                            1,297         1,305           882           879
     Issued on acquisition of subsidiaries                                       -             1           459             -
     Proceeds from shares issued for cash                                        -             -             -             -
     Proceeds from shares issued on exercise of options                          4            21            12             3
     Shares purchased for cancellation                                           -           (30)          (48)            -
-----------------------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                  1,301         1,297         1,305           882
-----------------------------------------------------------------------------------------------------------------------------
     RETAINED EARNINGS
     Balance at beginning of year                                            5,460         4,840         4,636         4,163
     Net income                                                              1,121         1,088           914           794
     Preferred dividends                                                       (45)          (31)          (32)          (38)
     Common dividends                                                         (392)         (335)         (302)         (265)
     Foreign currency translation adjustments, net of income taxes             270           120            (8)          (13)
     Shares purchased for cancellation                                           -          (222)         (375)            -
     Stock options settled in cash, net of income taxes                        (25)           (6)            -             -
     Obligations arising from adoption of new accounting standard for
       employee future benefits, net of income taxes                             -             -             -             -
     Other                                                                      (2)            6             7            (5)
-----------------------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                  6,387         5,460         4,840         4,636
-----------------------------------------------------------------------------------------------------------------------------
     Total common equity                                                     7,688         6,757         6,145         5,518
-----------------------------------------------------------------------------------------------------------------------------
     TOTAL EQUITY                                                        $   8,533     $   7,303     $   6,679     $   6,053
                                                                         =========     =========     =========     =========
-----------------------------------------------------------------------------------------------------------------------------
OTHER STATISTICS(1)
-----------------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE(2)
  1  Net income - cash basis excluding special items(3)                  $    1.92     $    1.87     $    1.48     $    1.25
  2  Dividends                                                                 .66           .56           .50           .44
  3  Book value                                                              12.94         11.38         10.15          9.16
  4  Closing market price                                                    22.95         25.83         15.68         11.88
  5  Closing market price to book value                                       1.77          2.27          1.54          1.30
  6  Closing market price appreciation                                       (11.1)%        64.8%         32.0%         15.9%
  7  Total market return                                                      (8.6)         68.3          36.2          20.1
-----------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
  8  Cash return on common shareholders' equity excluding
       special items(3)                                                       15.9%         17.4%         15.4%         14.3%
  9  Return on risk-weighted assets - cash basis excluding
       special items(3)                                                       1.15          1.18          1.06           .99
 10  Efficiency ratio(4)                                                      63.8          61.2          61.0          60.2
 11  Net interest rate margin (TEB)                                           1.95          2.35          2.53          2.65
 12  Common dividend payout ratio - cash basis excluding special
       items(3)                                                               34.4          30.0          34.3          35.1
 13  Dividend yield(5)                                                         2.4           2.7           3.7           4.0
 14  Price earnings ratio - cash basis excluding special items(3)             11.9          13.8          10.6           9.5
-----------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
 15  Net impaired loans as a % of net loans(6)                                 (.3)%         (.1)%          .4%          1.0%
 16  Net impaired loans as a % of common equity                               (3.4)         (1.2)          5.6          12.8
 17  Provision for credit losses as a % of net average loans(6)                .48           .43           .20           .23
-----------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS
 18  Tier 1 capital to risk-weighted assets                                    7.2%          6.6%          6.8%          7.4%
 19  Total capital to risk-weighted assets                                    11.0          10.2           9.3          10.3
 20  Common equity to total assets                                             4.2           4.1           4.9           5.1
-----------------------------------------------------------------------------------------------------------------------------
OTHER
 21  Number of common shares outstanding (thousands)(2)                    594,238       593,892       605,406       602,806
 22  Market capitalization (millions)                                    $  13,638     $  15,337     $   9,490     $   7,158
 23  Number of employees                                                    29,236        28,001        26,815        25,413
 24  Number of domestic retail outlets(7)                                      916           913           947           952
 25  Number of retail brokerage offices                                        254           198           157            54
 26  Number of Automated Banking Machines                                    2,124         2,038         1,991         1,966
                                                                         =========     =========     =========     =========
-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
(millions of dollars)                                                          1994            1993            1992
--------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------
     PREFERRED SHARES
     Balance at beginning of year                                         $     408       $     456       $     496
     Proceeds from share issues                                                 234               -               -
     Share redemptions                                                         (248)            (48)            (40)
     Translation adjustment on shares issued in a foreign currency                3               -               -
--------------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                     397             408             456
--------------------------------------------------------------------------------------------------------------------
     COMMON SHARES
     Balance at beginning of year                                               877             877             877
     Issued on acquisition of subsidiaries                                        -               -               -
     Proceeds from shares issued for cash                                         -               -               -
     Proceeds from shares issued on exercise of options                           2               -               -
     Shares purchased for cancellation                                            -               -               -
--------------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                     879             877             877
--------------------------------------------------------------------------------------------------------------------
     RETAINED EARNINGS
     Balance at beginning of year                                             3,731           3,682           3,505
     Net income                                                                 683             275             408
     Preferred dividends                                                        (40)            (29)            (32)
     Common dividends                                                          (238)           (229)           (229)
     Foreign currency translation adjustments, net of income taxes               44              26              30
     Shares purchased for cancellation                                            -               -               -
     Stock options settled in cash, net of income taxes                           -               -               -
     Obligations arising from adoption of new accounting standard for
       employee future benefits, net of income taxes                              -               -               -
     Other                                                                      (17)              6               -
--------------------------------------------------------------------------------------------------------------------
     Balance at end of year                                                   4,163           3,731           3,682
--------------------------------------------------------------------------------------------------------------------
     Total common equity                                                      5,042           4,608           4,559
--------------------------------------------------------------------------------------------------------------------
     TOTAL EQUITY                                                         $   5,439       $   5,016       $   5,015
                                                                          =========       =========       =========
--------------------------------------------------------------------------------------------------------------------
OTHER STATISTICS(1)
--------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE(2)
  1  Net income - cash basis excluding special items(3)                   $    1.07       $     .41       $     .62
  2  Dividends                                                                  .39             .38             .38
  3  Book value                                                                8.37            7.65            7.57
  4  Closing market price                                                     10.25           10.50            9.07
  5  Closing market price to book value                                        1.22            1.37            1.20
  6  Closing market price appreciation                                         (2.4)%          15.9%           (2.0)%
  7  Total market return                                                        1.4            20.1             2.1
--------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS
  8  Cash return on common shareholders' equity excluding
       special items(3)                                                        13.3%            5.4%            8.4%
  9  Return on risk-weighted assets - cash basis excluding
       special items(3)                                                         .90             .40             .62
 10  Efficiency ratio(4)                                                       59.6            59.2            57.6
 11  Net interest rate margin (TEB)                                            2.95            3.14            3.48
 12  Common dividend payout ratio - cash basis excluding special
       items(3)                                                                37.0            93.0            60.9
 13  Dividend yield(5)                                                          3.8             4.2             4.1
 14  Price earnings ratio - cash basis excluding special items(3)               9.6            25.7            14.5
--------------------------------------------------------------------------------------------------------------------
ASSET QUALITY
 15  Net impaired loans as a % of net loans(6)                                  1.0%            1.9%            2.8%
 16  Net impaired loans as a % of common equity                                14.4            26.5            34.8
 17  Provision for credit losses as a % of net average loans(6)                 .48             .91             .94
--------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS
 18  Tier 1 capital to risk-weighted assets                                     6.9%            6.7%            7.4%
 19  Total capital to risk-weighted assets                                     10.2             9.7             9.9
 20  Common equity to total assets                                              5.1             5.4             6.2
--------------------------------------------------------------------------------------------------------------------
OTHER
 21  Number of common shares outstanding (thousands)(2)                     602,402         602,180         602,180
 22  Market capitalization (millions)                                     $   6,175       $   6,323       $   5,459
 23  Number of employees                                                     25,767          25,603          23,514
 24  Number of domestic retail outlets(7)                                       965             967             896
 25  Number of retail brokerage offices                                          41               -               -
 26  Number of Automated Banking Machines                                     1,891           1,858           1,663
                                                                          =========       =========       =========
--------------------------------------------------------------------------------------------------------------------

(1) Commencing in 1997 the Bank adopted operating cash basis measurements. See tables 1 and 2 on pages 32 and 33 for details.

(2)  Adjusted to reflect the one-for-one stock dividend paid on July 31, 1999.

(3) Restructuring costs related to acquisitions and significant business restructuring initiatives (TD Securities in 2001, TD Waterhouse Group, Inc. in 2001, the acquisition of Newcrest in 2001 and the acquisition of Canada Trust in 2000), the effects of future tax rate reductions on future tax balances in 2001, the net effect of real estate gains and general provision increases in 2001 and special gains on the sale of TD Waterhouse Group, Inc. and Knight/Trimark in 1999.

(4) Efficiency ratio excluding non-cash goodwill/intangible amortization and all special items.

(5) Dividends paid during the year divided by average of high and low common share prices for the year. Yield for 1994 and prior based on dividends paid in the year divided by the opening stock price.

(6)  Includes customers' liability under acceptances.

(7)  Includes retail bank outlets, private client centres and trust offices.

82 MORE ABOUT US

BOARD OF DIRECTORS

This section of our report tells you about our Board of Directors and management, and how they oversee TD Bank Financial Group as a whole.

   The Board of Directors and TD management have established sound corporate governance practices that are appropriate for one of the world's leading financial institutions. TD's corporate governance practices are consistent with The Toronto Stock Exchange's Corporate Governance Guidelines. A detailed chart explaining how the corporate governance practices of TD align with these guidelines is contained in the Management Proxy Circular issued in connection with the 2002 Annual Meeting.

BOARD OF DIRECTORS

The Board of Directors is responsible for overseeing our management and business affairs and makes all major policy decisions for TD. The Board's objectives are to:

- protect our assets

- assure our viability

- enhance our profitability

- facilitate the development of business

- ensure that our operations are effective.

The Board has established three committees, which you'll find out more about on the following page. The main responsibilities of the Board and its committees are to:

- monitor the effectiveness of our corporate governance practices and approve any changes

- approve and oversee the implementation of our strategies

- approve compensation policies and the compensation of senior officers

- approve operating and capital budgets, as well as specific requests for major capital expenditures

- oversee the identification and management of business risks. You will find more information about managing risk starting on page 24.

- ensure proper financial reporting and that financial control systems are operating, and approve the quality and sufficiency of information provided to the Directors

- review and approve internal controls, including management information systems and audit procedures

- oversee communications with shareholders and other stakeholders

- oversee succession planning and approve succession decisions for senior officers

- establish our general policies.

   The Board expects the Chief Executive Officer and other officers to manage all aspects of our business and affairs to achieve our objectives, and rates their performance accordingly. You will find Management's discussion and analysis of our operating performance starting on page 17.

COMPOSITION AND INDEPENDENCE OF THE BOARD

The table to the right tells you who our individual Directors are and their principal occupation.

   Directors are elected to exercise independent judgment on all issues. As a matter of Bank policy, it is expected that no more than one-third of the Directors are to be affiliated with or related to TD. Currently, we are operating well below our policy expectations since only three of our directors are related to or affiliated with the Bank including Mr. Baillie and Mr. Clark.

   The Board and the committees can choose to meet without management present, and the Board's policy is to do so at least four times a year. In these meetings, the Lead Director serves as chair of the meeting. According to our corporate governance policies, the Board, its committees and, with the approval of the Corporate Governance Committee, each Director can retain independent advisors, at TD's expense, on any matter related to TD.

   The majority of members of all TD committees are unrelated to TD.
In addition, TD officers cannot be appointed to the Audit and Risk Management Committee, Corporate Governance Committee or Management Resources Committee.

   Each Director is accountable to shareholders and to the other Directors. Each Director assesses the effectiveness of the Board and its committees annually.

LEAD DIRECTOR

The role of the Lead Director at TD is to facilitate the functioning of the Board of Directors independently of management and to enhance and maintain the quality of corporate governance at TD. The Lead Director serves as an independent contact for other Directors. The Lead Director is selected by non-management members of the Board of Directors and also serves as the Chair of the Corporate Governance Committee.

A. CHARLES BAILLIE
Chairman and Chief Executive Officer
The Toronto-Dominion Bank
Toronto

W. EDMUND CLARK
President and Chief Operating Officer
The Toronto-Dominion Bank
Toronto

ELEANOR R. CLITHEROE
President and Chief Executive Officer
Hydro One Inc.
Toronto

MARSHALL A. COHEN*
Counsel
Cassels Brock & Blackwell
Toronto

WENDY K. DOBSON
Professor and Director
Institute for International Business
Joseph L. Rotman School of Management
University of Toronto
Toronto

DARREN ENTWISTLE
President and Chief Executive Officer
TELUS Corporation
Vancouver

HENRY H. KETCHAM
Chairman of the Board, President and Chief Executive Officer
West Fraser Timber Co. Ltd.
Vancouver

PIERRE H. LESSARD
President and Chief Executive Officer
Metro Inc.
Montreal

BRIAN F. MACNEILL
Chairman of the Board
Petro-Canada
Calgary

ROGER PHILLIPS
Corporate Director and retired President and Chief Executive Officer
IPSCO Inc.
Regina

EDWARD S. ROGERS
President and Chief Executive Officer
Rogers Communications Inc.
Toronto

HELEN K. SINCLAIR
Chief Executive Officer
BankWorks Trading Inc.
Toronto

DONALD R. SOBEY
Chairman
Empire Company Limited
Stellarton

MICHAEL D. SOPKO
Chairman
Inco Limited
Toronto

JOHN M. THOMPSON
Vice Chairman of the Board
IBM Corporation
Armonk

RICHARD M. THOMSON
Former Chairman and Chief Executive Officer
The Toronto-Dominion Bank
Toronto

*Lead Director

SHAREHOLDER INQUIRIES

Our Shareholder Relations department provides information to shareholders and responds to their inquiries. Shareholder inquiries or suggestions are forwarded to the appropriate committee or person. Turn to page 85 to find out how to contact us. We have also appointed an Ombudsman to assist customers who feel that an issue remains unresolved after going through their local branch and divisional offices. The Ombudsman's office provides an independent and impartial review of issues between TD and its customers.

83 MORE ABOUT US

COMMITTEES OF THE BOARD


The table below tells you about the members and responsibilities of each committee of the Board of Directors.

-----------------------------------------------------------------------------------------------------------------------------------
COMMITTEE           MEMBERS               RESPONSIBILITIES
-----------------------------------------------------------------------------------------------------------------------------------
Audit and Risk      WENDY K. DOBSON       - Reviews TD's financial statements before the Board approves them
Management          (Chair)               - Evaluates and approves internal control procedures
                    DARREN ENTWISTLE      - Reviews any investments and transactions that could adversely affect TD's well-being
                    BRIAN F. MACNEILL     - Reviews and approves policies and procedures relating to certain Canada Deposit
                    HENRY H. KETCHAM        Insurance Corporation (CDIC) Standards
                    PIERRE H. LESSARD     - Monitors TD's risk management systems, and performance and regulatory compliance
                    HELEN K. SINCLAIR       program
                                          - Reviews procedures for and approves transactions with related parties to TD, as defined by the Bank Act, and ensures that any transaction that has a material effect on TD's stability or solvency is identified
                                          - Monitors procedures to resolve conflict of interest situations and to restrict the use of confidential information
                                          - Monitors procedures relating to disclosure of information to TD's customers that is required by the Bank Act

                                          The committee meets regularly with the shareholders' auditors, the Superintendent of
                                          Financial Institutions Canada, TD's Chief Financial Officer, Executive Vice President,
                                          Group Risk Management, Chief Auditor and Senior Vice President, Compliance in carrying out its duties.

-----------------------------------------------------------------------------------------------------------------------------------
Corporate           MARSHALL A. COHEN     - Responsible for corporate governance issues, including structures and procedures for
Governance          (Chair)                 the independent functioning of the Board
                    ELEANOR R. CLITHEROE  - Recommends criteria for the composition of the Board and committees and the number
                    PIERRE H. LESSARD       of Directors
                    EDWARD S. ROGERS      - Identifies candidates for the Board and reviews their qualifications and recommends
                    MICHAEL D. SOPKO        candidates
                                          - Provides an orientation program for new Directors and ongoing education for Directors
                                          - Reviews the position description for Directors
                                          - Keeps abreast of the latest regulatory requirements, trends and guidance in corporate governance and updates the Board
                                          - Assesses annually the effectiveness of the Board (including reviewing the annual evaluation by the Directors), its committees and the contribution of each Director
                                          - Monitors the functions of TD's Ombudsman
                                          - Reviews and approves changes to procedures to resolve conflict of interest, to disclose information to TD customers and to restrict the use of confidential information

-----------------------------------------------------------------------------------------------------------------------------------
Management          JOHN M. THOMPSON      - Reviews and approves executive and director compensation policies and practices, and
Resources           (Chair)                 TD's benefit plans either on its own or in conjunction with the Board
                    MARSHALL A. COHEN     - Reviews significant organizational changes
                    BRIAN F. MACNEILL     - Monitors succession planning
                    ROGER PHILLIPS        - Reviews and recommends to the Board candidates for senior officer appointments
                    DONALD R. SOBEY       - Recommends to the Board terms and conditions of any incentive or deferred compensation plan for TD's officers
                                          - Reviews executive pension plans and loans to senior officers
                                          - Reviews the Chief Executive Officer's position description and objectives

84 MORE ABOUT US


SENIOR OFFICERS


Chairman and Chief Executive Officer
A. CHARLES BAILLIE
Toronto

President and Chief Operating Officer
W. EDMUND CLARK(1)
Toronto

VICE CHAIRS:

Vice Chair
STEPHEN D. MCDONALD
New York, New York

Vice Chair
DONALD A. WRIGHT
Toronto


EXECUTIVE VICE PRESIDENTS:

T. CHRISTIAN ARMSTRONG(1)
Toronto

ALLEN W. BELL
Oakville

ROBERT E. DORRANCE(1),(2)
Toronto

BERNARD DORVAL(1)
Toronto

MICHAEL A. FOULKES
Toronto

J. DAVID LIVINGSTON
Toronto

MICHAEL W. MACBAIN(2)
Toronto

ROBERT F. MACLELLAN
Toronto

DANIEL A. MARINANGELI
Toronto

CHRISTOPHER A. MONTAGUE(1)
Oakville

FRANK J. PETRILLI
Irvington, New York

ANDREA S. ROSEN
Toronto

THOMAS R. SPENCER
Toronto

FREDRIC TOMCZYK(1)
London

DIANE E. WALKER(1)
New York, New York

SENIOR VICE PRESIDENTS:

Chief Administrative Officer and Chief Financial Officer, TD Securities
RIAZ AHMED
Oakville

Investment Banking, TD Securities
ROD ASHTARYEH(3)
New York, New York

Assistant General Counsel, Legal
ROBERT M. AZIZ(1)
Oakville

e.Bank, TD Canada Trust
CATHY L. BACKMAN
Toronto

GTA Suburban Region, Retail Distribution, TD Canada Trust
JOAN D. BECKETT(1)
Toronto

TD Securities
PETER A. BETHLENFALVY
New York, New York

Investment Banking, TD Securities
JULIAN M. BOTT
New York, New York

Investment Banking, TD Securities
PIERRE DE GUISE BOULANGER
Singapore

Human Resources, TD Canada Trust
RICHARD CAMPBELL(3)
Toronto

Ontario Central Region, Retail Distribution, TD Canada Trust
JOHN CAPOZZOLO(1),(3)
Toronto

Computing Services, Group Operations
JAMES E. CHAMBERLAIN
Oakville

Chief Credit Officer, Group Risk Management
MARK R. CHAUVIN
Burlington

Greater Toronto Area District, Commercial Banking
JAMES E. COCCIMIGLIO
Pickering

Investment Banking, TD Securities
JOHN F. COOMBS
Toronto

Marketing Planning, Marketing
BARBARA I. CROMB
Toronto

Investment Banking, TD Securities
IAN S. CROWE
Darien, Connecticut

Group Operations
JOHN T. DAVIES
Mississauga

Core Banking and Small Business, Retail Banking Products and Insurance, TD Canada Trust
SUZANNE DEUEL
Toronto

Commercial Banking
ROBIN A. DINES
Pickering

Ontario Southwest Region, Retail Distribution, TD Canada Trust
ALEXANDRA P. DOUSMANIS-CURTIS
London

TD Waterhouse Bank N.V.
KENNETH L. DOWD
Manchester, England

Chief Economist, TD Economics
DON DRUMMOND(1)
Toronto

Western District, Commercial Banking
CHRISTOPHER D. DYRDA
Calgary

Ombudsman
DAVID M. FISHER
Burlington

King and Bay/National Accounts, Commercial Banking
GARY FLOWERS
Mississauga

Project Director, TD Bank USA, e.Bank, TD Canada Trust
GORDON E. FORFAR
Thornhill

Investment Banking, TD Securities
STEVEN H. FRYER
Templestowe, Australia

TD Mutual Funds, TD Asset Management
STEPHEN GEIST(1)
Puslinch

Chief Technology Officer, Group Operations
STEPHEN L. GESNER
Oakville

Government and Financial Institutions, Group Risk Management
NADINE M. GILCHRIST
Toronto

Credit Portfolio Management, TD Securities
ELIZABETH GILE(1),(3)
New York, New York

Group Human Resources
BRIAN J. HAIER
Toronto

TD Waterhouse Bank, North America, e.Bank, TD Canada Trust
ROBERT A. HAMILTON
Toronto

TD Waterhouse Investor Services (USA) Inc.
JANET M. HAWKINS(1)
New York, New York

U.S.A. Region, TD Securities
P. JOSEPH HEGENER(3)
Darien, Connecticut

Personal Lending and Visa, Retail Banking Products and Insurance,
TD Canada Trust
TIMOTHY D. HOCKEY(1)
Mississauga

Central Canada Region, Retail Distribution, TD Canada Trust
BRIAN HORNUNG(1)
Winnipeg

Compliance
GEOFFREY HORROCKS
Mississauga

e.Bank, TD Canada Trust
CHARLES A. HOUNSELL(1)
London

Finance, TD Canada Trust
PAUL W. HUYER
Toronto

Foreign Exchange and Money Markets, TD Securities
MARTINE IRMAN
Toronto

Treasury and Balance Sheet Management, Group Finance
ALAN JETTE(1)
Toronto

Financial Planning and Analysis, Group Finance
DAVID E. KAY
Ajax

TD Life Group, Retail Banking Products and Insurance, TD Canada Trust SEAN E. KILBURN
Toronto

Quebec District, Commercial Banking
LOUIS LARIVIERE
Brossard

Quebec Region, Retail Distribution, TD Canada Trust
ROBERT R. LAVERDURE
Westmount

TD Evergreen, TD Wealth Management
PETER H. LEE
Toronto

Real Estate Secured Lending, Retail Banking Products and Insurance, TD Canada Trust
RICHARD A. LUNNY
Toronto

Investment Banking, TD Securities
JOHN B. MACINTYRE
Toronto

Derivative Products, TD Securities
JASON A. MARKS(3)
Toronto

TD Waterhouse Investor Services (Europe) Inc.
BHARAT MASRANI
London, England

Private Client Group, TD Wealth Management
MARGO M. MCCONVEY
Mississauga

Ontario East Region, Retail Distribution, TD Canada Trust
RON MCINNIS(3)
Ottawa

Market Risk Policy, Group Risk Management
NICO MEIJER(1)
Toronto

Investment Banking, TD Securities
PATRICK B. MENELEY(1),(3)
Toronto

Advertising and Marketing Services, Marketing
DOMINIC MERCURI(1)
Burlington

Atlantic Region, Retail Distribution, TD Canada Trust
DAVID I. MORTON
Bedford

TD MarketSite, Commercial Banking
SOMASUNDAR K. MOSUR
Mississauga

TD Waterhouse Investor Services (Canada) Inc.
GERARD J. O'MAHONEY
Oakville

Credit Adjudication and Portfolio Management,
Retail Banking Products and Insurance, TD Canada Trust
DWIGHT P. O'NEILL(1)
Toronto

TD Quantitative Capital, TD Asset Management
BARBARA F. PALK
Toronto

Corporate and Public Affairs
KERRY A. PEACOCK(1)
Toronto

Private Asset Management, TD Asset Management
JOHN R. PEPPERELL
Toronto

TD Waterhouse Investor Services (UK) Inc.
TIM PINNINGTON(1)
Manchester, England

Pacific Region, Retail Distribution, TD Canada Trust
SUZANNE E. POOLE
Vancouver

Chief Auditor, Audit
PANKAJ PURI
Toronto

Group Human Resources
S. KENNETH PUSTAI(1)
Oakville

Development Services, Group Operations
CLAUDIA RADASANU
Toronto

Portfolio Management and Research, TD Asset Management
SATISH C. RAI
Pickering

Corporate Credit, Group Risk Management
LISA A. REIKMAN
Toronto

TD Waterhouse Investor Services (Canada) Inc.
JOHN G. SEE
Oakville

Branch Services, Retail Banking Products and Insurance, TD Canada Trust BRUCE M. SHIRREFF
Toronto

Credit Risk Strategy, Group Risk Management
J. DAVID SLOAN
Toronto

Retail Sales and Service, Retail Distribution, TD Canada Trust
JOHN D. STEEP(1)
Toronto

Private Client Group, TD Wealth Management
ROBERT STRICKLAND
Toronto

Alberta Region, Retail Distribution, TD Canada Trust
R. IAIN STRUMP
Calgary

TD Waterhouse Investor Services (Australia) Inc.
IAN B. STRUTHERS
Singapore

TD Meloche Monnex Inc., Retail Banking Products and Insurance, TD Canada Trust ALAIN THIBAULT(1)
Outremont

Private Equity, TD Securities
NATALIE TOWNSEND
Toronto

TD Securities
LANCE D. UGGLA
St. Albans, England

Commercial Credit, Group Risk Management
PAUL I. VERWYMEREN
Burlington

Ontario District, Commercial Banking
MICHAEL F. WALZAK
Oakville

GTA Central Region, Retail Distribution, TD Canada Trust
M. SUELLEN WILES(1)
Mississauga


All of the senior officers listed have held management or senior management positions with the Bank for the past five years. The list of senior officers above includes their municipality of residence. This listing is as of February 1, 2002.

(1) These senior officers have not been with the Bank for the past five years. Each have previously held management or senior management positions with another financial institution, investment counsellor, public relations firm or law firm during the past five years.

(2)  Appointment effective November 15, 2001.

(3)  Appointment effective December 13, 2001.

85 MORE ABOUT US


SHAREHOLDER AND INVESTOR INFORMATION


GENERAL INFORMATION

Head Office

Address:
The Toronto-Dominion Bank
P.O. Box 1
Toronto-Dominion Centre
King St.W. and Bay St.
Toronto, Ontario
M5K 1A2
(416) 982-8222

Fax:
(416) 982-5671

Telex
General: 06524267
Answerback: Torbadom Tor

Cable address:
Torbadom, Toronto

Products and services:
Contact TD Canada Trust, 24 hours a day, seven days a week
1-866-567-8888

French: 1-800-895-4463

Cantonese/Mandarin: 1-800-387-2828

Telephone device for the deaf: 1-800-361-1180

General and financial:

Contact Corporate and Public Affairs, (416) 982-8578

Internet web site: www.td.com

Internet e-mail: customer.service@td.com

Please be advised that the internet is not a secure medium, therefore confidentiality and security cannot be ensured for information transmitted over it. The Toronto-Dominion Bank and its subsidiaries will not be responsible for any damages you may suffer if you use the internet to transmit confidential or sensitive information via e-mail to us or to request and receive such information from us.

ANNUAL MEETING
April 11, 2002
10:30 a.m.
World Trade and Convention Centre
Halifax, Nova Scotia

AUDITORS
Ernst & Young LLP
PricewaterhouseCoopers LLP

SHAREHOLDER SERVICES

Shareholder inquiries:
Any written inquiries other than change of address or change in registration of shares may be directed to The Secretary, Head Office.

Shareholders may call the Shareholder Relations department at (416) 944-5743 or toll-free at 1-866-756-8936.

Shareholder information is available by calling toll-free in Canada or the United States 1-800-4NEWS-TD (1-800-463-9783); in Toronto, call (416) 982-NEWS [(416) 982-6397] or (416) 944-5743 or 1-866-756-8936 toll-free.

Change of address or change in registration:
Please write to the Bank's transfer agent.

Transfer agent:
CIBC Mellon Trust Company
P.O. Box 7010
Adelaide Street Postal Station
Toronto, Ontario
M5C 2W9
(800) 387-0825
(416) 643-5500
www.cibcmellon.com or
inquiries@cibcmellon.com

Co-transfer agent and registrar:
Mellon Investor Services LLC
Overpeck Center
85 Challenger Road
Ridgefield Park, New Jersey 07660
(800) 370-1163

Shareholder service agent in Japan:
Mizuho Trust & Banking Co., Ltd.
1-17-7,Saga, Koto-ku
Tokyo, Japan
135-8722

Financial mailing list:
The Bank maintains a mailing list so non-registered shareholders can receive quarterly financial statements and the Annual Report. To add your name to this list, please write the Bank's transfer agent.

Duplicate mailings:
Some shareholders may receive more than one copy of publications such as quarterly financial statements and the Annual Report. Shareholders who receive duplicate mailings are asked to call the Shareholder Relations department.

MARKET LISTINGS

The Toronto-Dominion Bank common stock is listed on:
The Toronto Stock Exchange
The London Stock Exchange
The New York Stock Exchange
The Tokyo Stock Exchange

The Toronto-Dominion Bank preferred stock with a ticker symbol is listed on The Toronto Stock Exchange.

The Preferred Shares, Series A ("HYBRIDS") of TD Mortgage Investment Corporation are listed on The Toronto Stock Exchange.

The Capital Trust Securities ("TDCaTS") of TD Capital Trust are listed on The Toronto Stock Exchange.

A number of deposit notes issued by the Bank and guaranteed notes issued by the Bank's wholly-owned subsidiaries are listed on one of:
Luxembourg Stock Exchange
The London Stock Exchange
The Irish Stock Exchange.

DIVIDENDS

Direct dividend depositing:
All shareholders may have their dividends deposited directly to any bank account in Canada or the United States. For this service, please write to the Bank's transfer agent or call the Shareholder Relations department.

U.S. dollar dividends:
Dividend payments sent to U.S. addresses or made directly to U.S. bank accounts will be made in U.S. funds unless a shareholder otherwise instructs the Bank's transfer agent. Other shareholders can request dividend payments in U.S. funds by writing to the Bank's transfer agent or calling the Shareholder Relations department. Dividends will be exchanged into U.S. funds at the Bank of Canada noon rate on the fifth business day after record date, or as otherwise advised by the Bank.

DIVIDEND REINVESTMENT PLAN

For information regarding the Bank's Dividend Reinvestment Plan, please contact our Shareholder Relations department, our transfer agent or visit our website at td.com.

DEBENTURE SERVICES

Trustee for debentures:
Trust Company of Canada
Computershare Inc.
Corporate Trust Services
100 University Avenue, 11th Floor
Toronto, Ontario
M5J 2Y1

STOCK INFORMATION                        TICKER SYMBOL          CUSIP NO.
-------------------------------------------------------------------------
Common Shares                                       TD        891160 50 9
Non-cumulative Redeemable Class A
  First Preferred Shares,
  Series G                                     TD.PR.U        891160 87 1
Non-cumulative Redeemable Class A
  First Preferred Shares,
  Series H                                     TD.PR.H        891160 85 5
Non-cumulative Redeemable Class A
  First Preferred Shares,
  Series I                                                    891160 77 2
Non-cumulative Redeemable Class A
  First Preferred Shares,
  Series J                                     TD.PR.J        891160 79 8
Non-cumulative Redeemable Class A
  First Preferred Shares,
  Series K                                     TD.PR.K        891160 76 4
Non-cumulative Redeemable Class A
  First Preferred Shares,
  Series L                                     TD.PR.V        891160 75 6
TD Mortgage Investment
  Corporation HYBRIDS                            TDB.M        871949 AA 1
TD Capital Trust
  Capital Trust Securities TDCaTS                TDD.M        87807M AA 1
-------------------------------------------------------------------------

Vous pouvez vous procurer des exemplaires francais du rapport annuel au service suivant :
Affaires internes et publiques
La Banque Toronto-Dominion
P.O. Box 1
Toronto-Dominion Centre
Toronto, Ontario
M5K 1A2

Design: Q30 Design Inc.
Printing: O'Keefe Printing Ltd.
Photography: Bernard Bohn

[LOGO]
Printed on elementally chlorine-free recycled paper containing a minimum of 10% post-consumer waste. Only vegetable-based, low solvent inks have been used.

19504
www.td.com

TD Bank Financial Group offers a full range of financial services and products to over 13 million customers in Canada and around the world through TD Bank and its subsidiaries. The Toronto-Dominion Bank, also referred to as "TD Bank" or "TD", is collectively with its subsidiaries referred to as "TD Bank Financial Group."

TD Bank Financial Group is one of the top online financial service providers in the world. We serve more than 3.5 million customers over the internet. On October 31, 2001, TD was the second largest bank in Canada in terms of market capitalization.

TD Bank is a Schedule 1 chartered bank subject to the provisions of the Bank Act of Canada. It was formed on February 1, 1955 through the amalgamation of The Bank of Toronto, chartered in 1855, and The Dominion Bank, chartered in 1869.
TD Bank is headquartered in Toronto, Canada.

Our common stock is listed on The Toronto Stock Exchange, The London Stock Exchange, The New York Stock Exchange and The Tokyo Stock Exchange. Symbol: TD